UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 1)

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

American National Insurance Company

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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☐	Fee paid previously with preliminary materials.

☒	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid: $377,334.32
	(2)	Form, Schedule or Registration Statement No.: Form S-4 (File No. 333-236385)
	(3)	Filing Party: American National Group, Inc.
	(4)	Date Filed: February 12, 2020

The information in this preliminary proxy statement/prospectus is not complete and may be changed. We may not issue these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary proxy statement/prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer and sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH [●], 2020

PROXY STATEMENT/PROSPECTUS

A REORGANIZATION IS PROPOSED-YOUR VOTE IS VERY IMPORTANT

March [●], 2020

To Our Stockholders:

We cordially invite you to attend the Annual Meeting of the Stockholders of American National Insurance Company (“we,” “us,” “our” or the “Company”) to be held on April 23, 2020 at 8:30 a.m., local time, in the Mary Moody Northen Auditorium of the American National Insurance Company Building, Second Floor, One Moody Plaza, Galveston, Texas 77550 (the “Annual Meeting”).

At the Annual Meeting, you will be asked to consider and vote on a proposal to reorganize our company into a holding company structure pursuant to which our present company will become a subsidiary of a newly formed Delaware corporation named American National Group, Inc., which we refer to in this proxy statement/prospectus as “Newco.” We refer to this proposal in the proxy statement/prospectus as the “Reorganization Proposal.” If the Reorganization Proposal is approved, you will become a stockholder of Newco. We currently expect to complete the reorganization in summer 2020.

Upon completion of the reorganization described above, Newco will, in effect, replace the Company as the publicly held corporation. Newco and its subsidiaries will conduct all of the operations we currently conduct. We believe that implementing the holding company structure will provide us with more strategic, operational and financing flexibility, and incorporating the new holding company in Delaware will allow us to take advantage of the flexibility, predictability and responsiveness that Delaware corporate law provides.

In the reorganization, your existing shares of our common stock will be converted automatically into shares of Newco common stock. You will own the same number of shares of Newco common stock as you now own of our common stock, and your shares will represent the same ownership percentage of Newco as you have in us. In addition, the reorganization is intended to be tax-free for our stockholders. Your rights as a stockholder of Newco will be substantially the same as your rights as a stockholder of the Company, subject to certain differences described herein.

We expect the shares of Newco common stock to trade under the ticker symbol “ANAT” on the NASDAQ Stock Market (“NASDAQ”), the same ticker symbol currently used for the trading of the Company’s common stock on NASDAQ. On February 11, 2020, the last trading day before the announcement of the Reorganization Proposal, the closing price per share of the Company’s common stock was $108.10. On March [●], 2020, the most recent trading day for which prices were available, the closing price per share of the Company’s common stock was $[●].

In order to implement the Reorganization Proposal, we need stockholders to approve and adopt the related Agreement and Plan of Merger (the “Reorganization Agreement”). Our Board of Directors has carefully considered the Reorganization Agreement, which provides for the merger of the Company and a subsidiary of Newco called AN MergerCo, Inc. (“MergerCo”), and the related transactions described in this proxy statement/prospectus, and the Board of Directors believes that they are advisable, fair to, and in the best interest of our stockholders.

Our Board of Directors recommends that you vote “FOR” the Reorganization Proposal.

Because adoption of the Reorganization Proposal requires the affirmative vote of holders of at least two-thirds of the outstanding shares of our common stock entitled to vote on the proposal, your vote is important, no matter how many or how few shares you may own. Whether or not you plan to attend the Annual Meeting, please take the time to vote by completing, signing and mailing the enclosed proxy card in the postage-paid envelope provided.

In addition to voting on the Reorganization Proposal at the Annual Meeting, you will also be asked to consider the following matters:

•	The election of a Board of ten (10) directors of the Company;

•	A non-binding advisory vote to approve the compensation of the Company’s executive officers as disclosed in the accompanying proxy statement/prospectus;

•	A non-binding advisory vote on the desired frequency of future non-binding advisory votes on executive officer compensation;

•	Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm (independent auditors) for 2020;

•	One stockholder proposal, if properly presented at the Annual Meeting; and

•	The transaction of such other business as may properly come before the Annual Meeting or any adjournment thereof.

The accompanying notice of meeting and this proxy statement/prospectus provide specific information about the Annual Meeting and further explain the Reorganization Proposal and the other matters to be considered. Please read these materials carefully. In particular, you should consider the discussion of risk factors beginning on page 11 before voting on the Reorganization Proposal.

Thank you for your continued support of and interest in our company.

Sincerely,

/s/ James E. Pozzi
James E. Pozzi
President and Chief Executive Officer

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of the securities to be issued under this proxy statement/prospectus or determined if this proxy statement/prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.

This proxy statement/prospectus is dated March [●], 2020 and is being first sent to the Company’s stockholders on or about March [●], 2020.

American National Insurance Company

One Moody Plaza

Galveston, Texas 77550

NOTICE OF ANNUAL STOCKHOLDERS’ MEETING

To Be Held April 23, 2020

In Galveston, Texas

Notice is hereby given that the Annual Meeting of Stockholders of AMERICAN NATIONAL INSURANCE COMPANY, a Texas insurance company (the “Company”), will be held in the Mary Moody Northen Auditorium of the American National Insurance Company Building, Second Floor, One Moody Plaza, Galveston, Texas 77550, at 8:30 a.m. local time on April 23, 2020 for the following purposes:

1.	The election of a Board of ten (10) directors of the Company;

2.

Consideration of a proposal, which we refer to as the “Reorganization Proposal,” to approve and adopt the Agreement and Plan of Merger, dated as of February 11, 2020, by and among the Company, American National Group, Inc. and AN MergerCo, Inc., which agreement is included in the accompanying proxy statement/prospectus as Annex I;

3.	A non-binding advisory vote to approve the compensation of the Company’s executive officers as disclosed in the accompanying proxy statement;

4.	A non-binding advisory vote on the desired frequency of future non-binding advisory votes on executive officer compensation;

5.	Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm (independent auditors) for 2020;

6.	Consideration of a stockholder proposal, if properly presented at the Annual Meeting; and

7.	The transaction of such other business as may properly come before the Annual Meeting or any adjournment thereof.

Only holders of common stock of the Company of record at the close of business on March 2, 2020 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

Except for the ratification of the appointment of Deloitte & Touche LLP as auditors for 2020, your broker is not permitted to vote on your behalf on any matters to be considered at the stockholders’ meeting unless you provide specific instructions. For your vote to be counted, you will need to communicate your voting decisions to your broker, bank or other financial institution before the date of the stockholders’ meeting.

IT IS IMPORTANT THAT YOUR STOCK BE REPRESENTED AT THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE FILL IN, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD AS PROMPTLY AS POSSIBLE. A RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES, IS ENCLOSED FOR YOUR CONVENIENCE.

By Order of the Board of Directors

J. Mark Flippin, Secretary

March [●], 2020

Important Notice Regarding the Availability of Proxy Materials

for the Stockholders’ Meeting to Be Held on April 23, 2020:

Our proxy materials relating to our 2020 Annual Meeting (notice, proxy statement, proxy and annual report) will be available at the following website: https://materials.proxyvote.com/028591. This information as well as similar information relating to all of our future Annual Meetings will also be available by calling 1-888-252-0177 or by email to investorrelations@americannational.com. We have elected to deliver a full set of proxy materials to all of our stockholders entitled to notice of and to vote at the annual meeting, and distribution will begin on or about March [●], 2020.

For the date, time and location of the 2020 Annual Meeting and the matters to be voted upon at the 2020 Annual Meeting, please see the “Notice of Annual Stockholders’ Meeting” above. For the Board’s recommendation regarding those matters, please refer to the accompanying proxy statement. For information on how to obtain directions to attend the Annual Meeting and vote in person, please contact Investor Relations at 1-888-252-0177 or by email to investorrelations@americannational.com.

ADDITIONAL INFORMATION

Newco has filed a registration statement on Form S-4 to register with the SEC the shares of common stock of Newco into which each outstanding share of common stock of the Company will be converted automatically in the reorganization described herein. This proxy statement/prospectus is part of that registration statement and constitutes a prospectus of Newco in addition to being a proxy statement of the Company for the Annual Meeting.

The SEC allows us to “incorporate by reference” information into this proxy statement/prospectus, which means that we can disclose important information to you by referring you to another document filed separately by the Company with the SEC. This proxy statement/prospectus incorporates important business and financial information about the Company that is contained in documents filed with the SEC that are not included in or being delivered with this proxy statement/prospectus. The information incorporated by reference is deemed to be part of this proxy statement/prospectus except for any information superseded by information in this proxy statement/prospectus or in any document subsequently filed with the SEC that is also incorporated by reference. See “Documents Incorporated by Reference” under “Where You Can Find More Information.”

The incorporated information that is not included in or being delivered with this proxy statement/ prospectus is available to you without charge from the web site maintained by the SEC at www.sec.gov. In addition, you can obtain any document that is incorporated by reference in this proxy statement/prospectus, excluding all exhibits that have not been specifically incorporated by reference, by requesting it in writing or by telephone from us at the following address or telephone number:

American National Insurance Company

One Moody Plaza

Galveston, Texas 77550-7999

(409) 763-4661

ATTN: Investor Relations

or by visiting our website at www.americannational.com. Information on the Company’s website is not incorporated by reference into this proxy statement/prospectus or made a part hereof for any purpose.

If you would like to request any documents, please do so by April 16, 2020, which is the date that is five business days prior to the date of the Annual Meeting, in order to receive them before the Annual Meeting.

You should rely only on the information contained in this proxy statement/prospectus or that to which we have referred you. We have not authorized anyone to provide you with any additional information. This proxy statement/prospectus is dated as of the date listed on the cover page. You should not assume that the information contained in this proxy statement/prospectus is accurate as of any date other than such date, and neither the mailing of this proxy statement/prospectus to stockholders, nor the issuance of shares of Newco common stock in the reorganization, shall create any implication to the contrary.

P R O X Y  S T A T E M E N T / P R O S P E C T U S

For the Annual Meeting of Stockholders

To Be Held April 23, 2020

in the Mary Moody Northen Auditorium

on the Second Floor of the

American National Insurance Company Building

One Moody Plaza

Galveston, Texas 77550

INTRODUCTION

The Board of Directors (referred to in this proxy statement as the “Board” or the “Board of Directors”) of AMERICAN NATIONAL INSURANCE COMPANY, a Texas insurance company (sometimes referred to in this proxy statement as the “Company,” “American National,” or as “we,” “us” and “our”), is soliciting your proxy for use at the Annual Meeting of Stockholders of the Company to be held at 8:30 a.m. local time, on April 23, 2020 (the “Annual Meeting”), and at any adjournment thereof. At such meeting, the stockholders will consider and vote upon the items set forth in the attached Notice of Annual Stockholders’ Meeting. These proxy materials will be available on the Internet at the following website: https://materials.proxyvote.com/028591.

PURPOSES OF THE ANNUAL MEETING

The purposes of the Annual Meeting are to:

•	Elect a Board of ten (10) directors of the Company;

•

Consider and vote upon a proposal, which we refer to as the “Reorganization Proposal,” to approve and adopt the Agreement and Plan of Merger, dated as of February 11, 2020, by and among the Company, American National Group, Inc. and AN MergerCo, Inc., which agreement is included in the accompanying proxy statement/prospectus as Annex I;

•	Vote upon a proposal to approve the compensation of the Company’s executive officers as disclosed in this proxy statement/prospectus through a non-binding advisory vote;

•	Vote upon the desired frequency of future non-binding advisory votes on executive officer compensation through a non-binding advisory vote;

•	Ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm (independent auditors) for 2020;

•	Consider a stockholder proposal relating to a diversity report; and

•	Transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

ATTENDANCE AT THE ANNUAL MEETING

Attendance at the Annual Meeting is limited to holders of our Common Stock at the closing of business on the record date, March 2, 2020, or their legal proxy holders, and the Company’s officers and invited guests. All stockholders who would like to attend the Annual Meeting must be able to provide proof of ownership of the Company’s common stock as of the record date. Such proof can include a proxy card, a legal proxy or voting instruction card from a broker, bank or other nominee, or a brokerage or bank statement evidencing stock ownership as of the record date. Attendees may be asked to present a form of photo identification at the Annual Meeting, such as a valid driver’s license or passport.

INFORMATION CONCERNING PROXY

All shares represented by duly executed proxies received by the Company will be voted in accordance with the instructions shown thereon. If no contrary instructions are given, such proxies will be voted FOR the election as directors of the Company of each of the director nominees named under Proposal 1, FOR the Reorganization Proposal discussed in Proposal 2, FOR the advisory approval of the compensation of our executive officers as disclosed in this proxy statement, FOR a frequency of every year for future advisory approval of the compensation of our executive officers, FOR the approval of Deloitte & Touche LLP as auditors for 2020, and AGAINST the stockholder proposal. The Board of Directors does not know of any other matters to be acted upon at the Annual Meeting. As to any other matter of business that may properly be brought before the Annual Meeting, the enclosed proxy also confers discretionary authority upon the persons named therein to vote the shares represented by such proxy in accordance with their best judgment.

Any stockholder giving a proxy may revoke it by notice in writing addressed to the Secretary of the Company at One Moody Plaza, Galveston, Texas 77550, or by a proxy bearing a later date and properly signed, which may be delivered personally or by mail to the Secretary of the Company prior to the taking of a vote at the Annual Meeting. The execution of a proxy will not affect a stockholder’s right to attend the Annual Meeting and to give the Secretary of the Company notice of such stockholder’s intention to vote in person, in which event the proxy will not be used.

This solicitation is made on behalf of our Board of Directors. All costs of preparing, assembling and distributing the proxy materials and the cost of solicitation will be paid by the Company. The Company may pay persons holding shares in their names or the names of their nominees for the benefit of others, such as brokerage firms, banks, depositories, and other fiduciaries, for costs incurred in forwarding soliciting materials to their beneficial owners. The Company has retained Broadridge Financial Solutions, Inc., Edgewood, New York, to distribute the proxy materials. The aggregate cost of these services is not expected to exceed $32,000. The Company may also retain other firms or individuals to assist with the solicitation of proxies. Copies of this proxy statement are expected to be distributed beginning on March [●], 2020.

VOTING SECURITIES, QUORUM AND REQUIRED VOTE

As of the close of business on March 2, 2020, which has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting, there were 26,887,200 shares of common stock, $1.00 par value per share, of the Company (the “Common Stock”) issued and outstanding and entitled to vote at the Annual Meeting. There were no other classes of shares issued and outstanding. A list of registered stockholders eligible to vote may be examined during business hours at the office of the Company’s Secretary, Eighth Floor, American National Insurance Company Building, One Moody Plaza, Galveston, Texas, during the ten day period immediately prior to the Annual Meeting, and it will also be available at the Annual Meeting.

Each share of Common Stock entitles the holder to one vote in the determination of all matters to be brought before the Annual Meeting. The presence at the Annual Meeting in person or by proxy of the persons entitled to vote a majority of the shares of Common Stock outstanding on the record date shall constitute a quorum. Abstentions and broker non-votes will be counted for the purpose of determining the presence or absence of a quorum, and abstentions will be counted for the purpose of determining the number of votes cast on a given proposal. However, broker non-votes will not be considered present at the Annual Meeting with respect to such proposals and will have the practical effect of reducing the number of affirmative votes required to achieve a majority vote by reducing the total number of shares from which a majority is calculated. Any shares for which a broker or nominee does not have discretionary voting authority under applicable NASDAQ Stock Market, LLC (“NASDAQ”) rules will be considered as shares not entitled to vote and will not be considered in the tabulation of the votes. Votes cast at the Annual Meeting will be counted by the independent inspector(s) of elections appointed by the Company.

The required vote for each of the proposals expected to be acted upon at the Annual Meeting is as follows:

Proposal 1 – Election of Directors. The affirmative vote of a majority of the shares present at the Annual Meeting, in person or by proxy, and entitled to vote is required to elect each nominee for director. Abstentions with respect to any director nominee will have the effect of a vote against such nominee.

Proposal 2 – Consideration of the Reorganization Proposal. The adoption of the Reorganization Proposal requires the affirmative vote of holders of at least two-thirds of the outstanding shares of Common Stock entitled to vote on the proposal. Abstentions and broker-non votes will have the same effect as a vote against the Reorganization Proposal.

Proposal 3 – Advisory (non-binding) vote on executive officer compensation (“say-on-pay”). The advisory proposal will be approved if a majority of the shares present at the Annual Meeting, in person or by proxy, and entitled to vote are voted in favor of the proposal. Abstentions will have the effect of a vote against the proposal.

Proposal 4 – Advisory (non-binding) vote on frequency of future say-on-pay votes. The advisory vote on the frequency of future say-on-pay votes provides a choice among three frequency periods (every one, two or three years). The frequency period that receives the most votes will be deemed to be the recommendation of the stockholders. Any shares that are not voted, whether by abstention, broker non-votes or otherwise, will not affect the outcome of this proposal, except to the extent that the failure to vote for a particular period may result in another frequency period receiving a larger proportion of the votes cast.

Proposal 5 – Ratification of the appointment of Deloitte & Touche LLP as auditors for 2020. The appointment of Deloitte & Touche LLP as the Company’s auditors for 2020 will be ratified by the affirmative vote of a majority of shares present at the Annual Meeting, in person or by proxy, and entitled to vote. Abstentions will have the effect of a vote against the proposal.

Proposal 6 – Consideration of a stockholder proposal relating to a diversity report, if properly presented at the Annual Meeting. The stockholder proposal will be approved by the affirmative vote of a majority of shares present at the Annual Meeting, in person or by proxy, and entitled to vote. Abstentions will have the effect of a vote against the proposal.

Please note that NASDAQ rules do not give brokers discretionary authority to vote on the election of directors, the Reorganization Proposal, the say-on-pay advisory proposal, the frequency of future say-on-pay votes proposal and the stockholder proposal. This means that your broker, bank, or other nominee cannot vote your shares on such matters unless you provide it with voting instructions. Therefore, if you hold shares of our Common Stock in street name and do not provide voting instructions to your broker, bank, or other nominee, your shares will not be voted on the election of directors, the Reorganization Proposal, the say-on-pay advisory proposal, the frequency of future say-on-pay votes proposal and the stockholder proposal.

QUESTIONS AND ANSWERS

ABOUT THE HOLDING COMPANY REORGANIZATION

What is the Reorganization Proposal?

We are asking you to approve and adopt an Agreement and Plan of Merger (the “Reorganization Agreement”) that would result in our reorganization into a Delaware holding company. Prior to entering into the Reorganization Agreement, Newco was incorporated in the State of Delaware as a wholly-owned subsidiary of the Company, which is a Texas insurance company. MergerCo was incorporated in the State of Texas as a wholly-owned subsidiary of Newco. Under the Reorganization Agreement, MergerCo will merge with and into the Company, with the Company surviving the merger as a wholly-owned subsidiary of Newco (the “Reorganization”).

Upon completion of the Reorganization, Newco will, in effect, replace the Company as the publicly held corporation. Newco and its subsidiaries will conduct all of the operations we currently conduct. As a result of the Reorganization, the current stockholders of the Company will become stockholders of Newco with the same number and percentage of shares of Newco as they held in the Company prior to the Reorganization. The Reorganization Agreement, which sets forth the agreement and plan of merger and is the primary legal document that governs the Reorganization, is attached as Annex I to this proxy statement/prospectus. You are encouraged to read the Reorganization Agreement carefully.

Why are you forming a holding company?

We are forming a holding company in Delaware to:

•	provide us with greater strategic, business and financing flexibility;

•	simplify our structure to better align it with our operations and to help reduce administrative costs and burdens;

•	help to optimize certain financial strength measures, such as risk based capital, of the Company; and

•	take advantage of the benefits of Delaware corporate law.

What will happen to my stock?

In the Reorganization, your shares of the Company’s Common Stock will automatically be converted into the same number of shares of Newco common stock. As a result, you will become a stockholder of Newco and will own the same number and percentage of shares of Newco common stock that you now own of the Company’s Common Stock. We expect that Newco common stock will be listed on the NASDAQ under the symbol “ANAT”, the same ticker symbol currently used by the Company.

How will being a Newco stockholder be different from being a Company stockholder?

After the Reorganization, you will own the same number and percentage of shares of Newco common stock that you owned of the Company’s Common Stock immediately prior to the Reorganization. You will own shares of a Delaware holding company that owns our operating businesses. In addition, as a stockholder of Newco, your rights will be governed by Delaware corporate law and the Certificate of Incorporation and Bylaws of the Delaware holding company. Your rights as a stockholder of Newco will be substantially the same as your rights as a stockholder of the Company.

Will the management or the business of the Company change as a result of the Reorganization?

No. The management and business of our Company will remain the same after the Reorganization.

What will the name of the public company be following the Reorganization?

The name of the public company following the Reorganization will be “American National Group, Inc.”

Will the company’s CUSIP number change as a result of the Reorganization?

Yes. Following the Reorganization, the CUSIP number for the Newco common stock will be 02772A 109.

Will I have to turn in my stock certificates?

No. Do not turn in your stock certificates. Our transfer agent will not require you to exchange your stock certificates as a result of the Reorganization. After the Reorganization, your common stock certificates issued by the Company will represent the same number of shares of Newco common stock.

What are the material U.S. federal income tax consequences as a result of the Reorganization?

It is a condition to each party’s obligation to complete the Reorganization that each of the Company and Newco receive an opinion of Shearman & Sterling LLP to the effect that the Reorganization should qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”) or, alternatively, that the Reorganization should be treated as an exchange described in Section 351 of the Code. Accordingly, it is expected that U.S. holders (as defined in the section entitled “Material U.S. Federal Income Tax Consequences”) of shares of the Company’s Common Stock should not recognize any gain or loss for U.S. federal income tax purposes upon the receipt of Newco stock in exchange for the Company’s Common Stock in the Reorganization.

Company stockholders should consult their own tax advisors as to the particular consequences of the Reorganization to them, including the applicability and effect of any U.S. federal, state and local tax laws, as well as foreign tax laws. For more information regarding the material U.S. federal income tax consequences of the Reorganization, see the section entitled “Material U.S. Federal Income Tax Consequences.”

How will the Reorganization be treated for accounting purposes?

For accounting purposes, the Reorganization into a holding company structure will be treated as a merger of entities under common control. The accounting treatment for such events is similar to the former “pooling of interests method.” Accordingly, the consolidated financial position and results of operations of the Company will be included in the consolidated financial statements of Newco on the same basis as currently presented.

What vote is required to approve the Reorganization Proposal?

The required vote is the affirmative vote of holders of at least two-thirds of the outstanding shares of the common stock entitled to vote.

If the stockholders approve the Reorganization, when will it occur?

Unless the Board of Directors determines otherwise, we expect to complete the Reorganization the summer of 2020, provided that our stockholders approve the Reorganization and all other conditions to completion of the Reorganization are satisfied.

Do I have dissenters’ (or appraisal) rights?

No. Holders of the Company’s common stock do not have dissenters’ or appraisal rights under Texas law as a result of the Reorganization.

What is the authorized capital of the Company and Newco?

The Company’s Amended and Restated Articles of Incorporation currently authorize the issuance of 50,000,000 shares of common stock, $1.00 par value per share. Newco’s Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”), which will govern the rights of our stockholders after the Reorganization, will authorize the issuance of 50,000,000 shares of common stock, $0.01 par value, and 5,000,000 shares of preferred stock, $0.01 par value. Upon completion of the Reorganization, the number of shares of Newco common stock that will be outstanding will be equal to the number of shares of the Company’s outstanding Common Stock immediately prior to the Reorganization.

Whom do I contact if I have questions about the Reorganization Proposal?

You may contact us at:	American National Insurance Company
Attn: J. Mark Flippin
One Moody Plaza
Galveston, Texas 77550-7999
(409) 766-6537

SUMMARY OF THE REORGANIZATION PROPOSAL

This section highlights key aspects of the Reorganization Proposal, including the Reorganization Agreement, that are described in greater detail elsewhere in this proxy statement/prospectus. It does not contain all of the information that may be important to you. To better understand the Reorganization Proposal, and for a more complete description of the legal terms of the Reorganization Agreement, you should read this entire document carefully, including the Annexes, and the additional documents to which we refer you. You can find information with respect to these additional documents in “Where You Can Find More Information.”

The Principal Parties

American National Insurance Company (a Texas insurance company)

One Moody Plaza

Galveston, Texas 77550-7999

(409) 763-4661

The Company is an insurance company, chartered in the State of Texas in 1905 that does business in forty-nine states, the District of Columbia, and Puerto Rico.

In the Reorganization, MergerCo (a wholly-owned subsidiary of Newco,) will merge with and into the Company with the Company surviving the merger as a wholly-owned subsidiary of Newco. After the Reorganization, the Company will continue to engage in the business currently conducted by it, and all of its contractual, employment and other business relationships will generally continue unaffected by the Reorganization.

Information about the Company is available on its website at www.americannational.com. The information on the Company’s website is not incorporated by reference herein and is not deemed to be part of this proxy statement/prospectus.

American National Group, Inc. (a Delaware corporation)

One Moody Plaza

Galveston, Texas 77550-7999

(409) 763-4661

Newco was formed as a wholly-owned subsidiary of the Company in order to effect the Reorganization. Prior to the Reorganization, Newco will have no assets or operations other than those incident to its formation.

AN MergerCo, Inc.

One Moody Plaza

Galveston, Texas 77550-7999

(409) 763-4661

MergerCo is a Texas corporation and was formed as a wholly-owned subsidiary of Newco in order to effect the Reorganization. Prior to the Reorganization, MergerCo will have no assets or operations other than those incident to its formation.

Treatment of Common Stock in the Reorganization

In the Reorganization, each outstanding share of the Company’s common stock will be converted automatically into one share of Newco common stock. The stockholders immediately following to the Reorganization will own the same number and percentage of shares of Newco common stock that they owned of the Company’s common stock immediately prior to the Reorganization.

Treatment of Equity Plan and Outstanding Awards in connection with the Reorganization

At the time of the Reorganization, Newco will assume the American National Insurance Company 1999 Stock and Incentive Plan (the “1999 Plan”), including all SARs, restricted stock, and other incentive awards covering shares of Company common stock. The same number of shares reserved under the 1999 Plan will be reserved by Newco, and the terms and conditions that are in effect immediately prior to the Reorganization under each outstanding incentive award assumed by Newco will continue in full force and effect after the Reorganization, except that the shares of Company common stock reserved under the 1999 Plan and issuable under each such award will be replaced by shares of Newco common stock.

Issuances of Newco Common Stock under the 1999 Plan

The approval of the Reorganization Proposal will also constitute approval of the assumption by Newco of the 1999 Plan (including the existing share reserve under the plan), and approval that all the outstanding awards under the 1999 Plan and all future issuances of shares of Newco common stock will be made in lieu of shares of Company common stock under the 1999 Plan, as each will be amended in connection with the Reorganization without further stockholder action.

Conditions to Completion of the Reorganization

The completion of the Reorganization depends on the satisfaction or waiver of a number of conditions, including, but not limited to, the following:

•

the absence of any stop order suspending the effectiveness of the registration statement, of which this proxy statement/prospectus forms a part, relating to the shares of Newco common stock to be issued in the Reorganization;

•	receipt by the Company of permits, authorizations, consents, approvals, or terminations or expirations of waiting periods as are required under applicable corporate and insurance laws;

•	approval and adoption of the Reorganization Agreement by the Company’s stockholders;

•	receipt of approval for listing on the NASDAQ of shares of Newco’s common stock to be issued in the Reorganization;

•	absence of any order or proceeding that would prohibit or make illegal completion of the Reorganization; and

•

the Company and Newco shall have received a written opinion of Shearman & Sterling LLP dated as of the closing date of the Reorganization and in form and substance reasonably satisfactory to the Company and Newco, to the effect that, on the basis of the facts, representations and assumptions set forth or referred to in such opinion, for U.S. federal income tax purposes, the Reorganization should qualify as a “reorganization” within the meaning of Section 368(a) of the Code or, alternatively, that the Reorganization should be treated as an exchange described in Section 351 of the Code.

Termination of the Reorganization Agreement

We may terminate the Reorganization Agreement, even after adoption by our stockholders, if our Board of Directors determines that for any reason the completion of the Reorganization is inadvisable or not in the best interest of the Company or its stockholders.

Security Ownership of Directors and Executive Officers of the Company

As of February 11, 2020, our directors and executive officers beneficially owned 6,332,732 shares of Company common stock, representing approximately 23.108% of the issued and outstanding shares of common stock as calculated pursuant to Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We expect that each director and executive officer will vote all of their respective shares of common stock in favor of the proposals to be presented at the Annual Meeting, including the Reorganization Proposal.

As of February 11, 2020, The Moody Foundation beneficially owned 6,116,316 shares of Company common stock, representing approximately 22.75% of the issued and outstanding shares of common stock as calculated pursuant to Rule 13d-3 of the Exchange Act. As of such date, Moody National Bank, as trustee of the Libbie Shearn Moody Trust and as trustee or agent of various other accounts, beneficially owned 13,192,632 shares of Company common stock, representing approximately 49.07% of the issued and outstanding shares of common stock as calculated pursuant to Rule 13d-3 of the Exchange Act. We expect that the Moody Foundation and Moody National Bank will vote all of their respective shares of common stock in favor of the proposals to be presented at the Annual Meeting, including the Reorganization Proposal.

The affirmative vote of the holders of two-thirds of the outstanding shares of the Company entitled to vote on the proposal is required to approve the Reorganization.

Board of Directors and Executive Officers of Newco Following the Reorganization

At the effective time of the Reorganization, the Board of Directors of Newco will consist of the same persons comprising the Board of Directors of the Company, and it is expected that the Newco Board of Directors will remain the same following the Reorganization. Newco expects that its senior management following the Reorganization will be substantially the same as that of the Company immediately prior to the Reorganization.

Interests of Directors and Executive Officers of the Company

There are no agreements or understandings, whether written or unwritten, between any executive officer and the Company, Newco, or MergerCo concerning any type of compensation, whether present, deferred, or contingent, that is based on or otherwise relates to the Reorganization.

Markets and Market Prices

Newco’s common stock is not currently traded on any stock exchange. The Company’s common stock is traded under the symbol “ANAT” on the NASDAQ, and we expect Newco’s common stock to also trade on the NASDAQ under the symbol “ANAT” following the Reorganization. On February 11, 2020, the last trading day before the announcement of the Reorganization Proposal, the closing price per share of the Company’s common stock as quoted on the NASDAQ was $108.10. On March [●], 2020, the most recent trading day for which prices were available, the closing price per share of the Company’s common stock as quoted on the NASDAQ was $[●].

Certain Financial Information

We have not included pro forma financial comparative per share information concerning the Company that gives effect to the Reorganization because, immediately after the completion of the Reorganization, the consolidated financial statements of Newco will be the same as the Company’s consolidated financial statements immediately prior to the Reorganization, and the Reorganization will result in the conversion of each share of the Company’s common stock into one share of Newco’s common stock. In addition, we have not provided financial statements of Newco because, prior to the Reorganization, it will have no assets, liabilities, or operations other than incident to its formation.

RISK FACTORS

In considering whether to vote in favor of the Reorganization Proposal, you should consider all of the information we have included in this proxy statement/prospectus, including its Annexes, and all of the information included in the documents we have incorporated by reference, including our Annual Report on Form 10-K and the risk factors described in the other documents incorporated by reference. In addition, you should pay particular attention to the risks described below.

Our Board of Directors may choose to defer or abandon the Reorganization.

Completion of the Reorganization may be deferred or abandoned, at any time, by action of our Board of Directors, whether before or after the Annual Meeting. While we currently expect the Reorganization to take place in the summer of 2020, assuming that the proposal to approve and adopt the Reorganization Agreement is approved at the Annual Meeting, our Board of Directors may defer completion or may abandon the Reorganization because of any determination by our Board of Directors that the Reorganization would be inadvisable or not in the best interest of the Company or its stockholders.

We may not obtain the expected benefits of our Reorganization into a Delaware holding company.

We believe our reorganization into a Delaware holding company will provide us with benefits in the future. These expected benefits may not be obtained if market conditions or other circumstances prevent us from taking advantage of the strategic, business, and financing flexibility that it affords us. As a result, we may incur the costs of creating the Delaware holding company without realizing the possible benefits.

As a Delaware holding company, Newco will depend in large part on dividends from its operating subsidiaries to satisfy its obligations. The amount of dividends that Newco can receive from its insurance subsidiaries, including the Company, is limited by law.

After the completion of the Reorganization, Newco will be a Delaware holding company with no business operations of its own. Its only significant assets will be the outstanding capital stock of its subsidiaries, which will include the Company. As a result, it will rely on funds from its current subsidiaries and any subsidiaries that it may form or acquire in the future to meet its obligations.

As is the case with the Company and its insurance company subsidiaries, the amount of dividends that Newco’s insurance company subsidiaries can pay is restricted under applicable insurance law and regulations. These restrictions are based, in part, on the prior year’s statutory income and surplus. In general, dividends up to specified levels are considered ordinary and may be paid without prior regulatory approval. Dividends in larger amounts, or extraordinary dividends, are subject to approval by the insurance commissioner of the relevant state of domicile. For example, restrictions applicable to Texas-domiciled life insurance companies like the Company limit the payment of dividends to the greater of the prior year’s statutory net income from operations, or 10% of prior year statutory surplus, in each case determined in accordance with statutory accounting principles.

From time to time, the National Association of Insurance Commissioners, a national association of state insurance regulators that sets guidelines for statutory policies, procedures and reporting for insurers, have considered, and may in the future consider, proposals to further limit dividend payments that an insurance company may make without regulatory approval. No assurance is given that more stringent restrictions will not be adopted from time to time by the State of Texas or other states in which our insurance subsidiaries are domiciled, and such restrictions could have the effect, under certain circumstances, of significantly reducing dividends or other amounts payable to Newco by its insurance company subsidiaries without prior approval by regulatory authorities.

The market for Newco shares may differ from the market for the Company’s shares.

Although it is anticipated that Newco’s common stock will be authorized for listing on the NASDAQ, the market prices, trading volume, and volatility of Newco’s common stock could be different from those of the Company’s common stock.

The proposed Reorganization into a Delaware holding company may result in substantial direct and indirect costs whether or not completed.

The Reorganization may result in substantial direct costs. These costs and expenses are expected to consist primarily of attorneys’ fees, accountants’ fees, filing fees, and printing expenses and will be substantially incurred prior to the vote of our stockholders. The Reorganization may also result in certain indirect costs by diverting the attention of our management and employees from our business and by increasing our administrative costs and expenses. These administrative costs and expenses will include keeping separate records and in some cases making separate regulatory filings for Newco and each of its subsidiaries.

Anti-takeover provisions in Newco’s Certificate of Incorporation and Amended and Restated Bylaws (“Bylaws”) and under Delaware law may delay or prevent a third party acquisition of Newco, which could decrease the value of Newco’s common stock.

The Certificate of Incorporation and Bylaws of Newco, as well as Delaware law, contain provisions that could make it more difficult for a third party to acquire it without the consent of its Board of Directors. For example:

•	Newco’s Bylaws limit the business at special meetings of the stockholders to the purpose stated in the notice of the meeting; and

•

Newco’s Bylaws establish advance notice requirements for submitting nominations for election to the Board of Directors and for proposing matters that can be acted upon by stockholders at a meeting, including requirements as to the content and timely provision of such a notice.

Although we believe these provisions will make a higher third-party bid more likely by requiring potential acquirers to negotiate with the Board of Directors, these provisions will apply even if an initial offer may be considered beneficial by some stockholders and therefore could delay and/or prevent a deemed beneficial offer from being considered.

After the completion of the Reorganization, you will become a stockholder of a public company incorporated in Delaware instead of Texas and will be subject to the terms of Newco’s Certificate of Incorporation and Bylaws instead of the Company’s restated articles of incorporation and amended and restated Bylaws, which are different. As a result, your rights after the Reorganization will be different from, and may be less favorable than, your current rights as a stockholder of a Texas insurance company and based on the Company’s restated articles of incorporation and amended and restated Bylaws. Your rights as a stockholder will be governed by Delaware corporate law as opposed to Texas corporate law. Because they are separate bodies of law, Delaware corporate law will be different from Texas corporate law. Although many of these differences will not have a significant impact on the rights of stockholders, some of these differences may be less favorable to stockholders. Some of the differences between Delaware and Texas corporate law, and Newco’s and the Company’s organizational documents, that may be less favorable to stockholders after the completion of the Reorganization are the following:

•

under Newco’s Bylaws, the holders of 50% of the voting shares have the right to request a special meeting of the stockholders, without regard to any holding period, as opposed to the Company’s Bylaws, which give holders of 35% of the voting shares the right to call a special meeting, without regard to any holding period; and

•

under Newco’s Bylaws, advance notice is required for stockholders to submit nominations for election to the Board of Directors and to propose matters that can be acted upon by stockholders at a meeting, including requirements as to the content and timely provision of such a notice, as opposed to Texas corporate law and the Company’s organizational documents, which do not impose such advance notice requirements on stockholders.

These differences may limit the significance of your rights as a stockholder in these contexts. For a discussion of these and other differences between Delaware and Texas corporate law, and certain provisions of the organizational documents of Newco and the Company, see “Description of Newco’s Capital Stock,” “Description of the Company’s Capital Stock” and “Comparative Rights of Holders of Newco’s Capital Stock and the Company’s Capital Stock” below.

Newco’s Certificate of Incorporation will designate the Court of Chancery of the State of Delaware as the sole and exclusive forum for substantially all disputes between Newco and its stockholders, to the fullest extent permitted by law, which could limit the ability of Newco’s stockholders to obtain a favorable judicial forum for disputes with Newco or its directors, officers, stockholders, employees or agents.

Newco’s Certificate of Incorporation that will be in effect upon the Reorganization provides that, to the fullest extent permitted by law, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for:

•	any derivative action or proceeding brought on behalf of Newco;

•	any action asserting a claim of breach of a fiduciary duty owed to Newco or Newco’s stockholders by any of Newco’s directors, officers or other employees;

•	any action asserting a claim against Newco arising pursuant to any provision of the Delaware General Corporation Law (“DGCL”) or Newco’s organizational documents; or

•	any action asserting a claim against Newco that is governed by the internal affairs doctrine.

This exclusive forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with Newco or any of Newco’s directors, officers, or other employees, which may discourage lawsuits and increase the costs with respect to such claims. With respect to the federal securities laws and the rules and regulations thereunder, this provision would not apply to suits brought to enforce a duty or liability created by the Exchange Act, which provides for the exclusive jurisdiction of the federal courts with respect to such claims. This provision could apply, however, to a suit that falls within one or more of the categories enumerated in the exclusive forum provision and asserts claims under the Securities Act of 1933, as amended (the “Securities Act”), because Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by such act or the rules and regulations thereunder. There is uncertainty as to whether a court would enforce the exclusive forum provision with respect to claims under the Securities Act, and our stockholders will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder. If a court were to find the exclusive forum provision contained in Newco’s Certificate of Incorporation to be inapplicable or unenforceable in an action, Newco may incur additional costs associated with resolving such action in other jurisdictions, which could harm Newco’s business, results of operations and financial condition.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements made in this proxy statement/prospectus and documents incorporated by reference in this proxy statement/prospectus include forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are indicated by words such as “expects,” “intends,” “anticipates,” “plans,” “believes,” “estimates,” “will” or words of similar meaning, and include, without limitation, statements regarding the outlook of our business and expected financial performance. These forward-looking statements are subject to changes and uncertainties which are, in many instances, beyond our control and have been made based upon our assumptions, expectations and beliefs concerning future developments and their potential effect upon us. There can be no assurance that future developments will be in accordance with our expectations, or that the effect of future developments on us will be as anticipated. It is not a matter of corporate policy for us to make specific projections relating to future earnings, and we do not endorse any projections regarding future performance made by others. Additionally, we do not publicly update or revise forward-looking statements based on the outcome of various foreseeable or unforeseeable events. Forward-looking statements are not guarantees of future performance and involve various risks and uncertainties. There are certain important factors that could cause actual results to differ, possibly materially, from expectations or estimates reflected in such forward-looking statements, including without limitation:

•	we may not obtain the expected benefits of the Reorganization;

•	the Reorganization may result in substantial costs whether completed or not;

•	as a holding company, Newco will be dependent on the operations and funds of its subsidiaries;

•	our business relationships may be subject to disruption;

•	even with shareholder approval, the Reorganization may not be completed; and

•

risks, uncertainties and other factors discussed in this proxy statement/prospectus under “Risk Factors” above, and those identified in our Annual Report on Form 10-K and in the other documents incorporated by reference.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth information as of February 11, 2020 except as otherwise noted, concerning each person or group known to own more than five percent of the outstanding shares of our Common Stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
THE MOODY FOUNDATION(1) 2302 Postoffice Street, Suite 704 Galveston, Texas 77550	6,116,316	22.75%

MOODY NATIONAL BANK(2) (as trustee or agent of the Libbie Shearn Moody Trust and other accounts) 2302 Postoffice Street Galveston, Texas 77550

LIBBIE SHEARN MOODY TRUST(3)	9,949,585	37.00%
OTHER ACCOUNTS(4)	3,243,047	12.07%

Total	13,192,632	49.07%

(1)

The Moody Foundation is a charitable trust classified as a private foundation established in 1942 by W. L. Moody, Jr., and his wife, Libbie Shearn Moody, for charitable and educational purposes. Its Trustees are Frances A. Moody-Dahlberg and Ross R. Moody, two of our directors, and Elizabeth L. Moody. Frances A. Moody-Dahlberg and Ross R. Moody are children of Robert L. Moody, Sr., our Chairman Emeritus, who served as our Chairman and Chief Executive Officer for many years. Elizabeth L. Moody is the daughter of Ross R. Moody. The beneficial ownership information shown for The Moody Foundation is based on information provided by it to us. The percentage of ownership shown in the table is based on the number of shares of our Common Stock outstanding at the close of business on February 11, 2020.

(2)

Management has been advised that Moody Bank Holding Company, Inc. (“MBHC”), which is wholly-owned by Moody Bancshares, Inc. (“Bancshares”), owns approximately 98.2% of the common stock of Moody National Bank. Management has further been advised that the Three R Trusts, trusts created by Robert L. Moody, Sr. for the benefit of his children, own 100% of Bancshares’ Class B Stock (which elects a majority of Bancshares’ directors) and 50.3% of Bancshares’ Class A Stock. Accordingly, the Three R Trusts, through ownership of Bancshares, control Moody National Bank. The Trustee of the Three R Trusts is Irwin M. Herz, Jr., one of our directors, and a partner in Greer, Herz & Adams, L.L.P., One Moody Plaza, 18th Floor, Galveston, Texas, General Counsel to us and counsel to Moody National Bank, Bancshares and MBHC.

The beneficial ownership information shown for Moody National Bank is based on information contained in an amended Schedule 13G filed jointly on January 29, 2020 by the Moody National Bank Trust Division, Bancshares, MBHC, Three R Trusts, and Irwin M. Herz, Jr. (the “Amended 13G”). The percentage of ownership shown in the table is based on the number of shares of our Common Stock outstanding at the close of business on. According to the Amended 13G, as of December 31, 2019, Moody National Bank, Bancshares and MBHC have shared voting power with respect to 13,192,632 shares of our Common Stock and shared dispositive power with respect to 1,072,488 shares of our Common Stock; the Three R Trusts and Irwin M. Herz, Jr. have shared voting power with respect to 13,202,182 shares of our Common Stock and shared dispositive power with respect to 1,082,418 shares of our Common Stock; and Irwin M. Herz, Jr. has sole voting power with respect to 19,325 shares of our Common Stock and sole dispositive power with respect to 19,325 shares of our Common Stock. According to the Amended 13G, Bancshares, MBHC, Three R Trusts and Irwin M. Herz, Jr. disclaim beneficial ownership with respect to the shares of our Common Stock beneficially owned by Moody National Bank. In addition, Irwin M. Herz, Jr. disclaims beneficial ownership with respect to the 9,550 shares of our Common Stock beneficially owned by the Three R Trusts. The principal address of Bancshares and MBHC is 2302 Postoffice, Galveston, Texas 77550. The principal address of the Three R Trusts is 2302 Postoffice, Suite 702, Galveston, Texas 77550, and the principal address of Irwin M. Herz, Jr. is One Moody Plaza, 18th Floor, Galveston, Texas 77550.

(3)

The Libbie Shearn Moody Trust is a split-interest trust with both charitable and non-charitable beneficiaries. It was established in 1943 and funded by a residuary bequest under the Will of Libbie Shearn Moody. Moody National Bank is the Trustee of the Libbie Shearn Moody Trust and, as such, has voting power with respect to the shares of our Common Stock owned by the trust. Robert L. Moody, Sr. is the remaining life income beneficiary of the Libbie Shearn Moody Trust. Robert L. Moody, Sr. has advised management that he has assigned all of his life income interest in such trust to National Western Life Insurance Company, a Colorado insurance company controlled by him.] Management has also been advised that the Libbie Shearn Moody Trust will terminate following the death of Robert L. Moody, Sr., and that upon such termination approximately 79% of our Common Stock held in the trust is to be distributed to The Moody Foundation, and the remaining portion is to be distributed to Moody Memorial First United Methodist Church in Galveston, Texas.

(4)

According to the Amended 13G, Moody National Bank acts as (i) trustee for and votes the 1,155,000 shares of our Common Stock owned by the W. L. Moody, Jr. Trust for Grandchildren (“Trust 19”) (see Footnote 4 under “Security Ownership of Directors and Executive Officers” below for additional information regarding Trust 19); (ii) agent for and votes 896,678 shares of our Common Stock held pursuant to an Agency and Investment Services Agreement for the benefit of The Moody Endowment, a non-profit corporation; and (iii) trustee or agent for and votes the 1,191,369 shares of our Common Stock owned by other trust, agency and custodian accounts.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The information contained in the following table is given with respect to the ownership of our Common Stock as of the close of business on February 11, 2020 by each of our directors and director nominees, each of the executive officers named in the Summary Compensation Table in the “Compensation Tables” section below, and for our directors and executive officers as a group:

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent of Class
William C. Ansell	2,250	Direct	*
	78,375	Indirect(2)	*
Arthur O. Dummer	6,324	Direct	*
Irwin M. Herz, Jr.(3)	19,325	Direct	*
E. Douglas McLeod	20,750	Direct	*
Frances A. Moody-Dahlberg(4)	3,187	Direct	*
	6,116,316	Indirect(5)	22.75%
Ross R. Moody(4)	2,790	Direct	*
	6,116,316	Indirect(5)	22.75%
James P. Payne	1,187	Direct	*
E. J. Pederson	2,302	Direct	*
James E. Pozzi	21,797	Direct(6)	*
James D. Yarbrough	13,250	Direct	*
Timothy A. Walsh	6,964	Direct	*
David A. Behrens	1,792	Direct	*
Hoyt J. Strickland	4,104	Direct	*
J. D. Johnson	3,613	Direct	*
All Directors(7) and Executive Officers as a Group	119,739	Direct	0.445%
	6,212,993	Indirect	23.108%

	6,332,732		23.553%

*	Less than 1%.
(1)

All of the named beneficial owners have sole voting power and sole investment power as to all the shares shown to be directly beneficially owned by them, with the exception of shares that may be owned jointly with their spouses.

(2)	Shares owned by spouse.
(3)

Mr. Herz may be deemed to have beneficial ownership of the shares of our Common Stock beneficially owned by Moody National Bank and the Three R Trusts; however, Mr. Herz disclaims beneficial ownership of such shares. Accordingly, such shares are not included in this table. (See Footnote 2 under “Security Ownership of Certain Beneficial Owners” above for information regarding the Amended 13G).

(4)

Robert L. Moody, Sr. is the remaining life income beneficiary of Trust 19. Directors Frances A. Moody-Dahlberg and Ross R. Moody, as children of Robert L. Moody, Sr., have a contingent residuary interest in his beneficial interest in Trust 19. The numbers in the table above and in the table immediately below under “Security Ownership of Advisory Directors” do not include shares held in Trust 19. (See Footnote 4 under “Security Ownership of Certain Beneficial Owners” above for additional information about Trust 19).

(5)	These shares are owned by The Moody Foundation, of which Frances A. Moody-Dahlberg and Ross R. Moody are Trustees. (See “Security Ownership of Certain Beneficial Owners” above).
(6)	Includes 10,000 shares of our restricted stock.
(7)	Includes our Advisory Directors, whose security ownership is described in the next section below.

SECURITY OWNERSHIP OF ADVISORY DIRECTORS

The information contained in the following table is given with respect to the ownership of our Common Stock as of the close of business on February 11, 2020 by each of our advisory directors.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent of Class
R. Eugene Lucas	8,752	Indirect(2)		*
Russell S. Moody(3)	6,562	Direct		*

*	Less than 1%.
(1)	All of the named beneficial owners have sole voting power and sole investment power as to all the shares shown to be directly beneficially owned by them.
(2)	Shares owned by family trust.
(3)

Robert L. Moody, Sr. is the remaining life income beneficiary of Trust 19. Russell S. Moody, as a son of Robert L. Moody, Sr., has a contingent residuary interest in his father’s beneficial interest in Trust 19. The numbers in the tables above and immediately below do not include shares held in Trust 19. (See Footnote 4 under “Security Ownership of Certain Beneficial Owners” above for additional information about Trust 19).

Unless otherwise noted, the information shown in the previous three tables was obtained from ownership disclosures furnished to us by each of the persons or entities listed or from other communications with such persons or entities.

PROPOSAL 1.

ELECTION OF DIRECTORS

Ten (10) directors of the Company are to be elected at the Annual Meeting. All nominees now serve as directors of the Company and have consented to be nominated as directors and to be named in this proxy statement/prospectus. Accordingly, it is not contemplated that any nominee named herein will be unwilling or unable to serve as a director. However, if either of such events should occur, the enclosed proxy permits the persons named in the proxy to vote the shares represented by the proxy in favor of such person or persons as our Board of Directors may nominate upon the recommendation of the Nominating Committee.

The Board has determined that William C. Ansell, Arthur O. Dummer, E. Douglas McLeod, James P. Payne, E. J. Pederson and James D. Yarbrough are “independent” as defined in the NASDAQ listing standards.

Board Recommendation: The Board of Directors recommends a vote “FOR” each of the director nominees named under this Proposal 1.

INFORMATION CONCERNING NOMINEES FOR DIRECTORS

The following information is given with respect to the nominees for election at the Annual Meeting:

William C. Ansell, CPA (age 62) has been a member of our Board since February 2015. Principal Occupation: Partner of Ham, Langston & Brezina, LLP (accounting firm), Houston, Texas, since December 2015; Vice President and Shareholder of DRDA, PLLC (accounting firm), Galveston, Texas, from 2001 to December 2015. Member of Tremont Street Financial Group, LLC (wealth management and accounting services), Galveston, Texas since 2012; President of Ducks Unlimited de Mexico (non-profit conservation organization) since May 2019, and Treasurer from 2012 to May 2019; Past Director of Moody National Bank.

Mr. Ansell is a certified public accountant and brings to our Board his thirty-nine years of experience in auditing, tax, and business and personal consulting. Mr. Ansell also holds a Series 66 (securities agent and investment adviser representative) license and a Texas general lines insurance agent’s license, which further enhance the experience and expertise he brings to our Board.

Arthur O. Dummer (age 86) was first elected to our Board in 2004. Principal Occupation: President, The Donner Company (privately owned actuarial consulting company), Salt Lake City, Utah since 1985. Past Chairman of the Board of Directors of the National Organization of Life and Health Guaranty Associations, Herndon, Virginia; Past Director of: American Community Mutual Insurance Company, Livonia, Michigan (mutual insurance company); American Underwriters Insurance Company, Wichita, Kansas; Casualty Underwriters Insurance Company, Salt Lake City, Utah; Beneficial Life Insurance Company, Salt Lake City, Utah; Aurora National Life Assurance Company, Los Angeles, California; Continental Western Life Insurance Company, Des Moines, Iowa; Utah Home Fire Insurance Company, Salt Lake City, Utah; and PHA Life Insurance Company, Portland, Oregon (all privately owned insurance companies); Past Director of National Western Life Insurance Company, Austin, Texas.

Mr. Dummer is a Fellow of the Society of Actuaries and a Member of the American Academy of Actuaries. He has over sixty years of experience in the insurance industry, including service as the former Chief Examiner and Actuary of the Utah Insurance Department. His extensive background in the insurance industry and his knowledge of actuarial and accounting issues are highly valued by our Board.

Irwin M. Herz, Jr. (age 79) was appointed as a director by our Board in July 2018, upon the increase in the size of our Board to ten directors. He served as an advisory director to our Board from 2004 until such appointment, and as a director from 1981 to 1983 and from 1984 to 2004. Principal Occupation: Since 1980, Partner of Greer, Herz & Adams, L.L.P., General Counsel to the Company; Trustee of the Three R Trusts (trusts for the benefit of the children of Robert L. Moody, Sr.).

Mr. Herz’s service as a director of numerous insurance companies, including over thirty-six years on our Board, has provided him with extensive knowledge of the insurance industry. In addition, his background and experience as a corporate and commercial lawyer provides a wealth of knowledge and problem-solving skills to the Board.

E. Douglas McLeod (age 78) was appointed as a director by our Board in July 2018, upon the increase in the size of our Board to ten directors. He served as an advisory director to our Board from 2004 until such appointment, and as a director from 1984 to 2004. Principal Occupation: Chairman and Director of Moody Gardens, Inc. (charitable corporation); Attorney; Past Director of Development of The Moody Foundation (charitable and educational foundation) from 1982 to 2013 (retired); Director of National Western Life Group, Inc. (insurance holding company), Austin, Texas, since 2015; Director of National Western Life Insurance Company, Austin, Texas, from 1979 to 2015; Vice President and Director of Colonel Museum, Inc. (charitable organization); Director of American National County Mutual Insurance Company (subsidiary insurance company); Past Director and past Chairman of Center for Transportation and Commerce (charitable organization); Past Director, Chairman of the Audit Committee, and Executive Committee Member, South Texas College of Law Houston (law school); Past Member of State House of Representatives of the State of Texas (terms ended January 1983).

Mr. McLeod has experience as a lawyer and public servant, including as a state legislator, as well as experience in real estate development and non-profit administration. He brings a varied perspective and set of problem-solving skills and valuable insight to the Board.

Frances A. Moody-Dahlberg (age 50) was first elected to our Board in 1987. Principal Occupation: Executive Director of The Moody Foundation (charitable and educational foundation) since 1998, and a Trustee of The Moody Foundation since 2004; Director of National Western Life Group, Inc., Austin, Texas, since 2015; Director of National Western Life Insurance Company, Austin, Texas, from 1990 to 2015; Director of The Moody Endowment and Transitional Learning Center at Galveston (charitable organizations) since 2012; Director of Gal-Tex Hotel Corporation (hotel management corporation) from March 2000 to December 2003.

Ms. Moody-Dahlberg has over thirty years of experience as a member of our Board. As Executive Director of The Moody Foundation, one of the largest charitable foundations in the State of Texas, she provides insight regarding the concerns of our significant non-profit stockholders.

Ross R. Moody (age 57) has been a member of our Board since November 2016 and Chairman of the Board since April 2017. Principal Occupation: President and Chief Executive Officer of National Western Life Group, Inc., Austin, Texas, since 2015; Chief Executive Officer of National Western Life Insurance Company, Austin, Texas, since 2015; President and Chief Operating Officer of National Western Life Insurance Company from 1992 to 2015; and a Trustee of The Moody Foundation since 1987. Director of The Moody Endowment and Transitional Learning Center at Galveston (charitable organizations) since 2012; Director of Moody National Bank since 2018.

Mr. Moody has served as an insurance company executive for approximately twenty-eight years. His knowledge and experience is valuable to our Board’s discussions of operational and strategic matters.

James P. Payne (age 75) has been a member of our Board since February 2015. Principal Occupation: Retired Senior Vice President – Secretary, National Western Life Insurance Company, Austin, Texas, and officer and director of various of its subsidiary companies, 1998 to February 2015.

Mr. Payne has over forty years of experience in the insurance industry, primarily as chief legal officer for various insurance companies. His extensive industry knowledge, government relations background, and significant experience with corporate governance are an asset to our Board.

E. J. “Jere” Pederson (age 72) was first elected to our Board in 2014. Principal Occupation: Managing Director of CitareTx Management, LLC (manager of medical device venture development and investment company) since 2007; Special Assistant to the Chief Executive Officer, Texas A&M Health Science Center from October 2013 to June 2014; Interim President, Texas A&M Health Science Center and Interim Vice Chancellor for Health Affairs, Texas A&M University System from October 2012 to October 2013; independent management consultant from September 2006 to October 2012; Executive Vice President and Chief Operating Officer of the University of Texas Medical Branch, Galveston, Texas, from 1986 to 2005; Director since 2015 and member of the Audit Committee and the Compensation and Stock Option Committee of National Western Life Group, Inc., Austin, Texas; Director of National Western Life Insurance Company, Austin, Texas, since 1992; Director of The Sealy & Smith Foundation, Galveston, Texas (charitable organization) since December 2010.

Mr. Pederson brings to our Board the benefit of his financial and administrative expertise gained through more than thirty years of experience in health care and university administration.

James E. Pozzi (age 69) was first elected to our Board in 2012. Principal Occupation: President and Chief Executive Officer of the Company since May 2015; Chairman of the Board from February 2016 to April 2017; President and Chief Operating Officer from May 2012 to May 2015; Senior Executive Vice President, Chief Administrative Officer from 2008 to May 2012; Senior Executive Vice President, Corporate Planning, Systems and Life Administration from 2004 to 2008; Executive Vice President, Corporate Planning & Development from 1996 to 2004; also a director and/or officer of various Company subsidiaries.

Mr. Pozzi has been an officer of the Company for over forty-seven years. His past service in various senior management roles and his current service as President and Chief Executive Officer have provided him with intimate knowledge of the financial services industry and our operations.

James D. Yarbrough (age 64) was first elected to our Board in 2001. Principal Occupation: Mayor of the City of Galveston, Texas since May 2014; Owner and Consultant, James D. Yarbrough & Co., from October 2011 to May 2014, and October 1989 through December 1994 (privately owned contract management and financial consulting firm); Chairman of Galveston Industrial Development Corporation since May 2014 (municipal government body with responsibility for allocation of certain sales tax revenues); Member of Board of Trustees of the Port of Galveston since May 2014; Director of Economic Development, City of Galveston, Texas, February 2011 through September 2011; County Judge, County of Galveston, Texas, 1995 through 2010; Director and Member of the Governance and Executive Committees of American National Life Insurance Company of New York, and director of American National Property and Casualty Company, Farm Family Life Insurance Company, Farm Family Casualty Insurance Company, and United Farm Family Insurance Company (subsidiary insurance companies).

Mayor Yarbrough has management experience in both the private and public sectors, including his current service as the Mayor of the City of Galveston and sixteen years as the chief executive of the County of Galveston. In the private sector, he has served as a bank president, owner of a business consulting firm, and director of numerous interests. This varied experience in the public and private sectors makes him a valuable contributor to the Board’s deliberations.

INFORMATION CONCERNING ADVISORY DIRECTORS

The Board of Directors has appointed the following advisory directors, who serve at the pleasure of the Board. Although advisory directors are not entitled to vote on matters considered by the Board or otherwise manage or direct the affairs of the Company, we benefit from their experience and advice. Advisory directors receive the same compensation and benefits as our directors who are not also our officers.

R. Eugene Lucas (age 94) was first appointed as an advisory director in 2004, having previously served as a director from 1981 to 2004. Principal Occupation: Since 1971, President and Director of Gal-Tex Hotel Corporation (hospitality and hotel management company); President of Gal-Tenn Hotel Corporation, LHH Hospitality, LLC, Colorado Landmark Hotels, LLC, Kentucky Landmark Hotels, LLC, and Virginia Landmark Hotels, LLC (hospitality and hotel management companies); Director of Colonel Museum, Inc. (charitable corporation); President and Director of 1859-Beverage Company (hospitality company).

Mr. Lucas has served on our Board for over thirty-six years, including twenty-three years as a member of our Audit Committee. In addition, Mr. Lucas provides our Board with the perspective of an experienced and knowledgeable executive officer outside of the insurance industry. He has been associated with Gal-Tex Hotel Corporation since 1941, including over forty years as its President.

Russell S. Moody (age 58) was first appointed as an advisory director in 2016, having previously served as a director since 1986. Principal Occupation: Investments, League City, Texas, since 2003. Advisory Director of National Western Life Group, Inc. since 2017 and director from 2015 to 2017; Director of National Western Life Insurance Company, Austin, Texas, from 1988 to 2015; Director of The Moody Endowment and Transitional Learning Center at Galveston (charitable organizations) since July 2009; Director of Gal-Tex Hotel Corporation (hotel management company) from March 2000 to December 2003.

Mr. Moody has served as a member of our Board for over thirty years. Along with his sister, Frances A. Moody-Dahlberg, Mr. Moody helps to represent the concerns of our significant non-profit stockholders. Mr. Moody serves as a director of The Moody Endowment, a charitable organization that owns nearly 900,000 shares of our Common Stock.

RELATIONSHIPS AMONG DIRECTORS, ADVISORY DIRECTORS

AND CERTAIN ENTITIES

Company director Ross R. Moody and advisory director Russell S. Moody are brothers and the half-brothers of Company director Frances A. Moody-Dahlberg. Director E. Douglas McLeod is the uncle of Frances A. Moody-Dahlberg and the step father-in-law of director William C. Ansell. The Moody Foundation owns 34.0% and the Libbie Shearn Moody Trust owns 50.2% of Gal-Tex Hotel Corporation. National Western Life Insurance Company is a subsidiary of National Western Life Group, Inc., a publicly traded corporation controlled by Robert L. Moody, Sr. through the Robert L. Moody Revocable Trust, of which Moody National Bank is trustee.

DIRECTOR ATTENDANCE AT MEETINGS

During the year ended December 31, 2019, the Board of Directors of the Company held a total of six (6) meetings. All of the directors and all of the advisory directors attended at least 75% of the aggregate of (1) the total number of such meetings and (2) the total number of meetings held by all committees of the Board on which such directors served during such year. It is the Company’s policy that all directors should make an effort to attend the Company’s annual meeting of stockholders. All members of the Board of Directors except for one director and one advisory director attended the 2019 Annual Meeting.

BOARD OF DIRECTORS AND COMMITTEES

Board Leadership Structure

The Board does not have a requirement that the roles of Chief Executive Officer and Chairman of the Board be either combined or separated. Currently, James E. Pozzi serves as our Chief Executive Officer, and Ross R. Moody serves as our Chairman of the Board. At the present time, the Board believes the separation of these roles provides enhanced opportunities for discussion and evaluation of management decisions, which improves the ability of the Board to oversee management and exercise leadership. The Board retains the authority to change its leadership structure if it determines that its responsibilities can be better fulfilled with a different approach.

The Board’s Role in Risk Oversight

The Company is exposed to a number of risks and undertakes enterprise risk management reviews to identify and evaluate these risks and to develop plans to manage them effectively. Two committees lend support directly to the Board in overseeing the Company’s consideration and management of material risks. First, the Audit Committee assists the Board of Directors in its oversight of enterprise risk management activities by reviewing and discussing with management all significant enterprise risks and evaluating the processes by which risk assessment and risk management are undertaken. These processes address our major risk exposures and the steps management has taken to monitor and mitigate these risks. Second, the Management Risk Committee coordinates the risk management efforts that occur within our business segments to ensure alignment between our risk-taking activities and strategic objectives and ensure consistent application of enterprise risk management processes across all business units. The Management Risk Committee provides reports at each regular meeting of the Board of Directors concerning the Company’s risk management, which may cover risk identification, risk limits and related monitoring, returns on risk-adjusted capital, and information related to the development of the Company’s enterprise risk management program. The Management Risk Committee is comprised of several members of our senior management team and is chaired by our Chief Corporate Risk Officer.

The Board has assigned oversight of the Company’s cybersecurity risk management program to the Audit Committee. Our Chief Information Security Officer reports to the Audit Committee at each of its regular meetings regarding management’s ongoing analysis and management of cybersecurity risks. Such reports cover various matters, such as risk assessment, applicable cybersecurity laws and regulations, the results of annual security testing performed by a third-party firm, discussion of industry standards and best practices, employee training and education, and the implementation and operation of the Board-approved Enterprise Information Security Policy and Information Security Incident Response Plan. Audit Committee members and our Chief Information Security Officer keep the full Board appraised of any significant information security matters throughout the year. Additionally, our Chief Information Security Officer provides an update to the full Board at least annually to review the Board’s cybersecurity responsibilities and to ensure each Board member is aware of information security risks, mitigation strategies and activities or events that occurred since the last update.

Additionally, several other committees and management groups support enterprise risk management activities, including our Board Compensation Committee, which considers risks that may result from our compensation policies and practices. The Board Compensation Committee works directly with senior management, and has in the past worked with its independent compensation consultant, to determine whether such policies and practices improperly encourage management to take risks relating to our business and whether risks arising from our compensation programs are likely to have a material adverse effect on the Company.

Independent Directors and Executive Sessions

The Board has determined, after considering all of the relevant facts and circumstances, that William C. Ansell, Arthur O. Dummer, E. Douglas McLeod, James P. Payne, E. J. Pederson and James D. Yarbrough are “independent” from management in accordance with the NASDAQ listing standards. To be considered independent, the Board must determine that a director nominee does not have any direct or indirect material relationship that would interfere with his or her exercise of independent judgment in carrying out the responsibilities of a director. In making this determination, the Board considered that (1) E. J. Pederson serves as an independent director of National Western Life Group, Inc. and National Western Life Insurance Company, (2) James P. Payne is a retired officer of National Western Life Insurance Company and receives certain retirement benefits from such company, and (3) E. Douglas McLeod has family relationships with certain other members of the Board, as described in the “Relationships Among Directors, Advisory Directors and Certain Entities” section above. The Board determined that such relationships do not impair the independence of these director nominees.

Our independent directors meet in executive session at least twice per year. We do not have a lead independent director.

Board Committees

The Company’s Board has an Audit Committee, a Compensation Committee, a Nominating Committee and an Executive Committee. The Compensation Committee of the Board of Directors is referred to herein as the Board Compensation Committee to distinguish it from the Management Compensation Committee (described further in the “Approach for Determining Form and Amount of Compensation” section of the Compensation Discussion and Analysis below). The Board has determined that all of the members of the Audit Committee, the Board Compensation Committee and the Nominating Committee are independent in accordance with the NASDAQ listing standards and applicable independence requirements under the Exchange Act.

The Board of Directors has adopted written charters for the Audit Committee, the Board Compensation Committee and the Nominating Committee. Each of these committees reviews the adequacy of its charter annually. These charters are posted on the Company’s website at the following address:

https://www.americannational.com/wps/portal/amnat/investor-relations-and-news/corporate-governance

Stockholders may also obtain a printed copy of the committee charters at no charge by writing to the office of the Secretary at One Moody Plaza, Galveston, Texas 77550.

Audit Committee

All of our independent directors other than Mr. McLeod serve on the Audit Committee, of which Mr. Dummer is Chairman. The Board has determined that Mr. Dummer is the financial expert on the Audit Committee, as defined by NASDAQ listing standards and by the Exchange Act. The Audit Committee held twelve meetings during 2019. The Audit Committee is responsible for the following, among other matters:

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The appointment, compensation and oversight of the work of our independent auditors, including the plan and scope of the audit and reviewing and confirming the independence of the auditors. The Audit Committee annually evaluates the performance of and whether to change our independent auditing firm or audit team personnel based on relevant facts known to the Audit Committee, such as the qualifications of the auditors, the quality of services performed, planning and staffing of the audit, management’s opinion of the independence of the auditing firm, length of tenure, factors having the potential to impact objectivity, compliance with regulatory requirements, any reported issues regarding the firm’s internal controls or audits of other companies, and the firm’s efficiencies and relevant expertise regarding our business. The Audit Committee conducts regular executive sessions with the independent auditors.

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Consideration of the effectiveness of our system of internal controls over financial reporting. The Audit Committee regularly considers and reviews with management, the independent auditors and senior internal audit staff the effectiveness of our internal controls over financial reporting, disclosure controls and procedures, disclosures about such controls, and our safeguarding of assets.

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Oversight of the internal audit function. The Audit Committee has supervisory authority for and oversight of our internal audit function, which the Audit Committee regularly reviews and discusses with management and the independent auditors. The Audit Committee annually reviews and approves the internal audit work plan and receives quarterly reports on internal audit activities from senior internal audit staff. As necessary, the Audit Committee appoints or removes our senior internal audit executive and approves the annual compensation of such executive. The Audit Committee conducts regular executive sessions with senior internal audit staff.

•	Review of related party transactions, as described further in the “Procedure for Review, Approval or Ratification of Related Persons Transactions” section below.

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Review and discussion of financial statements and earnings releases. The Audit Committee reviews and discusses with management and the independent auditors our annual and quarterly financial statements and related footnotes and the independent auditors’ report or review thereof and recommends to the Board whether our audited financial statements should be included in our Annual Report on Form 10-K. The Audit Committee also reviews and discusses with management and the independent auditors any earnings press release prior to their release.

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Oversight of our enterprise risk management program. The Audit Committee reviews and discusses with management all significant enterprise risks and evaluates the processes by which risk assessment and risk management are undertaken, including by review and discussion, no less than quarterly, of reports and assessments from our Chief Corporate Risk Officer. The Audit Committee also periodically reviews our risk policy and the activities of our Management Risk Committee.

Board Compensation Committee

All of our independent directors other than Mr. McLeod serve on the Board Compensation Committee, of which Mr. Pederson is Chairman. The Board Compensation Committee makes recommendations as to the compensation of the Company’s executive officers. A description of the Company’s process and procedures for the consideration and determination of executive compensation, and the Board Compensation Committee’s role in such matters, is provided below in the Compensation Discussion and Analysis. The Board Compensation Committee held eight meetings during 2019.

Nominating Committee

Messrs. Yarbrough, Dummer and Pederson are the current members of the Nominating Committee, of which Mr. Yarbrough is Chairman. The Nominating Committee recommends to the Board director nominees to be submitted for election at each Annual Meeting of Stockholders. The Nominating Committee held one meeting during 2019. After receiving the Nominating Committee’s recommendations, the full Board nominates the slate of directors to be presented to the Company’s stockholders at the Annual Meeting.

While there are no specific minimum qualifications that a potential nominee must possess, director nominees are evaluated based upon, among other things, their independence under applicable legal standards; relevant industry, financial, professional or technical expertise and experience; the ability to devote appropriate time and effort to Board matters; the ability to exercise sound judgment; characteristics of leadership, integrity and civility; and experience and knowledge of the Company’s business, history and culture.

While we have no formal policy on diversity, the charter of the Nominating Committee reflects our philosophy. Specifically, the Board and the Nominating Committee believe that it is valuable for Board members to represent a diversity of perspective, experience, skill, education, gender, race, age, ethnicity, religion, disability, and geographic origin whenever possible. The Board believes that such diversity can provide broader insight into the views and priorities of our diverse stockholders, customers, employees and agents. We are committed to considering candidates to the Board regardless of gender, race, ethnicity, religion and national origin, and any search firm retained to assist the Nominating Committee in seeking candidates for the Board will affirmatively be instructed to seek to present women and minority candidates.

The Board of Directors and the Nominating Committee believe that, based on their knowledge of the needs and qualifications of the Board at any given time, the Board, with the help of the Nominating Committee, is best equipped to select nominees that will result in a well-qualified and well-rounded Board of Directors. The Nominating Committee may (but is not required to) consider candidates suggested by management or other members of the Board. In addition, the Nominating Committee may (but is not required to) consider stockholder recommendations for candidates to the Board. In order to recommend a candidate to the Board, stockholders should submit the recommendation to the Chairperson of the Nominating Committee in the manner described in the “Communications with the Board of Directors” section below.

In making its nominations, the Board and the Nominating Committee identify nominees by first evaluating the current members of the Board willing to continue their service. Current members with qualifications and skills that are consistent with the criteria for Board service are re-nominated. The Nominating Committee did not receive any stockholder recommendations for Board nominees to be considered at the Annual Meeting. As to potential new candidates, it is expected that the Board and the Nominating Committee would discuss among themselves and members of management their respective recommendations and any recommendations submitted by stockholders and evaluate the qualifications, experience and background of the potential candidates.

Executive Committee

Ross R. Moody, Chairman, E. J. Pederson, James E. Pozzi, and James D. Yarbrough are the present members of the Executive Committee. The Executive Committee may act on behalf of the full Board of Directors between regular Board meetings, within certain limitations established by our corporate organizational documents and applicable law. For example, our Executive Committee may from time to time approve certain expenditures or investment activities. The Executive Committee held six meetings during 2019.

INFORMATION CONCERNING EXECUTIVE OFFICERS

The following are our executive officers, other than Mr. Pozzi, who is also a director nominee, their current ages, and their positions and offices for the past five years.

Name of Officer	Age	Position (Year Elected to Position)
David A. Behrens	57	Executive Vice President, Independent Marketing (1999)

Johnny D. Johnson	67	Executive Vice President, Corporate Business Process Officer and Chief Information Officer (2013); Senior Vice President, Corporate Business Process Officer and Chief Information Officer (2012)

James W. Pangburn	63	Executive Vice President, Specialty Markets Sales and Marketing (2018); Executive Vice President, Credit Insurance Division (2014)

John F. Simon	56	Executive Vice President and Chief Life and Annuity Actuary (2016); Senior Vice President & Actuary (2013)

Shannon L. Smith	60	Executive Vice President, Chief Agencies Officer, Multiple Line (2017); Senior Vice President, Chief Multiple Line Agency Officer (2013)

James P. Stelling	51	Executive Vice President, Health Insurance and Specialty Markets Operations (2018); Senior Vice President, Health Insurance Operations (2015); Vice President, Group/Health Operations (2002)

Hoyt J. Strickland	63	Executive Vice President, Career Sales and Service Division (2012)

Timothy A. Walsh	58	Executive Vice President, CFO, Treasurer, ML and P and C Operations (2017); Senior Vice President, Chief Operating Officer, Multiple Line (2015-2017); President and Chief Executive Officer of American National Property and Casualty Company (2017), Farm Family Casualty Insurance Company and United Farm Family Insurance Company (2003)

Scott F. Brast	56	Senior Vice President and Chief Mortgage Loan and Real Estate Investment Officer (2018); Senior Vice President, Real Estate/Mortgage Loan (2005)

Deborah K. Janson	53	Senior Vice President, Corporate Office (2016) and Chief Business Planning Officer (2019); Chief Corporate Risk Officer (2017-2019); Vice President, Corporate Planning (2010)

Anne M. LeMire	57	Senior Vice President and Chief Securities Investment Officer (2018); Senior Vice President, Fixed Income and Equity Investments (2015); Vice President, Fixed Income (2006)

Michelle A. Gage	53	Vice President and Controller (2017); Vice President – Multiple Line Finance of Farm Family Casualty Insurance Company, Farm Family Life Insurance Company and United Farm Family Insurance Company (2015-2017); Assistant Vice President – Accounting of Farm Family Casualty Insurance Company, Farm Family Life Insurance Company and United Farm Family Insurance Company (2005-2015)

There are no arrangements or understandings pursuant to which any officer was elected. All officers are elected annually by the Board of Directors and serve until their successors are elected and qualified, unless otherwise specified by the Board.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

This Compensation Discussion and Analysis explains the philosophy underlying our compensation strategy and the fundamental elements of compensation paid to our executive officers included in the Summary Compensation Table, to whom we refer collectively as our “Named Executive Officers,” or “NEOs.” The NEOs for 2019 were:

•	James E. Pozzi, President and Chief Executive Officer

•	Timothy A. Walsh, Executive Vice President, CFO, Treasurer, ML and P&C Operations

•	David A. Behrens, Executive Vice President, Independent Marketing

•	Hoyt J. Strickland, Executive Vice President, Career Sales and Service Division

•	J.D. Johnson, Executive Vice President, Corporate Business Process Officer and Chief Information Officer

Our Board Compensation Committee (which we refer to in this Compensation Discussion and Analysis as the “Committee”) is comprised solely of independent directors and has oversight responsibility for our executive compensation program. The overall goal of the program is to retain and reward leaders who will help the Company create long-term value for our stockholders. With this goal in mind, our compensation program is designed to:

•	Attract and retain experienced, highly qualified individuals who can make significant contributions to our long-term success;

•	Drive exceptional performance and motivate our executive officers to achieve desired financial results; and

•	Align the interests of our executive officers with the long-term interests of our stockholders through the use of performance-based incentives and stock ownership guidelines.

The key components of our executive compensation program for 2019 included base salary, a short-term cash incentive award opportunity, and a long-term cash incentive award opportunity. Incentive opportunities for our executives are based 100% on performance relative to certain measures aligned with the growth and profitability of our business and long-term stockholder value creation.

Pay Governance

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Stockholder Say-on-Pay Advisory Voting. At the 2020 Annual Meeting, stockholders will have an opportunity to approve, in a non-binding advisory vote, our executive compensation program for 2019 as disclosed in this proxy statement (Proposal 3 below). At the 2019 Annual Meeting, stockholders strongly approved our 2018 executive compensation program by over 99% of the votes cast. At the 2020 Annual Meeting, stockholders will also have an opportunity to approve, in a non-binding advisory vote, the frequency of holding future say-on-pay advisory votes (Proposal 4 below). The Board of Directors is recommending that stockholders approve holding a say-on-pay advisory vote annually.

•	No Employment, Severance or Change-in-Control Agreements. We do not have any employment agreements, severance agreements or change-in-control agreements with our officers.

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Stock Ownership Guidelines. The Committee adopted stock ownership guidelines in 2011 to encourage stock ownership by our officers and directors and to further align their long-term goals and objectives with those of our stockholders. The current ownership guidelines for officers as a multiple of base salary are as follows: President and CEO – five times; Executive Vice Presidents – two times; and Senior Vice Presidents – one times. The ownership guideline for directors is five times the annual cash retainer. For purposes of determining ownership under the guidelines, restricted stock and book value units (“BVUs”) are included in an individual’s ownership. Each share of restricted stock counts as one share of common stock. The value of an individual’s aggregate holdings in common stock and restricted stock is based upon the greater of market value or book value of the Company’s common stock. The value of an individual’s aggregate holdings in BVUs is based upon the BVU initial value of $100 per BVU. Officers and directors who do not meet the ownership guidelines are given five years to comply and may not sell Company stock without Committee approval.

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Clawback Policy. Our Clawback Policy authorizes the Committee, on behalf of the Company and in all appropriate circumstances, to seek reimbursement of any annual incentive payment or long-term incentive payment paid within three years of an accounting restatement made to correct financial statement inaccuracies resulting from material noncompliance with any financial reporting requirement under applicable securities laws. The amount subject to recovery is the excess, if any, of the total incentive payment made to the recipient based on such financial statement inaccuracies over the amount that would have been paid had such payment been calculated in accordance with the accounting restatement, up to the full amount of the incentive payment made. In addition, if an incentive payment recipient engages in intentional misconduct that contributes to the payment to him or her of incentive compensation that is greater than would have been paid in the absence of such misconduct, the Committee has the discretion to seek reimbursement or other remedial action. The recovery of any payments under this policy is administered by the Committee, which has sole discretion as to when and how to seek recovery.

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Anti-Hedging Policy. Our Insider Trading Policy prohibits our officers, employees and directors from (1) engaging in any transactions with respect to our common stock that are designed to or have the effect of hedging or offsetting any decrease in the market value of such stock, such as put or call options, prepaid variable forward contracts, collars and exchange funds; (2) pledging such stock as collateral for any loan or holding such stock in a margin account; and (3) engaging in short-term, speculative trading in such stock.

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Limited Executive Perquisites and Tax Gross-ups. We strive to keep executive perquisites to a minimum. Accordingly, our perquisites are generally limited to nonqualified supplemental health care, a company car for the CEO, memberships in a golf club operated on property owned by a Company subsidiary, and occasional guest travel for company events (treated as taxable income to the executive). We generally do not use tax gross-ups for our executives and have done so in recent years only in rare and limited circumstances. The perquisites and benefits provided to each NEO during 2019 are included in the “All Other Compensation” column of the Summary Compensation Table, located in the “Compensation Tables” section below, and are reported in further detail in the “All Other Compensation Table – NEOs” in such section.

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Incentive Compensation Adjustments. In February 2018, the Committee adopted a policy governing adjustments to performance criteria under our incentive compensation programs. Such policy requires Committee approval of any such adjustments and provides certain objective standards for evaluation of any adjustments proposed by management. Any potential adjustments must have a material impact to the incentive program results, must be needed to maintain the integrity and motivational value of the program, and must be as a result of unexpected circumstances that management could not reasonably anticipate or avoid through diligent planning or have adequate time to overcome. Example of adjustments that may be considered under such policy include unbudgeted revenue, expense or operating income from a merger, acquisition or divestiture in the year of such an event; legal settlements unrelated to operations; legislative changes with unanticipated effects; changes in accounting methods that are not budgeted; and redirections of strategy that are not budgeted.

2019 Executive Compensation Program Summary

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Base Salaries in 2019. Effective May 1, 2019, the Committee and our Board approved base salary increases of 7.1% for Mr. Pozzi and 3.5% for Messrs. Walsh, Behrens, Strickland and Johnson. These changes are further discussed in the “Base Salaries” section below.

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Executive Incentive Compensation Program (“EICP”). The structure of the 2019 EICP was substantially unchanged from the 2018 EICP and included a separate short-term incentive (“STI”) and long-term incentive (“LTI”). The STI again focused on a common framework of performance metrics for all executives, emphasizing key insurance industry performance indicators, such as premium growth, the property and casualty combined ratio, and return on equity from insurance operations (“Insurance ROE”), with an additional performance factor for business unit leaders based on their individual accountability. The LTI again focused on growth in Company net book value over a three-year period through the issuance of BVUs, as we believe book value for our Company, over the long term, aligns the interests of management with the Company. The EICP is discussed in greater detail in the “Short-Term Incentive Compensation” and “Long-Term Incentive Compensation” discussions below.

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Retirement and Other Benefits. NEOs are eligible to participate in a tax-qualified retirement plan and a nonqualified deferred compensation plan. The Company offers basic health benefits, disability protection, life insurance, and similar programs to all employees. In addition to these plans, the NEOs and officers of the parent company who are at the vice president level and above participate in an excess benefit plan that complements their core medical insurance coverage (the “Merit Plan”).

Approach for Determining Form and Amount of Compensation

The Committee oversees and recommends to our Board all compensation policies and programs for our senior officers, including the NEOs. From 2010 through 2018, the Committee retained Frederic W. Cook & Co., Inc. (“FW Cook”) as its independent compensation consultant to conduct annual compensation studies that included analysis against our peers and the market generally, and to provide related advice. In October 2018, however, the Committee determined instead to seek a full compensation study from an independent compensation consultant every two or three years, in order to save the expense of a full review every year. The Committee retains the authority to seek assistance from independent compensation consultants in its sole discretion. In addition, the Committee may seek information from such sources as it deems appropriate and also considers compensation recommendations for executives other than the CEO from our Management Compensation Committee. At the time 2019 officer compensation recommendations were made, the Management Compensation Committee was comprised of five of our most senior officers: James E. Pozzi, Timothy A. Walsh, J.D. Johnson, Bruce M. LePard, and John F. Simon.

How We Determine Each Element of Compensation

The compensation process for our NEOs and other executive officers begins with an annual evaluation by the Management Compensation Committee, which considers Company performance against the stated performance measures and goals for the year, each executive officer’s individual performance and contributions to our results, any changes in responsibilities, internal equity and consistency, the future potential of each executive officer, and market data from industry and general market sources. The Management Compensation Committee formulates recommendations based on this process for the base salaries and incentive opportunities for all executive officers other than the members of such committee. After review and approval of the Management Compensation Committee’s recommendations by the CEO, such recommendations are presented to the Committee for its consideration and evaluation. The CEO makes recommendations to the Committee with respect to other members of the Management Compensation Committee. The Committee evaluates these recommendations and makes its own determination for the base salary and incentive opportunities of our CEO. The Committee’s compensation recommendations are then presented to our Board for final approval.

In determining the amounts of each element of compensation and the aggregate compensation for our NEOs, we do not use any specific formulae or attempt to satisfy any specific ratio for compensation among our executive officers. We also do not generally target any particular allocation for base salary, annual incentive, or long-term incentive as a percentage of total compensation. Target compensation levels are decided upon based on a review of relevant market practices; the responsibilities, past performance and future potential of each executive; internal equity considerations; each executive’s ability to impact financial and operational results; and the recommendations of the Committee’s independent compensation consultant.

Elements of 2019 Compensation Provided to the NEOs

The following table lists the primary elements of our executive compensation program for 2019 and the primary purpose of each element. Additional explanation of each element is provided below.

Element	Purpose
Base Salary	Provides a fixed level of competitive compensation commensurate with role and responsibility.

Short-Term Incentive Compensation (STI) through an annual cash bonus opportunity	Focuses executive attention on key financial and operational performance measures.

Long-Term Incentive Compensation (LTI) through growth in the value of book value units (BVUs)	Aligns executives’ interests with those of our stockholders and helps retain executive talent with the opportunity for cash payout of BVUs, based on growth in book value over a three-year period.

Retirement Benefits, consisting of non-qualified deferred compensation plans, qualified and non-qualified Company pension plans (now frozen), and the Company’s 401(k) Plan	Assists in providing for the long-term financial security and future well-being of our executives and their families.

Health and Welfare Benefits (consisting of basic and supplemental health insurance, disability protection, and life insurance)	Assists in providing for the current well-being and financial protection of our executives and their families.

Base Salary

Base salary is an important component of total compensation for our NEOs, and it is vital to our goal of recruiting and retaining executive officers with proven abilities. Base salaries are determined for each NEO based on abilities, qualifications, accomplishments, prior work experience and market data. Adjustments are considered annually based on current market data, the consistency of the executive officer’s individual performance over the prior year, changes in responsibilities, future potential and internal equity. The Committee generally has sought to approximate market median salaries for the NEOs.

Because the Committee based its 2018 NEO base salary recommendations on FW Cook’s evaluation of our compensation program in early 2018, the Committee determined not to recommend any significant changes to such base salaries for 2019. In October 2018, management presented the Committee with information showing that Aon Hewitt, the Economics Research Institute, Korn Ferry Hay, Towers Watson, and WorldatWork (all of whom provide information solutions or consulting in the human resources sphere) were projecting 2019 median salary budget merit increases across all industries of 3.0% to 3.2%, with projected promotional increases of approximately 0.5%, for total projected salary budget increases of approximately 3.5% to 3.7%. After review of such information, the Committee recommended 2019 base salary increases of 3.5% for Messrs. Walsh, Behrens, Strickland and Johnson. The Committee recommended a 7.1% increase for Mr. Pozzi, in recognition of his commendable performance as CEO. The Board approved the Committee’s recommendations for NEO base salaries in April 2019.

The table below illustrates base salary changes for 2019.

Name	2018 Base Salary	2019 Base Salary	Percentage Increase
James E. Pozzi	$1,004,000	$1,075,016	7.1%
Timothy A. Walsh	$515,015	$533,052	3.5%
David A. Behrens	$560,001	$579,618	3.5%
Hoyt J. Strickland	$415,019	$429,546	3.5%
J.D. Johnson	$415,019	$429,546	3.5%

Base salary changes at our Company typically take effect on May 1st. As a result, salary amounts shown in the Summary Compensation Table as paid for 2019, for example, include four months (January through April) of amounts paid based on 2018 approved base salaries and eight months based on 2019 approved base salaries.

Incentive Compensation Generally

Like our 2018 EICP, the 2019 EICP featured separate STI and LTI components. Eligibility for EICP participation is determined by the Committee and the Board. All incentive compensation is subject to review and approval by the Committee and the Board, both at the time of setting performance goals and at the time of payment of awards. In order to receive an incentive compensation award payout, an executive must be employed by us at the time of payout; provided, however, that in the event of death, disability or normal retirement after the age of 65 prior to such payout, the payout will be prorated for the portion of applicable performance period up to the date of death, disability or retirement.

Short-Term Incentive Compensation

For 2019, the Committee recommended, and the Board approved, the continuation of the STI framework first implemented in 2016, which features a common set of performance measures for all executives that focus on premium growth, Insurance ROE and the property and casualty combined ratio, all of which are important measures of insurance company financial performance. These metrics are described in further detail below. The metrics for business unit leaders include an additional performance factor relevant to each unit leader’s specific area of operations.

Incentive Opportunities: STI opportunities are expressed as a percentage of base salary for each participant. For each applicable performance measure, the Committee adopts threshold, target and maximum levels of performance. An NEO’s aggregate STI opportunity is equal to the sum of the incentive opportunities tied to the specific performance measures applicable to that individual. For each performance measure, the payout for threshold level performance is equal to 50% of the target performance payout, and the payout for maximum level performance is equal to 150% of the target performance payout. The earned percentage is prorated for performance between levels. For example, if actual performance under a particular measure is halfway between threshold and target levels, an NEO would receive his threshold award plus one-half of the additional award attributable to target level achievement for that measure.

Because the Committee based its recommendations for 2018 STI opportunities for the NEOs on FW Cook’s evaluation of our compensation program in early 2018, the Committee and Board determined not to make any changes to such opportunities for 2019. The following table reports the aggregate threshold, target and maximum STI opportunity for each of the NEOs as a percentage of his base salary for 2019:

2019 STI Aggregate Incentive Opportunities as a Percentage of Base Salary

Name	Threshold	Target	Maximum
James E. Pozzi	50%	100%	150%
Timothy A. Walsh	35%	70%	105%
David A. Behrens	35%	70%	105%
Hoyt J. Strickland	27.5%	55%	82.5%
J.D. Johnson	27.5%	55%	82.5%

Performance Measures: The Committee generally recommends performance measures and the corresponding threshold, target and maximum levels of performance for our NEOs after consideration of our annual business plan and historical data and with input from the Management Compensation Committee. The Committee and the Board approved the specific performance measures and goals for the 2019 EICP in February 2019.

Performance measures and goals are intended to be aspirational and are intentionally set with a level of stretch such that achieving target goals is not assured. NEOs are reasonably likely to meet some, but not all, threshold performance goals. Target performance goals generally are set in accordance with the Company’s annual business plan and include a reasonable degree of stretch. Maximum levels of performance are established at levels including significant stretch and above that which is expected to achieve the performance required under the business plan. Achievement of an aggregate target STI payout generally means that the performance of the NEO and the Company has met yearly objectives established under the EICP.

STI performance measures used for the NEOs in 2019 are explained below.

1.

Insurance ROE: This is after-tax insurance operating income determined in accordance with U.S. generally accepted accounting principles (“GAAP”), divided by equity allocated to the insurance lines at the beginning of the year. Allocated equity is determined using our internal capital model.

2.

Life and P&C Direct Earned Premium Growth (“Premium Growth”): This is the simple average of the annual growth in GAAP weighted direct earned premium for our life and property and casualty business segments. Weighted direct earned premium is premium income to us, actually received, that is weighted in accordance with industry standards for measuring premium. Pursuant to such standards, recurring premiums are weighted at 100%, and single and excess premiums are weighted at 10% of the actual amount received.

3.

P&C Combined Ratio: This is the total combined ratio for our property and casualty insurance operations, inclusive of the impact of catastrophes and credit property and casualty operations. The combined ratio, an indication of underwriting profitability, measures the ratio of losses, loss adjustment expenses and operating expenses to net earned premium. Losses, loss adjustment expenses and operating expenses are calculated after reinsurance.

4.

Life Direct Earned Premium Growth (applicable to Mr. Behrens and Mr. Strickland): This is actual annual growth in our total weighted life direct earned premium. Weightings include single and excess premiums at 10%.

In accordance with the terms of the EICP, the amount of an STI award payable based on performance measures unrelated to earnings is reduced by 50% of the calculated amount if Insurance ROE falls below a specified level. This includes the performance measures for Premium Growth and Life Direct Earned Premium Growth. The threshold level of Insurance ROE performance was achieved during 2019; accordingly, no such reduction was required.

The table below shows the performance measures and their approximate weightings as a percentage of the total STI opportunity for each NEO during 2019. As business unit leaders, Messrs. Behrens and Strickland had an added key operational measure, Direct Life Earned Premium Growth, which each had the ability to impact, in addition to the three common performance metrics.

2019 STI Performance Measures and Approximate Weightings for NEOs

Performance Measure	Pozzi	Walsh	Behrens	Strickland	Johnson
Insurance ROE	50%	50%	40%	40%	50%
Premium Growth	35%	35%	25%	25%	35%
P&C Combined Ratio	15%	15%	10%	10%	15%
Life Direct Earned Premium Growth	—	—	25%	25%	—

The table below shows each STI performance measure and the threshold, target and maximum goals associated with each, along with actual 2019 performance with respect to each performance measure. Incentive opportunities are expressed as a percentage of base salary. Information regarding our performance measures is provided in the limited context of our STI discussion in this Compensation Discussion and Analysis and should not be understood to be statements of management’s expectations or estimates of results or other guidance. We specifically caution investors not to apply these statements to other contexts.

STI Performance Measure	Threshold	Target	Maximum	2019 Actual
Insurance ROE	5.40%	7.90%	10.40%	6.93%
Premium Growth	3.55%	5.55%	8.55%	4.36%
P&C Combined Ratio	101.00%	99.00%	96.00%	100.16%
Life Direct Earned Premium Growth	4.60%	6.10%	8.60%	5.99%

Following the Company’s completion of the 2019 financial statements, the Committee and the Board assessed the Company’s performance against the goals established at the beginning of the year to determine the aggregate STI award payable to each NEO. Awards earned were paid on February 28, 2020. The following table shows how each NEO performed relative to his 2019 aggregate target STI opportunity:

2019 STI Potential Target Aggregate Incentive Opportunities

for the NEOs Compared to Actual Aggregate STI Incentive Award Earned

	Aggregate Target STI		Actual Aggregate Incentive Award Earned
Name	As a % of Base Salary	As $ Amount	As a % of Target STI	As a % of Base Salary	As $ Amount
James E. Pozzi	100%	$1,075,016	73.84%	73.84%	$793,748
Timothy A. Walsh	70%	$373,136	74.70%	52.29%	$278,724
David A. Behrens	70%	$405,733	80.08%	56.06%	$324,929
Hoyt J. Strickland	55%	$236,250	80.09%	44.05%	$189,213
J.D. Johnson	55%	$236,250	74.70%	41.08%	$176,475

Long-Term Incentive Compensation

2019 LTI Program: For 2019, the Committee recommended, and the Board approved, the continuation of the LTI framework originally implemented as part of the 2016 EICP. The Committee and the Board approved the

Company’s award to each participant of a target number of BVUs, the ultimate number and value of which will be determined and settled in cash at the end of the three-year performance period ending December 31, 2021, subject to the Company’s achievement of the required growth in book value. The number of target BVUs initially awarded is based on each executive’s target LTI opportunity, as approved by the Committee and the Board, stated in dollars and divided by $100. At the end of the three-year performance period, the number of BVUs earned, if any, will be based on the compound annual growth rate (“CAGR”) of the Company’s GAAP book value during such performance period, adjusted for dividends paid. For purposes of the three-year CAGR calculation, the beginning value will be our GAAP book value at December 31, 2018, and the ending value will be our GAAP book value at December 31, 2021, plus dividends paid during 2019, 2020 and 2021. After the end of the third year, each BVU earned will be settled in cash in an amount equal to $100 times the compounded adjusted three-year CAGR.

The Committee believes providing long-term incentives based on growth in book value aligns management’s economic incentives directly with the long-term financial performance and strength of the Company. Earnings of the Company are either added to book value per share or paid out as dividends on all outstanding shares. In this way, book value more closely reflects the real economic value of the Company and is not subject to fluctuations in the stock market unrelated to the Company’s performance. In addition, awarding long-term incentives in the form of cash-settled BVUs helps mitigate concerns of stockholder dilution associated with certain equity awards, including the RSUs awarded as LTI in prior years.

For the 2019 LTI, the Committee and the Board approved the following book value growth objectives: a threshold book value CAGR of 4.0%, a target book value CAGR of 6.25%, and a maximum book value CAGR of 9.0%. Such objectives were recommended by the Committee after reviewing our three-year adjusted book value CAGR at each year end from 2009 through 2018. The three-year average adjusted book value CAGR during such ten-year period was 5.6%.

Effective May 1, 2019, and with Committee and Board approval, the Company awarded each LTI participant, including all of the NEOs, with a target number of BVUs that varied with the role and responsibilities of each participant within the enterprise. In accordance with the terms of the LTI program, each target BVU has an initial value of $100. The Committee and Board determined not to change the 2019 LTI opportunities for the NEOs from 2018 LTI opportunities. The Committee and Board had increased 2018 LTI opportunities for Messrs. Pozzi, Walsh, Strickland and Johnson in recognition that their total direct compensation (base salary, STI and LTI) trailed market total direct compensation as a result of relatively lower levels of long-term incentives.

The number of target BVUs awarded to each NEO under the 2019 EICP is shown in the table immediately below. Such table also shows the value of such target BVUs (based on an initial value of $100 per BVU), expressed both as a dollar amount and as a percentage of base salary.

2019 LTI Target BVUs

Name	Target BVUs
	Number	As $ Amount*	As a % of Salary
James E. Pozzi	26,875	$2,687,500	250%
Timothy A. Walsh	3,465	$346,500	65%
David A. Behrens	3,770	$377,000	65%
Hoyt J. Strickland	2,150	$215,000	50%
J.D. Johnson	2,150	$215,000	50%

*	Based on an initial value of $100.

The following table shows the number of BVUs that may be earned by the NEOs at the end of the three-year performance period ending December 31, 2021 in relation to the established book value growth objectives and the target number of BVUs awarded to each NEO:

	Minimum	Target	Maximum
BVU Growth (CAGR, adjusted for dividends)	4.0%	6.25%	9.0%
BVUs Earned	50% of Target BVUs	100% of Target BVUs	150% of Target BVUs

No BVUs will be awarded if book value CAGR, adjusted for dividends, is less than 4.0% at the end of the performance period. At or above 4.0% adjusted book value CAGR, BVUs earned will be prorated between minimum and target levels or, as applicable, between target and maximum levels, depending on the level of CAGR achieved. The number of BVUs actually earned, if any, will be determined based on information as of December 31, 2021. Each BVU earned in accordance with the table above will be settled in cash in March 2022 in an amount equal to $100 times the compounded adjusted three-year CAGR achieved at December 31, 2021.

One third of BVUs ultimately awarded, if any, will vest ratably for service at each year-end during the three-year performance period. However, such BVUs will not be settled or paid until after the end of the three-year performance period. Unvested BVUs are forfeited if a participant leaves the company for a reason other than normal retirement after age 65, death or disability. The number of BVUs earned is adjusted pro-rata to the date of normal retirement after age 65, death or disability, based on the number of whole months of service, including credit for the month in which any such event occurs. If a participant is terminated for cause, all BVUs are forfeited, regardless of vesting.

Settlement of BVUs Awarded under the 2017 LTI Program: The three-year performance period in effect for the 2017 LTI program ended on December 31, 2019. Following the Company’s completion of the 2019 financial statements, the Committee and the Board assessed the Company’s performance against the goals established in 2017 to determine the aggregate BVUs earned. In calculating the book value CAGR achieved for such performance period, we excluded the impact of certain factors that otherwise enhanced GAAP book value. First, we excluded the impact of the Tax Cuts and Jobs Act of 2017. Second, we excluded the impact of our adoption of an accounting standard that resulted in an increase in our retained earnings. By excluding these items, GAAP equity was reduced by approximately $266.3 million for purposes of calculating adjusted book value CAGR at December 31, 2019, which had the effect of lowering the BVU cash settlements. Our book value at December 31, 2019 with such exclusions, plus dividends paid during 2017, 2018 and 2019, was approximately $5.99 billion. Our GAAP book value on December 31, 2016 was approximately $4.66 billion. The resulting adjusted book value CAGR for the three-year performance period ending December 31, 2019 was 8.74%.

The book value growth objectives for the 2017 LTI were a threshold book value CAGR of 4.0%, a target book value CAGR of 6.25%, and a maximum book value CAGR of 9.0%. The 8.74% adjusted book value CAGR achieved was approximately 145% of target CAGR. Each of the NEOs, therefore, earned approximately 145% of his respective target BVUs. Each earned BVU was settled in cash on February 28, 2020 at an accumulated value of $128.58 per BVU, the product of the $100 initial BVU value times the compounded three-year adjusted book value CAGR of 8.74% (or $100 x 1.0874%3). Such cash settlement is reflected in the table below.

Cash Settlement of BVUs Earned under 2017 LTI Program

	2017 Target BVUs		BVUs Earned as of End of Performance Period (12/31/2019)
Name	Number of BVUs	As $ Amount*	Number of BVUs	As $ Amount**
James E. Pozzi	21,938	$2,193,800	31,869.93	$4,097,836
Timothy A. Walsh	2,475	$247,500	3,595.50	$462,309
David A. Behrens	3,517	$351,700	5,109.24	$656,946
Hoyt J. Strickland	1,608	$160,800	2,335.99	$300,361
J.D. Johnson	1,560	$156,000	2,266.25	$291,395
*	Based on initial value of $100.
**	Based on an accumulated value of $128.58 per BVU.

The Committee expects to annually recommend grants of target BVUs as our LTI program of choice for the foreseeable future. We believe that providing long-term incentive opportunities on an annual basis provides stronger retention incentives for our executive officers and helps improve our competitive positioning with respect to long-term incentive compensation.

LTI Prior to 2016: For the EICPs in effect from 2010 through 2015, the Company delivered LTI in the form of performance-based grants of RSUs pursuant to the 1999 Plan based on the achievement of applicable performance objectives. The grant value of RSUs awarded was based on annual performance under the then existing EICPs, in which the incentive awards earned were paid in fixed ratios of cash and RSUs. RSUs vested ratably over three years and did not convey any voting or dividend rights until such time as they vested and converted into shares of Common Stock. Alternatively, recipients were permitted to choose to have RSUs settled in cash or a combination of cash and stock upon vesting, after giving consideration to our stock ownership guidelines. The RSUs Vested Table below provides information regarding the March 1, 2019 vesting of the last remaining RSUs held by the NEOs.

The 1999 Plan is administered by the Committee. Until 2010, we made grants only of restricted stock and freestanding stock appreciation rights under the 1999 Plan. The Company retains the right to issue equity awards under the 1999 Plan and any future plan. Existing awards under the 1999 Plan vest immediately in the event of a change of control of the Company. At its November 2016 meeting, however, the Committee determined that any future awards made under the 1999 Plan would be subject to accelerated vesting in the event of a change in control only when coupled with a termination of employment. Mr. Pozzi is the only NEO with any outstanding awards under the 1999 Plan, as shown in the Outstanding Equity Awards at Year End Table below.

Retirement Benefits

We maintain Company-sponsored retirement and deferred compensation plans for the benefit of our salaried employees, including our NEOs. These benefits are designed to assist in providing for the long-term financial security of these employees and their families. Like all of our salaried employees, our NEOs are eligible to participate in the American National 401(k) Plan (the “401(k) Plan”), a Company-wide, tax-qualified retirement plan. The intent of the plan is to provide all salaried employees with a tax-advantaged savings opportunity for retirement. We make an annual matching contribution equal to 100% of each participant’s deferral, up to four percent of his or her compensation. As required, eligible pay under this plan is capped at annual limits established under the Internal Revenue Code of 1986, as amended (the “Code”).

Because eligible pay under the 401(k) Plan is capped under the Code, we have offered additional means for certain employees to save for retirement. Prior to 2014, we offered qualified and nonqualified defined benefit pension plans. The general purpose of the non-qualified defined benefit pension plans was to restore curtailments of benefits under the qualified plan required to comply with covered compensation limits under the Code. These plans, and the benefits provided under them to the NEOs are further discussed below in connection with the Pension Benefits table.

In July 2013, management recommended and the Committee and the Board approved that we shift our retirement benefits from defined benefit pension plans to contributory defined contribution plans. In accordance with this recommendation, we amended our qualified and non-qualified defined benefit pension plans effective December 31, 2013 to freeze participation and future benefit accruals, with no additional years of service credit or salary increase credit thereafter. Benefits earned by eligible employees prior to such date are not affected, including any such benefits earned by eligible employees who are not vested as of such date but become fully vested thereafter. All employees were affected by these amendments, including the NEOs.

In connection with the freezing of the defined benefit pension plans, we adopted the American National Family of Companies Executive Supplemental Savings Plan, effective January 1, 2014. This unfunded nonqualified deferred compensation plan was renamed the American National Executive Supplemental Savings Plan effective January 1, 2015 (the “Executive Plan”). The Executive Plan permits certain executives and highly compensated employees to defer a portion of their compensation that they would otherwise receive and permits us to match such elective deferrals in the same manner as would be permitted under our qualified 401(k) Plan in the absence of limitations imposed by the Code. The Executive Plan includes both employee deferral and Company contribution components. All of the NEOs participate in the Executive Plan.

Pursuant to the Executive Plan, participants may elect to defer a portion of their annual salary and certain performance-based compensation and bonuses. During each plan year, we make a matching contribution equal to 100% of each participant’s deferral, up to four percent of his or her compensation in excess of the compensation limit under Code section 401(a)(17) for that year. In addition, for plan years 2014 through 2017, we made a non-elective contribution to the Executive Plan on behalf of each participant equal to two percent of his or her compensation in excess of such limit, provided that the recipient was employed by us on the last day of the year (subject to certain exceptions under the Code).

Executive Plan participant deferrals and Company contribution amounts are held in a grantor (rabbi) trust subject to the claims of the creditors of the participant’s employer and are deemed invested in the particular investment options selected by each participant. Participants vest in Company contributions after completing three years of service. Executive Plan participants may elect whether they will receive a distribution of their plan account balances upon termination of employment or at a specified date. Distributions can be made in a lump sum or in five or ten annual installments. As a result of certain restrictions under the Code, most participants (including all of the NEOs) may not actually receive or commence their benefits until six months after termination of employment.

Compensation for purposes of computing the Company’s contributions to an NEO’s Executive Plan account consists of each participant’s W-2 compensation and amounts not included in income due to a salary reduction agreement, such as for 401(k) Plan contributions. Compensation does not include the value of reimbursements or other expense allowances, moving expenses, fringe benefits, deferred compensation, welfare benefits or any amounts includable in income due to restricted stock, RSUs, BVUs, stock appreciation rights or Christmas bonuses. In addition, when determining the amount of the Company matching contributions to the Executive Plan, the participant’s compensation is determined before any deferral made under that plan.

Other Benefits

Basic health benefits, disability protection, life insurance and similar programs are provided to make certain that access to healthcare and income protection are available to our employees and their family members. Each of our NEOs, as well as all of our officers at the parent company of the level of vice president and above, participates in our Merit Plan, a medical plan that supplements our core medical insurance plan. The Merit Plan provides coverage for co-pays, deductibles, and other out-of-pocket expenses that are not covered by the core medical insurance plan. Benefits under the Merit Plan are taxable to the recipient only to the extent any such benefits are provided for medical expenses that would not be deductible by the recipient for federal income tax purposes.

Special Considerations for Pension-Related Amounts Reported in the Summary Compensation Table

It is important to note that amounts reported in Column (e) (“Changes in Pension Value and Non-Qualified Deferred Compensation Earnings”) of the Summary Compensation Table below are not the result of any decision to increase or decrease pay. For each of the NEOs, the amount reported in such column includes the year-over-year change in accrued pension benefits under our frozen defined benefit pension plans. Such change is influenced by variables outside of the Company’s control, including interest rates, mortality factors, and the age of each individual.

Consideration of Risks from Compensation Policies and Practices

In early 2018, at the request of the Committee, FW Cook performed a review of our compensation policies and practices to determine whether such policies and practices encourage excessive risk taking that is reasonably likely to have a material adverse effect on the Company as a whole. In March 2019, our Chief Corporate Risk Officer provided the Committee with an updated review of our compensation policies and practices, which noted in part that there have been no material changes to our compensation policies and practices during the past two years. Based on such review, the Committee concluded that our compensation programs do not encourage excessive risk taking that is reasonably likely to have a material adverse effect on the Company as a whole. In reaching its conclusion, the Committee considered several features of our compensation programs that were noted by FW Cook and our Chief Corporate Risk Officer as discouraging excessive or unnecessary risk taking. Among such features are the following:

•	conservative overall pay positioning of annual cash compensation for most executive positions;

•	effective balance between annual (STI) and deferred, at-risk (LTI) compensation, with no use of highly leveraged performance stock awards or stock options;

•	appropriately rigorous performance measures that are tied to overall corporate results and well-balanced between revenue growth, profitability and capital-based return measures;

•	long-term incentives based on growth in book value over overlapping three-year performance periods to mitigate any risk of timing transactions;

•	caps on both annual and long-term incentive award payouts at appropriately conservative levels;

•	absence of large annual incentive awards based on earnings, without any holdback;

•	absence of any mega-grants or front-loaded grants of equity;

•	stock ownership guidelines, an incentive compensation clawback policy for executive officers, and anti-hedging and anti-pledging policies with respect to the Company’s stock; and

•

independent Committee oversight, supported by the availability of an independent compensation consultant who can communicate directly with the Committee through its Chairman as the Committee deems necessary or appropriate.

COMPENSATION COMMITTEE REPORT

The Board Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based upon such review, the related discussions and such other matters deemed relevant and appropriate to the Board Compensation Committee, the Board Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K (incorporated by reference) and in this proxy statement to be delivered to stockholders.

Submitted by the Board Compensation Committee:

E. J. Pederson, Chairman

William C. Ansell

Arthur O. Dummer

James P. Payne

James D. Yarbrough

COMPENSATION TABLES

SUMMARY COMPENSATION TABLE

The following table sets forth all of the compensation awarded to or earned by the Named Executive Officers (“NEOs”) for the years ended December 31, 2019, 2018, and 2017.

Name and Principal Position	Year	Salary (a)	Bonus (b)	Non-Equity Incentive Plan Compensation (c)		Change in Pension Value and Non-Qualified Deferred Compensation Earnings (d)	All Other Compensation (e)	Total
James E. Pozzi,	2019	$1,049,893	$0	$4,891,584	*	$1,755,409	$153,554	$7,850,440
President and Chief Executive Officer	2018	$993,860	$247	$2,717,139	*	$238,893	$160,068	$4,110,207
	2017	$966,347	$258	$987,089		$849,821	$194,000	$2,997,515

Timothy A. Walsh,	2019	$526,670	$198	$741,033	*	$0	$56,277	$1,324,178
Executive Vice President,	2018	$492,261	$198	$437,393	*	$0	$58,169	$988,021
CFO, Treasurer, ML and P&C Operations	2017	$435,551	$214	$320,888		$6,804	$69,636	$833,093

David A. Behrens,	2019	$572,677	$198	$981,875	*	$441,724	$64,232	$2,060,706
Executive Vice President,	2018	$553,313	$198	$643,310	*	$0	$60,656	$1,257,477
Independent Marketing	2017	$540,891	$206	$337,254		$220,478	$82,387	$1,181,216

Hoyt J. Strickland,	2019	$424,406	$198	$489,574	*	$103,375	$50,652	$1,068,205
Executive Vice President,	2018	$410,139	$198	$321,417	*	$0	$51,218	$782,972
Career Sales & Service Division	2017	$396,378	$206	$221,652		$65,730	$64,667	$748,633

Johnny D. Johnson,	2019	$424,406	$198	$467,870	*	$97,705	$56,807	$1,046,986
Executive Vice President,	2018	$406,448	$198	$283,547	*	$0	$51,193	$741,386
Corporate Business Process Officer and CIO	2017	$378,236	$206	$212,495		$39,493	$62,480	$692,910

*

The 2019 and 2018 amounts shown in this column include certain long-term incentive compensation earned as of December 31, 2019 and December 31, 2018, as further explained in the Column (c) discussion below.

(a) – Salary. These amounts represent base salary paid during the years shown, including any amount of base salary the NEO may have contributed to our 401(k) plan and to the Executive Plan. Any base salary changes at our Company typically take effect on May 1 of each year. Salary amounts shown in the table as paid for 2019, for example, include four months (January through April) of amounts paid based on 2018 approved salaries and eight months based on 2019 approved salaries.

(b) – Bonus. These amounts reflect an annual holiday bonus. The amount of the bonus is determined based upon an employee’s time of service with us.

(c) – Non-Equity Incentive Plan Compensation. For 2017, the amounts shown include only earnings under the STI for such year. For 2019 and 2018, the amounts shown include earnings under the 2019 and 2018 STIs and the cash settlement of BVUs earned as of December 31, 2019 pursuant to the 2017 LTI, and as of December 31, 2018 pursuant to the 2016 LTI. Earnings under the 2019 STI and the cash settlement of BVUs earned as of December 31, 2019 pursuant to the 2017 LTI are shown in the following table:

Name	STI	LTI
James E. Pozzi	$793,748	$4,097,836
Timothy A. Walsh	$278,724	$462,309
David A. Behrens	$324,929	$656,946
Hoyt J. Strickland	$189,213	$300,361
J. D. Johnson	$176,475	$291,395

The cash value of BVUs earned as of December 31, 2019 under the 2017 LTI was contingent upon growth in the book value of the Company’s stock, adjusted for dividends and certain non-recurring items, during the three-year performance period ending December 31, 2019. Similarly, the cash value of BVUs earned as of December 31, 2018 under the 2016 LTI was contingent upon growth in the book value of the Company’s stock, adjusted for dividends and certain non-recurring items, during the three-year performance period ending December 31, 2018. Please see the Settlement of BVUs Awarded under the 2017 LTI Program section of the Compensation Discussion and Analysis above for additional information. Because 2016 was the first year of this LTI program, and the program entails a three-year performance period, there was no LTI earned for 2017. For information regarding the target BVUs awarded to the Named Executive Officers during 2019, the ultimate number and cash value of which are also subject to a three-year performance period, please see the 2019 LTI Target BVUs table and additional information provided in the Long-Term Incentive Compensation section of the Compensation Discussion and Analysis above and the Grants of Plan-Based Awards Table below. For further information about the 2019 STI program and grants made under it, please see the Short Term Incentive Compensation section of the Compensation Discussion and Analysis above and the Grants of Plan-Based Awards Table below.

(d) – Change in Pension Value and Non-Qualified Deferred Compensation Earnings. These amounts represent the increase, if any, in the present value of each NEO’s benefits under our tax-qualified pension plan and nonqualified pension plans for the years shown. Any such increase is influenced by variables outside of the Company’s control, including interest rates, mortality factors, and the age of each individual and is not the result of a decision to increase or decrease pay. As noted in the “Retirement Benefits” section of the Compensation Discussion and Analysis above, participation and future benefit accruals under these plans were frozen effective December 31, 2013. For 2019, as a result of the effect of decreased interest rates on the pension calculations, each of the NEOs other than Mr. Walsh experienced an increase in the present value of his accrued pension benefits, as follows: for Mr. Pozzi, a $1,755,409 increase; for Mr. Behrens, a $441,724 increase; for Mr. Strickland, a $103,375 increase; and for Mr. Johnson, a $97,705 increase. Mr. Walsh participates in a different plan and experienced a $506 decrease due to the lump sum interest rate assumption used for such plan. The interest rates and mortality rates used in the pension calculations are determined by the plans’ enrolled actuary. The mortality table assumption used to calculate the present values of pension benefits was updated for 2019 to reflect a slightly lower life expectancy. This change was precipitated by new mortality tables and future mortality improvement scale published by the Society of Actuaries. The Pension Benefits Table below contains additional information.

The Company does not pay above-market earnings on deferred compensation; therefore, no amounts are reported in this column for deferred compensation.

(e) – All Other Compensation. Amounts included in this column for 2019 are further detailed in the table that follows.

All Other Compensation Table – NEOs – 2019

Name	Restricted Stock Dividends	Group Life Insurance Premium(1)	Company Contributions to Defined Contribution Plans(2)	Perquisites		Total
James E. Pozzi	$32,800	$3,048	$67,057	$50,649	(3)(4)(5)	$153,554
Timothy A. Walsh	—	$1,032	$29,349	$25,896	(3)(4)(6)	$56,277
David A. Behrens	—	$1,032	$35,075	$28,125	(3)(4)(6)	$64,232
Hoyt J. Strickland	—	$1,584	$23,970	$25,098	(3)(4)(6)	$50,652
J. D. Johnson	—	$3,048	$22,818	$30,941	(3)(4)	$56,807

(1)	Represents imputed income from group life insurance premiums paid by the Company.
(2)

Primarily represents Company contributions to the Executive Plan, discussed in the “Retirement Benefits” section of the Compensation Discussion and Analysis above. For each of the NEOs, a part of such amount represents Company contributions to our 401(k) Plan, as follows: for Mr. Pozzi, $9,732; for Mr. Walsh, $10,284; for Mr. Behrens and Mr. Strickland, $11,200; and for Mr. Johnson, $11,075. Executive Plan amounts are further described in the “Nonqualified Deferred Compensation Plans – Executive Plan” table below.

(3)

Includes our Merit Plan benefit, described in “Other Benefits” above. The Merit Plan is underwritten by National Western Life Insurance Company. Total premium and fees paid to National Western Life Insurance Company for all Merit Plan participants in 2019 was $2,832,414. The amount included in the table for this benefit ($21,684) is the average cost of the benefit for all Merit Plan participants, since there is no individual underwriting or premium relating to each participant.

(4)	Includes guest travel, lodging, leisure activities, and/or food and beverage at our business conferences or other events.
(5)	Includes use of company car.
(6)	Includes imputed income relating to a company membership in a golf club operated on property owned by a Company subsidiary.

GRANTS OF PLAN-BASED AWARDS TABLE

The following table has information about 2019 awards made under the EICP. Please see the “Annual Incentive Compensation” section of the Compensation Discussion and Analysis above for a more complete description of the 2019 EICP. There were no equity awards granted to the NEOs under the EICPs for any of the years shown in the Summary Compensation Table.

Estimated Possible Payouts Under Non-Equity Incentive Plan Awards
		Estimated Possible Payouts Under Long-Term Incentive Plan (Book Value Unit Awards)				Estimated Possible Payouts Under Short-Term Incentive Plan (Cash Awards)
Name	Grant Date (a)	No. of Target Book Value Units (b)	Threshold (c)	Target (d)	Maximum (e)	Threshold (f)	Target (g)	Maximum (h)
James E. Pozzi	2/28/19	26,875	$1,343,750	$2,687,500	$4,031,250	$537,508	$1,075,016	$1,612,524
Timothy A. Walsh	2/28/19	3,465	$173,250	$346,500	$519,750	$186,568	$373,136	$559,705
David A. Behrens	2/28/19	3,770	$188,500	$377,000	$565,500	$202,866	$405,733	$608,599
Hoyt J. Strickland	2/28/19	2,150	$107,500	$215,000	$322,500	$118,125	$236,250	$354,375
J.D. Johnson	2/28/19	2,150	$107,500	$215,000	$322,500	$118,125	$236,250	$354,375

Column (a) – Grant Date. This is the date the award opportunity was approved by the Board of Directors, following the recommendation of the Board Compensation Committee.

Column (b)-(e) – Estimated Possible Payouts Under Long-Term Incentive Plan. Pursuant to the LTI under the 2019 EICP, the NEOs have the opportunity to earn book value units based on the CAGR of the Company’s GAAP book value during a three-year performance period ending December 31, 2021. The Board Compensation Committee established three levels (threshold, target and maximum) of book value CAGR performance objectives, with increased BVU opportunities associated with each level. Column (b) shows the number of target BVUs that the Board Compensation Committee awarded to each of the NEOs. Columns (c) through (e) show the dollar value of threshold, target and maximum BVU award opportunities based on an initial base value of $100 per BVU. Any BVUs earned as of the end of the three-year performance period will be settled in cash in March of 2022. No BVUs will be awarded if book value CAGR, adjusted for dividends, is less than 4% at the end of the performance period. Additional information regarding the LTI is described in the Long-Term Incentive Compensation section of the Compensation Discussion and Analysis above. The numbers shown in these columns reflect estimated possible LTI payouts as of the grant date.

Column (f)-(h) – Estimated Possible Payouts Under Short-Term Incentive Plan. These columns include the threshold, target and maximum cash award opportunities for each NEO under the 2019 STI, based on 2019 annual salaries. Under this program, each NEO received an annual incentive award opportunity payable in cash, with final payouts based on 2019 actual performance relative to predetermined performance goals across a range of performance measures. Annual incentive opportunities were based on a percentage of base salary. For each applicable performance measure, there were three levels of performance goals, with increased incentive opportunities associated with each level. Once a threshold performance goal was reached, the actual amount of the award was prorated toward each subsequent performance goal, subject to a cap at the maximum opportunity. Cash incentive awards actually earned with respect to 2019 by the NEOs under the 2019 STI are included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

OUTSTANDING EQUITY AWARDS AT YEAR-END TABLE

At December 31, 2019, Mr. Pozzi was the only Named Executive Officer with an outstanding equity award, as shown in the following table.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (a)		Market Value of Shares or Units of Stock That Have Not Vested* (b)
James E. Pozzi	10,000	[1]	$1,176,800

*	Based on an assumed stock price of $117.68, which was the closing price of our Common Stock on December 31, 2019.
[1]	Restrictions with respect to these shares of restricted stock lapse March 1, 2023. Such shares were granted on March 1, 2013.

OPTION EXERCISES AND STOCK VESTED TABLE

The following table provides information about stock awards that vested during 2019.

	Stock Awards
	Number of Shares Acquired on Vesting (a)	Value Realized on Vesting (b)
James E. Pozzi	4,031	$599,652
Timothy A. Walsh	700	$104,132
David A. Behrens	1,697	$252,446
Hoyt J. Strickland	537	$79,884
J.D. Johnson	325	$48,347

(a) – Number of Shares Acquired on Vesting. These numbers represent the number of shares of our Common Stock acquired by the individual upon the vesting of RSUs during 2019. Mr. Pozzi elected to settle his vesting RSUs one-half in shares of Common Stock and one-half in cash after tax withholding. Messrs. Behrens, Strickland and Johnson elected to settle their vesting RSUs in cash. The number of shares shown in this column does not reflect any withholding of shares that may have been directed by the individual for tax purposes.

(b) – Value Realized on Vesting. These amounts represent the aggregate dollar value realized upon the vesting of RSUs, based on a share price of $148.76, the closing price of our common stock on March 1, 2019, the date of vesting.

PENSION BENEFITS TABLE

The following table provides information regarding benefits under our qualified defined benefit pension plan (the American National Employees Retirement Plan, or the “Qualified Plan”) and non-qualified defined benefit pension plan (the American National Insurance Company Nonqualified Retirement Plan for Certain Salaried Employees, or the “Nonqualified Plan”). As noted in the “Retirement Benefits” section of the Compensation Discussion and Analysis above, participation and future benefit accruals under these defined benefit pension plans were frozen effective December 31, 2013, with no additional years of service credit or salary increase credit thereafter. For Mr. Walsh, the following table provides information regarding benefits under the Farm Family Employees Retirement Plan (the “Farm Family Plan”), which was frozen effective December 31, 1996.

Name	Plan Name	Number of Years of Credited Service	Present Value of Accumulated Benefit		Payments During Last Fiscal Year
James E. Pozzi	Qualified Plan Nonqualified Plan	35.0 35.0	$ $	2,731,871 7,278,785	$ $	0 0

Timothy A. Walsh	Farm Family Plan	2.0		$51,829		$0

David A. Behrens	Qualified Plan Nonqualified Plan	15.0 15.0	$ $	583,762 1,581,392	$ $	0 0

Hoyt J. Strickland	Qualified Plan Nonqualified Plan	35.0 35.0	$ $	564,425 103,532	$ $	0 0

J.D. Johnson	Qualified Plan Nonqualified Plan	6.79 6.79	$ $	424,434 138,375	$ $	0 0

The number of years of credited service is shown as of December 31, 2019. In connection with the freezing of the plans effective December 31, 2013, and December 31, 1996 in the case of the Farm Family Plan, no additional years of service were credited after such dates. The present value of the accumulated benefit under each plan is calculated using the December 31, 2019 FASB ASC 715-20 disclosure assumptions as follows: (a) discount rates of 3.51% for the Qualified Plan, 2.91% for the Nonqualified Plan, and 3.37% for the Farm Family Plan, (b) Pri-2012 Total Data Set Sex-distinct Retiree Mortality Tables with full generational projection using MP-2019, and (c) benefits converted to a lump sum using the average of the August, September and October 2019 Lump Sum Segment Rates for the Qualified Plan and the Nonqualified Plan with the 2020 417(e) unisex mortality table prescribed by the Internal Revenue Service (the “IRS”) and using the November 2018 Lump Sum Segment Rates for the Farm Family Plan with the 2019 417(e) unisex mortality table prescribed by the IRS.

The Qualified Plan. The Qualified Plan covers substantially all employees and officers of the Company as of December 31, 2013 and provides benefits based on the participant’s years of service and compensation, which for purposes of the Qualified Plan have been frozen as of such date. The monthly benefit payable under the plan at normal retirement age (usually age 65) for non-bargaining unit employees generally equals:

•	1.667% of the employee’s final average pay times years of service (up to 35 years) at December 31, 2013,

•	Reduced by a “Social Security offset” amount equal to 0.7% (0.65% for Year of Birth after 1954) times the “Social Security covered pay.”

For purposes of this calculation, “final average pay” is the average of the employee’s pay for the 60 consecutive months prior to December 31, 2013 that produces the highest average (out of the prior 10 years). Pay includes base salary, overtime, bonus incentives, stock dividends paid on restricted stock awards prior to the vesting of such awards, and gains on exercises of stock appreciation rights (no longer granted by the Company) and vesting of restricted stock awarded before July 25, 2002. In addition, “Social Security covered pay” is one-twelfth of the average of the Social Security wage bases for the 35-year period ending when the employee reaches Social Security retirement age.

The benefit formula determines the employee’s monthly benefit as a life annuity. Instead of taking a life annuity, the employee may elect one of the following options: (1) a 50%, 66 2/3%, 75% or 100% joint and survivor annuity; (2) a 10, 15 or 20-year period certain and life annuity benefit; (3) a life annuity with a Social Security leveling option; or (4) a lump sum benefit. Unless special IRS rules apply, benefits are not paid before employment ends, or age 65 if sooner and if elected by the employee. Mr. Pozzi and Mr. Johnson are the only NEOs eligible to commence in-service retirement benefits at this time, but neither has chosen to do so. Any in-service distributions of benefits paid would be determined according to the applicable plan terms for a life payout.

If an employee chooses one of these benefit options, the interest rate assumptions and mortality tables specified in the plan are used to adjust the benefit so it has the same value as the life annuity, on an actuarial basis.

An employee whose employment ends before age 65 may begin benefit payments as early as age 55, if the employee had at least 20 years of vesting service; however, benefits may not begin before employment terminates. The plan actuary reduces this “vested” benefit below the level of the age 65 benefit to account for early commencement, so the benefit remains the actuarial equivalent of a benefit beginning at age 65.

If an employee retires after age 60, or after age 55 with at least 20 years of service, the employee may take an “early retirement” benefit, beginning immediately after employment ends. The early retirement benefit is based on the pension plan formula. The benefit is reduced below the level of the age 65 benefit, similar in magnitude to the reductions Social Security exacts for early commencement. Mr. Pozzi attained the normal retirement age of 65 in 2015, and Mr. Johnson attained the normal retirement age of 65 in 2017. Both are eligible for retirement. Mr. Behrens and Mr. Strickland are eligible for early retirement under the Qualified Plan.

The Nonqualified Plan. As with the Qualified Plan, participation and future benefit accruals under the Nonqualified Plan were frozen, with no additional years of service credit or salary increase credit, effective December 31, 2013. Benefits under the Qualified Plan are limited by the Code. Like many other large companies, therefore, we offered certain employees nonqualified “excess” benefit plans to make up the difference between the benefit determined under the Qualified Plan formula, without applying these limits, and the benefit actually payable under the Qualified Plan, taking these limits into account. To the extent that any NEO’s annual retirement income benefit under the Qualified Plan exceeds the maximum amount payable from such plan, it will be paid from the Nonqualified Plan. Payment is made from our general assets and not from the assets of the Qualified Plan.

The maximum number of years of service counted for benefit service under the Nonqualified Plan is 35 years. If an employee retires after age 55 with at least 20 years of service, the employee may take an “early retirement”

benefit under the Nonqualified Plan, beginning immediately after employment ends. The early retirement benefit is based on the pension plan formula. The benefit is reduced below the level of the age 65 benefit, similar in magnitude to the reductions Social Security exacts for early commencement. Mr. Pozzi attained the normal retirement age of 65 in 2015, and Mr. Johnson attained the normal retirement age of 65 in 2017. Both are eligible for retirement under the Nonqualified Plan. Mr. Strickland and Mr. Behrens are eligible for early retirement under the Nonqualified Plan.

The Farm Family Plan. Mr. Walsh is not a participant in the Qualified Plan or the Nonqualified Plan, and he is the only NEO who is a participant in the Farm Family Plan. Mr. Walsh is currently the President of certain subsidiaries that participated in the Farm Family Plan and was an employee of such companies beginning in 1995. The Farm Family Plan provides a benefit based upon two percent of average annual compensation multiplied by years of service, not to exceed 30. Mr. Walsh had two years of credited service under such plan at the time it was frozen effective December 31, 1996, with no additional years of service credit or salary increase credit thereafter. Upon attaining age 65, Mr. Walsh may receive his benefit under the plan as a lump sum or as an annuity paying $433.53 per month for life. He also qualifies for an early retirement benefit in accordance with the terms of the plan. The plan provides a surviving spouse’s benefit equal to fifty percent of the participant’s benefit, commencing upon the death of the participant and payable for the life of the surviving spouse.

NONQUALIFIED DEFERRED COMPENSATION PLANS

Executive Plan

The table below has information about each NEO’s participation in our Executive Plan in 2019. The Executive Plan is discussed in the “Retirement Benefits” section of the Compensation Discussion and Analysis above.

Name	Executive Contributions in Last Fiscal Year (a)	Registrant Contributions in Last Fiscal Year (b)	Aggregate Earnings (Losses) in Last Fiscal Year (c)	Aggregate Withdrawals/ Distributions in Last Fiscal Year (d)	Aggregate Balance at Last Fiscal Year End (e)
James E. Pozzi	$143,312	$57,325	$362,611	$0	$1,685,926
Timothy A. Walsh	$19,357	$19,065	$68,048	$0	$290,689
David A. Behrens	$23,875	$23,875	$166,100	$0	$634,864
Hoyt J. Strickland	$12,762	$12,770	$79,015	$0	$320,859
J.D. Johnson	$11,743	$11,743	$38,188	$0	$188,362

Column (a) – Executive Contributions in Last Fiscal Year. These amounts are included within the “Salary” and “Non-Equity Incentive Compensation” columns of the Summary Compensation Table above. Executive contributions are made each pay period during the fiscal year and are based on each NEO’s elected deferral percentage. Participants are fully vested as to these amounts at the time of contribution.

Column (b) – Registrant Contributions in Last Fiscal Year. As discussed in the “Retirement Benefits” section of the Compensation Discussion and Analysis above, these amounts include a Company matching component. These amounts are included within the “All Other Compensation” column of the Summary Compensation Table above. Participants are fully vested as to these amounts after three years of employment, or upon their earlier attaining of age 65 or a change in control of the Company, in either event while actively employed by the Company.

Column (c) – Aggregate Earnings (Losses) in Last Fiscal Year. Earnings on amounts contributed to the Executive Plan are determined by investment selections made by each participant in investment alternatives that represent a subset of investment choices offered under our 401(k) Plan. Each participant in the Executive Plan can choose from approximately 21 mutual fund offerings. The 2019 investment returns for the investment choices in which one or more of the NEOs participated are as follows:

Fund	Return	Fund	Return
American Balanced Fund	15.63%	T. Rowe Price Equity Index 500 Fund	13.24%
T. Rowe Price Value Fund	19.28%	T. Rowe Price Retirement 2015 Fund	14.91%
T. Rowe Price Capital Appreciation Fund	18.87%	T. Rowe Price Retirement 2030 Fund	16.66%
T. Rowe Price Growth Stock Fund	20.07%	T. Rowe Price Short Term Bond Fund	3.38%
T. Rowe Price Small Cap Stock Fund	5.74%

We do not provide any above-market or preferential earnings rates, nor do we guarantee that an officer’s investments will have positive earnings. Since these amounts are not preferential, they are not included in the Summary Compensation Table.

Column (d) – Aggregate Withdrawals/Distributions in Last Fiscal Year. None of the NEOs made withdrawals or received distributions from the Executive Plan during 2019.

Column (e) – Aggregate Balance at Last Fiscal Year End. The aggregate balance shown represents the sum of executive contributions, Company contributions and aggregate earnings, less any distributions or withdrawals, through December 31, 2019. Fiscal year 2014 was the first year of existence of the Executive Plan. Executive contributions and Company contributions for NEOs were included in the Summary Compensation Tables for years 2014 through 2018 if an NEO was a named executive officer for such years. The sum of executive contributions and Company contributions for such years for NEOs who were required to be included in the Summary Compensation Tables for all such years was as follows: for Mr. Pozzi, $983,243; and for Mr. Behrens, $390,519. The 2016 through 2018 Summary Compensation Tables included total executive contributions and Company contributions for Mr. Walsh of $174,927 and for Mr. Strickland of $84,979 for such years. The 2017 and 2018 Summary Compensation Tables included total executive contributions and Company contributions for Mr. Johnson of $79,380 for such years.

Farm Family Supplemental Profit Sharing Plan

Timothy A. Walsh was a participant in the Farm Family Supplemental Profit Sharing Plan, which became effective on January 1, 1997 and was frozen as of December 31, 2004. The purpose of such plan was to provide participants with additional retirement benefits they would have received under the basic qualified retirement plan in absence of certain Code limitations. All contributions under the plan were made by the employer. Plan balances accrue interest quarterly at the “Prime Rate” published in the “Money Rates” section of the Wall Street Journal on the first business day of each calendar quarter. Mr. Walsh will begin receiving distributions from the plan at the same time and in the same manner as he receives distributions under the applicable Farm Family qualified retirement plan.

The following table provides information regarding Mr. Walsh’s participation in the Farm Family Supplemental Profit Sharing Plan:

Executive Contributions in Last Fiscal Year	Registrant Contributions in Last Fiscal Year	Aggregate Earnings in Last Fiscal Year*	Aggregate Withdrawals/ Distributions in Last Fiscal Year	Aggregate Balance at Last Fiscal Year End
$0	$0	$19,467	$0	$372,814

*	These earnings are not above-market or preferential and thus are not reported in the Summary Compensation Table.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

We do not have employment contracts, severance agreements, salary continuation agreements or severance plans with any of our NEOs. This section describes and quantifies certain compensation that would become payable under existing plans and arrangements if an NEO’s employment had terminated or if there had been a change in control of our Company on December 31, 2019, given each NEO’s compensation and service levels as of such date and, if applicable, based on our closing stock price on December 31, 2019, which was $117.68.

Restricted Stock and Termination of Employment

Pursuant to the 1999 Plan and award terms approved by the Board of Directors, shares of restricted stock issued to Mr. Pozzi vest upon death, disability, or upon retirement with the consent of the Board of Directors. Such shares are forfeited upon other termination of employment. In addition, such shares vest upon a change of control of our Company. For purposes of the 1999 Plan, a change of control occurs if (i) there is a change in ownership of our outstanding securities which causes any person other than The Moody Foundation to become the beneficial owner, directly or indirectly, of securities representing fifty percent (50%) or more of the combined voting power of our outstanding securities then entitled to vote for the election of directors; (ii) the Board of Directors approves the sale of all or substantially all of our assets; or (iii) the Board of Directors approves any merger, consolidation, issuance of securities or purchase of assets, the result of which would be the occurrence of an event described in clause (i) above.

The aggregate market value of Mr. Pozzi’s unvested restricted stock as of December 31, 2019 was $1,176,800. The other NEOs had no restricted stock issued to them as of such date.

BVUs and Termination of Employment

Pursuant to the terms of the 2017, 2018 and 2019 LTI, any amounts paid with respect to BVUs are not payable until the end of the three-year performance periods ending December 31, 2019, with respect to the BVUs issued under the 2017 LTI, December 31, 2020, with respect to BVUs issued under the 2018 LTI, and December 31, 2021, with respect to BVUs issued under the 2019 LTI. Accordingly, no amounts with respect to BVUs would have been paid under the 2018 or 2019 LTI if an NEO’s employment had been terminated or if a change in control of our Company had occurred on December 31, 2019. However, if such an event had occurred on December 31, 2019, each NEO would have been entitled to receive payment of amounts earned under the 2017 LTI, in the same manner and amount as described in the note to Column (c) of the Summary Compensation Table above.

Nonqualified Deferred Compensation Plans and Termination of Employment

Assuming a change of control or a termination by reason of death, retirement or disability on December 31, 2019, each of the NEOs would have been entitled to receive the aggregate balance of his Executive Plan account as of such date, as shown in column (e) of the “Nonqualified Deferred Compensation Plans – Executive Plan” table above. In addition, assuming any of such events on December 31, 2019, Mr. Walsh would have been entitled to receive the aggregate balance of his Farm Family Supplemental Profit Sharing Plan account as of such date, as shown in the “Nonqualified Deferred Compensation Plans – Farm Family Supplemental Profit Sharing Plan” table above.

Pension Benefits

The following table describes the estimated benefits that would have been due to our NEOs under our existing pension plans in the event of a termination of employment as of December 31, 2019 as a result of various triggering events:

Name	Plan	Potential Payout on Retirement or Voluntary Termination 12/31/19 (a)		Potential Payout if Terminated Upon Disability 12/31/19 (b)		Potential Payout if Terminated Upon Death 12/31/19 (c)		Potential Payout if Terminated Involuntarily 12/31/19 (d)
James E. Pozzi	Qualified Plan Nonqualified Plan	$ $	2,731,871 7,278,785	$ $	2,731,871 7,278,785	$ $	2,506,444 6,902,388	$ $	2,731,871 7,278,785

Timothy A. Walsh	Farm Family Plan		$51,829		$51,829		$46,315		$51,829

David A. Behrens	Qualified Plan Nonqualified Plan	$ $	583,762 1,581,392	$ $	583,762 1,581,392	$ $	774,973 2,260,342	$ $	583,762 1,581,392

Hoyt J. Strickland	Qualified Plan Nonqualified Plan	$ $	564,425 103,532	$ $	564,425 103,532	$ $	474,309 90,622	$ $	564,425 103,532

J.D. Johnson	Qualified Plan Nonqualified Plan	$ $	424,434 138,375	$ $	424,434 138,375	$ $	412,364 140,474	$ $	424,434 138,375

Column (a) – Potential Payout on Retirement or Voluntary Termination

The “potential payout” refers to the actuarial present value of the benefit payable. As explained in connection with the Pension Benefits Table above, Mr. Pozzi and Mr. Johnson are eligible for normal retirement under both the Qualified Plan and the Nonqualified Plan. Each would have been eligible to receive his accumulated benefit shown in this column upon retirement or voluntary termination on December 31, 2019. The other three NEOs are eligible for early retirement benefits under the plans in which they participate. Mr. Walsh is eligible for early retirement under the Farm Family Plan, and Mr. Behrens and Mr. Strickland are eligible for early retirement under the Qualified Plan and the Nonqualified Plan. Messrs. Walsh, Behrens and Strickland would have been eligible to receive the amounts shown in this column as an early retirement benefit on December 31, 2019. The early retirement benefit is an actuarially reduced value of accumulated benefits, which for Messrs. Walsh, Behrens and Strickland was 50.1%, 57.3% and 85.5%, respectively, of their deferred benefits at December 31, 2019.

Column (b) – Potential Payout if Terminated Upon Disability

The “potential payout” refers to the actuarial present value of the benefit payable. In the event of total disability prior to age 65, no additional benefits become immediately payable, unless the individual is entitled to retirement at the time of disability. Total disability must be validated by approval for Social Security disability. Had the employment of Mr. Pozzi or Mr. Johnson been terminated by disability on December 31, 2019, each would be entitled to his accumulated benefit. In the case of the disability of Messrs. Walsh, Behrens or Strickland on December 31, 2019, each would have been entitled to his early retirement benefit.

Column (c) – Potential Payout if Terminated Upon Death

The “potential payout” refers to the actuarial present value of the benefit payable. This amount represents the value of a surviving spouse’s benefit as determined based upon a percentage of the accrued or projected benefit at age 65, as specified in the applicable plans. In the case of an individual who has already commenced receiving benefits under the plans, any surviving spouse’s benefit would be according to the form of payment elected at retirement. In the event of death prior to retirement, a pension is available for the surviving spouse for the life of the spouse that generally would be at most 75% of the NEO’s projected monthly pension at age 65, although the percentage may be higher for an NEO who has reached age 65 and has continued to defer commencement of benefits. Eligibility for this death benefit requires that the executive have been at least age 45 at the time of death and have age plus years of service equal to at least 55.

Column (d) – Potential Payout if Terminated Involuntarily

No special benefits are triggered by involuntary termination. Please see the explanation provided above in connection with Column A – Potential Payout on Retirement or Voluntary Termination. The “potential payout” refers to the actuarial present value of the benefit payable.

Medical Benefits

As the Company President and CEO, Mr. Pozzi is eligible for lifetime participation in our Merit Plan and core medical insurance plan upon his retirement. Such coverage also is available to his spouse for life. The Merit Plan is discussed above in connection with the “All Other Compensation Table – Named Executive Officers.” Based on the average claim costs of the employees and dependents in the core medical insurance plan and the Merit Plan, the value of lifetime coverage is approximately $1,145,060 for Mr. Pozzi. Such calculation was made using assumptions in accordance with GAAP as follows: (a) 1994 Group Annuity Reserving table, (b) a health care cost trend rate of 5.0%, and (c) an interest rate of 3.4%. The other NEOs are not eligible for such benefits.

CEO PAY RATIO

As required by the Dodd-Frank Act and rules of the Securities and Exchange Commission (the “SEC”), we are providing the following information about the relationship of the total annual compensation of our median employee and the total annual compensation of our CEO. Under such SEC rules, we are required to identify our median employee only once every three years, unless there is a change in our employee population or compensation arrangements such that we reasonably believe a significant change in our pay ratio disclosure would result. Because we do not believe that there have been changes in our employee population or compensation arrangements that would significantly impact our pay ratio disclosure, we believe it is reasonable to use the median employee previously identified and reported for 2017 and 2018 for purposes of calculating our pay ratio disclosure for 2019.

The total annual compensation for 2019 of the employee identified as our median employee (not including our CEO) was $67,023. The total annual compensation for 2019 of our CEO, James E. Pozzi, was $7,850,440. Based on this information, the ratio of our CEO’s total compensation for 2019 to the total compensation of our identified median employee was estimated to be 117.1.

To identify our median employee for purposes of our pay ratio disclosure for 2017, we first identified all of our employees as of December 31, 2017. We then ranked the 2017 annual compensation of this employee population (not including our CEO) based on IRS Form W-2, Box 1 wages, without annualizing the compensation of individuals who were employed for less than the full year. After identifying the median employee from this ranking, we calculated the annual total compensation for such employee using the same methodology we use for our NEOs as set forth in Summary Compensation Table above.

This pay ratio is a reasonable good faith estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on his or her annual total compensation allow companies to use a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio we report above, as other companies may have different employment and compensation practices and may use different methodologies, exclusions, estimates and assumptions to calculate their own pay ratios.

DIRECTOR COMPENSATION TABLE

The following table has information about compensation of our directors and advisory directors for 2019, other than Mr. Pozzi.

Name	Fees Earned or Paid in Cash (a)	Stock Awards (b)	All Other Compensation (c)	Total
Directors
William C. Ansell	$98,000	$84,893	$3,337	$186,230
Arthur O. Dummer	$105,000	$84,893	$41,388	$231,281
Irwin M. Herz, Jr.	$67,000	$84,893	$35,706	$187,599
E. Douglas McLeod	$67,000	$84,893	$24,314	$176,207
Frances A. Moody-Dahlberg	$67,000	$84,893	$109,388	$261,281
Ross R. Moody	$73,250	$84,893	$0	$158,143
James P. Payne	$98,000	$84,893	$32,631	$215,524
E. J. Pederson	$110,250	$84,893	$23,615	$218,758
James D. Yarbrough	$107,250	$84,893	$61,229	$253,372

Advisory Directors
R. Eugene Lucas	$67,000	$84,893	$0	$151,893
Russell S. Moody	$65,000	$84,893	$60,723	$210,616

Column (a) – Fees Earned or Paid in Cash. We pay cash compensation for service as a director or advisory director only to those individuals who are not also officers. These directors and advisory directors each receive a $55,000 annual retainer, plus $2,000 per meeting attended. Members of the Nominating Committee each receive a $2,000 annual retainer, plus $1,000 per meeting attended. Members of the Compensation Committee each receive a $3,000 annual retainer, plus $1,000 per meeting attended. Members of the Audit Committee each receive a $4,000 annual retainer, plus $1,500 per meeting attended. The Chairman of the Audit Committee receives an additional annual retainer of $4,000, and the Chairman of the Compensation Committee receives an additional annual retainer of $3,000. Directors may elect to defer their compensation, with interest accrued at the Wall Street Journal prime rate published on the first business day of each quarter. We do not provide any above-market or preferential earnings rates on compensation that is deferred.

Column (b) – Stock Awards. On May 1, 2019, we awarded each of our directors and advisory directors reflected in the table above 750 RSUs. The amount shown represents the grant date fair value of such awards calculated in accordance with FASB ASC 718, excluding the effect of estimated forfeitures, based on the grant date closing price of our Common Stock of $113.19. These RSUs vest in full upon the first anniversary of the grant date, provided the director or advisory director serves continuously until such time, or upon an individual’s earlier retirement, death or disability. Upon vesting, each director or advisory director holding RSUs will receive cash based upon the market value of our Common Stock on the date of vesting. In addition to the stock ownership of the directors and advisory directors as disclosed above under “Security Ownership of Directors and Executive Officers” and “Security Ownership of Advisory Directors,” each of the directors and advisory directors shown above owned 750 RSUs at December 31, 2019.

Column (c) – All Other Compensation. These amounts include the following:

All Other Compensation Table – Directors and Advisory Directors

Name	Perquisites		Subsidiary Director Fees	Total
Directors
William C. Ansell	$3,337	(1)(2)	$0	$3,337
Arthur O. Dummer	$41,388	(1)(2)	$0	$41,388
Irwin M. Herz, Jr.	$23,706	(1)(2)	$12,000	$35,706
E. Douglas McLeod	$21,814	(1)	$2,500	$24,314
Frances A. Moody-Dahlberg	$109,388	(1)(2)	$0	$109,388
Ross R. Moody	$0		$0	$0
James P. Payne	$32,631	(1)(2)	$0	$32,631
E. J. Pederson	$9,115	(1)	$14,500	$23,615
James D. Yarbrough	$46,729	(1)(2)	$14,500	$61,229

Advisory Directors
R. Eugene Lucas	$0		$0	$0
Russell S. Moody	$60,723	(1)(2)	$0	$60,723

(1)

We provide a medical reimbursement plan designed to reimburse certain medical expenses that are not covered by an underlying insurance policy for the benefit of (1) directors and advisory directors who are not current or former common law employees, (2) retired directors who have at least 20 years of service who are not current or former common law employees, (3) designated consultants who are not current or former common law employees, and (4) the spouses and any dependents of the foregoing. The amounts of such benefit during 2019 with respect to Arthur O. Dummer, Frances A. Moody-Dahlberg, James P. Payne, James D. Yarbrough, and Russell S. Moody were $27,009, $99,444, $27,726, $42,288 and $52,123, respectively. The amount of such benefit to the other directors and advisory directors did not exceed thresholds for specific numerical disclosure under applicable proxy disclosure rules, although the value of such benefit is included in the Perquisites column.

(2)	Includes guest travel, lodging, leisure activities, and food and beverage at our business conferences or other events.

Compensation Committee Interlocks and Insider Participation

The current members of the Board Compensation Committee are E. J. Pederson, Chairman, William C. Ansell, Arthur O. Dummer, James P. Payne, and James D. Yarbrough. No member of the Board Compensation Committee is or has been an officer or employee of the Company or any of its subsidiaries or had a relationship with us requiring disclosure under the SEC’s Regulation S-K Item 404, except that Mr. Yarbrough’s son-in-law, Dustin J. Dusek, is employed by us as a Vice President and Actuary. In such capacity, Mr. Dusek received total compensation during 2019, including under our Merit Plan for officers, in excess of $190,000, but less than $230,000. During 2019, no executive officer of the Company served as a member of the board of directors or compensation committee (or other board committee performing similar functions or, in the absence of any such committee, the entire board of directors) of another corporation, one of whose executive officers served on our Board Compensation Committee. During 2019, no executive officer of the Company served as a member of the compensation committee (or other board committee performing similar functions or, in the absence of any such committee, the entire board of directors) of another corporation, one of whose executive officers served as a member of our Board of Directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The following is a description of certain transactions and relationships existing since the beginning of 2019 between us and certain related parties.

Mortgage Loans to Gal-Tex Hotel Corporation: The Moody Foundation and the Libbie Shearn Moody Trust own 34.0% and 50.2%, respectively, of Gal-Tex Hotel Corporation (“Gal-Tex”). As of April 1, 2019, Gal-Tex timely paid off a first mortgage loan held by us that was secured by hotel property in San Antonio, Texas. This loan was originated in 1999, had a balance of $145,106 as of April 1, 2019, and had an interest rate of 7.25% at such time. During 2019, Gal-Tex paid $575,919 in principal and $8,723 in interest with respect to this loan. The largest principal amount outstanding during 2019 with respect to such loan was $575,919.

Management Contracts with Gal-Tex Hotel Corporation: We have entered into management contracts with a subsidiary of Gal-Tex for the management of a hotel and adjacent fitness center owned by us. During the year ended December 31, 2019, we paid Gal-Tex $348,317 and $142,473, respectively, for services rendered under these contracts. Both of such contracts are terminable by us upon thirty days’ prior written notice.

Transactions with Robert L. Moody, Jr.: Robert L. Moody, Jr. (“RLM Jr.”) is the brother of two of our directors, including our Chairman of the Board, and one of our advisory directors. RLM Jr., mainly through his wholly-owned insurance agency, Moody Insurance Group, Inc. (“MIG”), has entered into a number of agency agreements with us and some of our subsidiaries. In 2019, total commissions paid under such agency contracts, primarily from the marketing of health insurance products, were $361,479. We have entered into a Consulting and Special Marketing Agreement with MIG concerning development and marketing of new products. During 2019, we paid compensation of $50,583 under this agreement and a predecessor agreement. We also entered into a National Marketing Director’s Contract with MIG in 1994, which gave MIG the exclusive right to sell annuities in the financial institutions market. In a subsequent restructuring of such contract, MIG gave up such exclusive right, and we assumed all responsibilities for sales and service in such market. During 2019, MIG received $1,047,122 in commissions under such restructured contract. As agreed by us and certain of our subsidiaries, MIG markets products of unrelated companies through certain of our agents. MIG receives commissions from the companies issuing such products. We entered into an agreement with MIG in 2006 pursuant to which we provide certain services that direct network traffic to MIG’s site-hosting provider. MIG paid us $80 for such services during 2019, based on the same rates charged to our internal departments.

Transactions with Moody National Bank: We and some of our subsidiaries have entered into various depository, custodian and safekeeping arrangements with Moody National Bank in the ordinary course of our business. In addition, American National Registered Investment Advisor, Inc. (“ANRIA”), a registered investment advisor subsidiary of ours, provides investment management services to certain accounts maintained by others at the Trust Department of Moody National Bank. For such services, Moody National Bank compensates ANRIA from the fees the bank receives for its services as custodian, trustee or other agent of such accounts. During 2019, Moody National Bank paid ANRIA approximately $316,086 in fees for such services.

Health Insurance and Retirement Plan Contracts with Certain Affiliates: Our Merit Plan is insured by National Western Life Insurance Company (“National Western”). Further information regarding the Merit Plan is provided above in connection with the All Other Compensation Table – Named Executive Officers. Ross R. Moody, our Chairman of the Board, is the Chairman and Chief Executive Officer of National Western’s parent company, and Robert L. Moody, Sr., our Chairman Emeritus, is the controlling stockholder, through the Robert L. Moody Revocable Trust, and Chairman Emeritus of National Western’s parent company. During 2019, we paid National Western $2,832,414 in premium and fees with respect to the Merit Plan. In addition, we insure substantially similar plans offered by National Western, Gal-Tex, and The Moody Foundation to certain of their officers. During 2019, National Western, Gal-Tex, and The Moody Foundation paid us premium and fees with respect to such plans in the amounts of $713,033; $7,434; and $103,426, respectively. Lastly, we act as insurer under a Group Retirement Policy Deposit Administration Contract issued to Gal-Tex as policyholder, pursuant to which Gal-Tex made contributions totaling $1,424,310 during 2019 and paid premiums of $352,934 during 2019 for annuities issued under such contract.

Transactions with Greer, Herz & Adams, L.L.P.: Irwin M. Herz, Jr. is a director of ours and a Partner with Greer, Herz & Adams, L.L.P. which serves as our General Counsel. In the year ended December 31, 2019, Greer, Herz & Adams, L.L.P. received approximately $12,088,173 in legal fees and reimbursements of expenses in connection with its services as our General Counsel. We also furnished offices, telephones and the use of certain office decorations to the law firm.

Other Family Relationships: Robert L. Moody, Sr., our Chairman Emeritus, is the father of directors Frances A. Moody-Dahlberg and Ross R. Moody and advisory director Russell S. Moody. As Chairman Emeritus, Robert L. Moody, Sr. received approximately $151,498 in compensation during 2019. E. Vince Matthews III, a half-brother of director Frances A. Moody-Dahlberg, is a director of a mutual insurer managed by us and an advisory director of one of our subsidiaries. Mr. Matthews is also employed as one of our officers, for which he received total compensation during 2019, including under our Merit Plan for officers and our EICP, in excess of $250,000, but less than $300,000. Please also see the section “Compensation Committee Interlocks and Insider Participation” above.

Procedure for Review, Approval or Ratification of Related Persons Transactions

The Audit Committee reviews, approves or ratifies any related party transactions in which we have or will have an amount involved exceeding $120,000 and a related person has or will have a direct or indirect material interest. The Audit Committee will approve or ratify the transaction only if it determines that the transaction is in our best interests. In considering the transaction, the Audit Committee will consider all relevant factors, including (as applicable) the business rationale for entering into the transaction; the alternatives to entering into the transaction; whether the transaction is on terms comparable to those that could be obtained in arms-length dealings with an unrelated third party; and the overall fairness of the transaction to us. We have not adopted formal written procedures for the review of related party transactions. Rather, we are guided by the corporate governance rules of NASDAQ, the requirements of Item 404(a) of Regulation S-K promulgated by the SEC, and other SEC interpretive guidance on related party transactions.

DELINQUENT SECTION 16(a) REPORTS

Under the securities laws of the United States, our directors, executive officers, and any persons holding more than ten percent of our Common Stock are required to report their initial ownership of our Common Stock and other equity securities and any subsequent changes in that ownership to the SEC and submit copies of these reports to the Company. To the Company’s knowledge, based solely on review of such reports as filed with the SEC and the written representations of such reporting persons, for the year ended December 31, 2019, all required Section 16(a) filings applicable to our directors, executive officers, and greater than ten percent beneficial owners were timely made.

PROPOSAL 2.

REORGANIZATION

This section of the proxy statement/prospectus describes the Reorganization Proposal. Although we believe that the description in this section covers the material terms of the Reorganization Proposal, this summary may not contain all of the information that is important to you. The summary of the material provisions of the Reorganization Agreement provided below is qualified in its entirety by reference to the Reorganization Agreement, which we have attached as Annex I to this proxy statement/prospectus and which we incorporate by reference into this proxy statement/prospectus. You should carefully read the entire proxy statement/prospectus and the Reorganization Agreement for a more complete understanding of the Reorganization Proposal. Your approval of the Reorganization Proposal will constitute your approval and adoption of the Reorganization Agreement, the Reorganization, the Certificate of Incorporation of Newco, and the Bylaws of Newco.

Reasons for the Reorganization; Recommendation of our Board of Directors

Our Board of Directors concluded that the Reorganization is advisable, determined that the terms of the Reorganization Agreement are fair to and in the best interest of the Company and its stockholders, and adopted and approved the Reorganization Agreement. During the course of its deliberations, our Board of Directors consulted with management and legal counsel and considered a number of positive factors, including the following:

•

Possible Future Strategic and Business Flexibility of the Holding Company Structure. We believe the holding company structure could facilitate future expansion of our business by providing a more flexible structure for capital management and improving our ability to complete possible acquisitions. Furthermore, implementing the holding company structure may reduce the risk that liabilities of our core businesses and other businesses, if any, that may be operated in the future by separate subsidiaries would be attributed to each other.

•

Simplification of Our Structure. We believe that forming a holding company allows us to combine, and in some cases possibly eliminate, intermediate holding companies currently used in our structure. This simplification helps to reduce costs and administrative burdens.

•

Possible Future Financing Flexibility of the Holding Company Structure. We believe that a holding company structure may be beneficial to stockholders in the future because it would enable the use of financing techniques that may not be available to the Company currently.

•

Possible Future Flexibility because Newco is not an Insurance Company. Because Newco would not be an insurance company, it will not be subject to the insurance laws, rules, and regulations of the various states in which we now operate that are applicable to insurance companies.

•

Possible Optimization of Certain Financial Strength Measures. We believe a holding company structure provides greater flexibility to manage our assets and liabilities and to manage the capital and surplus of each of our insurance companies. Such flexibility can help minimize our risk based capital charges and helps to improve our risk based capital measures.

•

Predictability, Flexibility, and Responsiveness of Delaware Law to Corporate Needs. For many years, Delaware has followed a policy of encouraging incorporation in that state and has adopted comprehensive, modern, and flexible corporate laws, which are updated regularly to meet changing business needs. As a result of this deliberate policy to provide a hospitable climate for corporate development, many major public corporations have chosen Delaware for their domicile. In addition, the Delaware courts have developed considerable expertise in dealing with corporate issues relating to public companies. Thus, a substantial body of case law has developed construing Delaware corporate law and establishing legal principles and policies regarding publicly-held Delaware corporations. We believe that, for these reasons, Delaware law will provide greater legal predictability with respect to our corporate legal matters than we have under Texas law. We further believe that Delaware law will provide greater efficiency, predictability, and flexibility in our public legal affairs than is presently available under Texas law.

•

Attractiveness of Delaware Law to Directors and Officers. We believe that organizing under Delaware law will enhance our ability to attract and retain qualified directors and officers. The corporate law of Delaware, including its extensive body of case law, offers directors and officers of public companies more certainty and stability. Under Delaware law, the parameters of director and officer liability are more clearly defined and better understood than under Texas law. Although we have not experienced difficulty in retaining directors or officers, officers and directors of public companies are exposed to significant potential liability. We therefore believe that providing the benefits afforded officers and directors by Delaware law will enable us to compete more effectively with other public companies in the recruitment of talented and experienced directors and officers. At the same time, we believe that Delaware law regarding corporate fiduciary duties provides appropriate protection for our stockholders from possible abuses by directors and officers. In addition, under Delaware law, directors’ personal liability cannot be eliminated for (1) any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) unlawful payment of dividends or unlawful repurchases or redemptions of stock, or (4) any transactions from which the director derived an improper personal benefit.

In addition to the positive factors described above, our Board of Directors also considered the following potential negative factor associated with the Reorganization Proposal:

•

Increased Costs and Expenses Associated with Implementing the Reorganization Proposal and Administering a Holding Company Structure. The Reorganization may result in substantial direct costs. These costs and expenses are expected to consist primarily of attorneys’ fees, accountants’ fees, filing fees, and financial printing expenses and will be substantially incurred prior to the vote of our stockholders. The Reorganization may also result in certain indirect costs by diverting the attention of our management and employees from our business and increasing our administrative costs and expenses. These administrative costs and expenses will include keeping separate records and in some cases making separate regulatory filings for each of Newco and its current and future subsidiaries. The Reorganization may also result in certain state sales or other taxes.

After careful consideration, our Board of Directors has determined that creation of a holding company offers a net benefit to our stockholders. Our Board of Directors has approved the Reorganization Proposal, determined that the terms of the Reorganization Agreement and the Reorganization are advisable and in the best interest of our stockholders, and has adopted and approved the Reorganization Agreement.

Board Recommendation: The Board of Directors recommends a vote “FOR” the Reorganization Proposal under this Proposal 2.

Reorganization Procedure

The Company currently owns all of the issued and outstanding common stock of Newco. Newco currently owns all of the issued and outstanding common stock of MergerCo, the subsidiary formed for purposes of completing the proposed Reorganization. Following the approval and adoption of the Reorganization Agreement by the Company’s stockholders and the satisfaction or waiver of the other conditions specified in the Reorganization Agreement (which are described below), MergerCo will merge with and into the Company with the Company surviving the merger. As a result of this merger:

•	The Company will be the surviving entity, and the separate corporate existence of MergerCo will cease.

•

Each outstanding share of the Company’s common stock will automatically convert into one share of Newco common stock, as described below, and the current stockholders of the Company will become the stockholders of Newco.

•	Newco will own all of the Company’s common stock, and each share of Newco common stock now held by the Company will be canceled.

The result of the Reorganization will be that the Company will become a wholly-owned direct subsidiary of Newco. A copy of Newco’s Certificate of Incorporation is included as Annex II to this proxy statement/prospectus and a copy of Newco’s Bylaws is included as Annex III to this proxy statement/prospectus. For more information regarding your rights as a stockholder before and after the Reorganization, see “Description of Newco’s Capital Stock,” “Description of the Company’s Capital Stock,” and “Comparative Rights of Newco’s Capital Stock and the Company’s Capital Stock.”

What the Company’s Stockholders Will Receive in the Reorganization

Each share of the Company’s common stock will automatically convert into one share of Newco’s common stock. After the completion of the Reorganization, you will own the same number and percentage of shares of Newco common stock as you currently own of the Company’s common stock.

Treatment of Equity Plan and Outstanding Awards in connection with the Reorganization

At the time of the Reorganization, Newco will assume the 1999 Plan, including all SARs, restricted stock, and other incentive awards covering shares of Company common stock. The same number of shares reserved under the 1999 Plan will be reserved by Newco, and the terms and conditions that are in effect immediately prior to the Reorganization under each outstanding incentive award assumed by Newco will continue in full force and effect after the Reorganization, except that the shares of Company common stock reserved under the 1999 Plan and issuable under each such award will be replaced by shares of Newco common stock.

As of February 11, 2020, there were outstanding RSUs relating to an aggregate of 8,750 shares of the Company’s common stock, SARs relating to 66 shares of the Company’s common stock, and 10,000 shares of restricted stock outstanding under the 1999 Plan.

Corporate Name Following the Reorganization

The name of the public company following the Reorganization will be “American National Group, Inc.”

No Exchange of Stock Certificates

In the Reorganization, your shares of the Company’s common stock will be converted automatically into shares of Newco common stock. Your certificates of the Company’s common stock, if any, will represent, from and after the Reorganization, an equal number of shares of Newco’s common stock, and no action with regard to stock certificates will be required on your part. We expect to send you a notice after the Reorganization is completed specifying this and other relevant information.

Conditions to Reorganization

We will complete the Reorganization only if each of the following conditions is satisfied or waived:

•

The registration statement of Newco shall have been deemed or declared effective by the SEC under the Securities Act; no stop order suspending the effectiveness of the registration statement shall have been issued by the SEC; no proceeding for that purpose shall have been initiated or, to the knowledge of Newco or the Company, threatened by the SEC and not concluded or withdrawn; and no similar proceeding with respect to the proxy statement shall have been initiated or, to the knowledge of Newco or the Company, threatened by the SEC and not concluded or withdrawn.

•

The Reorganization Agreement shall have been approved by the affirmative vote of the holders of at least two-thirds of the outstanding shares of the Company entitled to vote as set forth in the Texas Business Organizations Code (“TBOC”).

•	The Newco common stock to be issued pursuant to the Reorganization shall have been approved for listing on the NASDAQ.

•

The Company shall have made such filings and obtained such permits, authorizations, consents, approvals or terminations or expirations of waiting periods as are required by the corporate and insurance laws and regulations of all applicable jurisdictions.

•

No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order that is in effect shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality that prohibits or makes illegal the consummation of the Reorganization or the transactions contemplated by the Reorganization Agreement.

•

The Company and Newco shall have received a written opinion of Shearman & Sterling LLP dated as of the closing date of the Reorganization and in form and substance reasonably satisfactory to the Company and Newco, to the effect that, on the basis of the facts, representations and assumptions set forth or referred to in such opinion, for U.S. federal income tax purposes, the Reorganization should qualify as a “reorganization” within the meaning of Section 368(a) of the Code or, alternatively, that the Reorganization should be treated as an exchange described in Section 351 of the Code.

Effectiveness of Reorganization

The Reorganization will become effective on the date we file a Certificate of Merger (the “Certificate”) with the Secretary of State of the State of Texas or a later date that we specify therein. We will file the Certificate when the conditions to the Reorganization described above have been satisfied or waived. We expect that we will specify in the Certificate that the Reorganization will be effective in the summer of 2020.

Termination of Reorganization Agreement

The Reorganization Agreement may be terminated at any time prior to the completion of the Reorganization (even after adoption by our stockholders) by action of our Board of Directors if it determines that, for any reason, the completion of the transactions provided for therein would be inadvisable or not in the best interest of the Company or its stockholders.

Amendment of Reorganization Agreement

The Reorganization Agreement may, to the extent permitted by the TBOC, be supplemented, amended, or modified at any time prior to the completion of the Reorganization (even after adoption by our stockholders) by the mutual consent of the parties thereto.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a discussion of material U.S. federal income tax consequences of the Reorganization. This discussion is based on the Code, U.S. Treasury Regulations promulgated thereunder, rulings and other administrative pronouncements issued by the Internal Revenue Service (which we refer to as “IRS”), and judicial decisions, in each case as in effect and available on the date of this proxy statement/prospectus and all of which are subject to differing interpretations and may change at any time, possibly with retroactive effect. Any such change could affect the accuracy of the statements and conclusions set forth in this proxy statement/prospectus.

This discussion applies only to U.S. holders (as defined below) of shares of Company Common Stock who hold such shares as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion is based upon the assumption that the Reorganization will be completed in accordance with the Reorganization Agreement and as described in this proxy statement/prospectus. This discussion does not address all aspects of U.S. federal income taxation that may be relevant to particular U.S. holders of Company Common Stock in light of their particular circumstances nor does it address tax considerations applicable to holders that are or may be subject to special treatment under U.S. federal income tax law (such as, for example, insurance companies, tax-exempt organizations, financial institutions, S corporations or other pass-through entities, regulated investment companies, real estate investment trusts, certain former U.S. citizens or long-term residents of the United States, broker-dealers, traders in securities who elect a mark-to-market method of accounting, holders who directly, indirectly or constructively own 5% or more (by vote or value) of Company Common Stock, holders who hold their Company Common Stock as part of a “hedge,” “straddle,” “conversion,” “synthetic security,” “integrated investment” or “constructive sale transaction,” holders who acquired Company Common Stock upon the exercise of employee stock options or otherwise as compensation, or U.S. holders whose functional currency is not the U.S. dollar). This discussion also does not address any tax consequences arising under the alternative minimum tax or the Medicare tax on net investment. In addition, no information is provided with respect to any tax considerations under state, local or foreign laws or U.S. federal laws other than those pertaining to the U.S. federal income tax (such as the estate tax).

If a partnership (or any other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds Company Common Stock, the tax treatment of a partner in such partnership will generally depend upon the status of the partner, the activities of the partnership and certain determinations made at the partnership level. Company stockholders that are partnerships and partners in such partnerships should consult their own tax advisors as to the tax consequences of the Reorganization.

For purposes of this discussion, a “U.S. holder” is a beneficial owner of Company Common Stock that is, for U.S. federal income tax purposes:

•	a citizen or individual resident of the United States;

•	a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust, if (1) a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of the substantial decisions of such trust or (2) it has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

THE FOLLOWING DISCUSSION IS A SUMMARY OF MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE REORGANIZATION UNDER CURRENT LAW AND IS FOR GENERAL INFORMATION ONLY. ALL COMPANY STOCKHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES OF THE REORGANIZATION TO THEM, INCLUDING THE APPLICATION AND EFFECT OF U.S. FEDERAL, STATE, LOCAL, NON-U.S. AND OTHER TAX LAWS.

It is a condition to each party’s obligation to complete the Reorganization that each of the Company and Newco receive an opinion of Shearman & Sterling LLP to the effect that the merger should qualify as a “reorganization” within the meaning of Section 368(a) of the Code or, alternatively, that the Reorganization should be treated as an exchange described in Section 351 of the Code.

This opinion of counsel will be based upon and rely on, among other things, various facts and assumptions, as well as certain representations, statements and undertakings of Newco and the Company. If any of these representations, statements or undertakings is, or becomes, inaccurate or incomplete, or if any of the representations or covenants contained in any of the transaction-related agreements and documents or in any documents relating to the opinions of counsel are inaccurate or not complied with by Newco or Company, such opinion of counsel may be invalid and the conclusions reached therein could be jeopardized.

An opinion of counsel represents the judgment of counsel and is not binding on the IRS or any court and the IRS or a court may disagree with the conclusions in the opinions of counsel. Further, Newco and the Company have not and do not intend to seek any ruling from the IRS regarding the qualification of the Reorganization as a “reorganization” within the meaning of Section 368(a) of the Code, or an exchange described in Section 351 of the Code. Accordingly, notwithstanding receipt by Newco and the Company of the opinion of counsel, there can be no assurance that the IRS will not assert that the Reorganization fails to qualify as a “reorganization” within the meaning of Section 368(a) or an exchange described in Section 351 of the Code, or that a court would not sustain such a challenge.

Reorganization or Section 351 Treatment

Provided the Reorganization qualifies as a “reorganization” within the meaning of Section 368(a) of the Code and/or an exchange described in Section 351 of the Code, the material U.S. federal income tax consequences of the Reorganization to U.S. holders will be as follows:

Exchange of Shares of Company Common Stock for Shares of Newco Common Stock

U.S. holders who exchange their shares of Company Common Stock for shares of Newco Common Stock should not recognize any gain or loss for U.S. federal income tax purposes. Each U.S. holder’s aggregate tax basis in the shares of Newco Common Stock received in the Reorganization should equal such U.S. holder’s aggregate adjusted tax basis in the shares of Company Common Stock exchanged therefor. The holding period of the shares of Newco Common Stock received by a U.S. holder in the Reorganization should include such U.S. holder’s holding period for the shares of Company Common Stock exchanged therefor. If a U.S. holder holds different blocks of Company Common Stock (generally, Company Common Stock acquired on different dates or at different prices), such U.S. holder should consult its tax advisor with respect to the determination of the tax basis and holding period of the particular shares of Newco Common Stock received in the Reorganization.

Backup Withholding and Information Reporting

Payments of cash to U.S. holders generally will be subject to information reporting and, under certain circumstances, may be subject to backup withholding (currently, at a rate of 24%), unless such U.S. holder delivers a properly completed IRS Form W-9 certifying such U.S. holder’s correct taxpayer identification number and certain other information, or otherwise establishes an exemption from backup withholding. Backup withholding is not an additional tax. Amounts withheld under the backup withholding rules may be refunded or credited against a U.S. holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.

THE FOREGOING DISCUSSION IS A SUMMARY OF MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE REORGANIZATION UNDER CURRENT LAW AND IS FOR GENERAL INFORMATION ONLY. ALL COMPANY STOCKHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES OF THE REORGANIZATION TO THEM, INCLUDING THE APPLICATION AND EFFECT OF U.S. FEDERAL, STATE, LOCAL, NON-U.S. AND OTHER TAX LAWS.

Interests of Directors and Executive Officers

There are no agreements or understandings, whether written or unwritten, between any executive officer and the Company, Newco, or MergerCo concerning any type of compensation, whether present, deferred, or contingent, that is based on or otherwise relates to the Reorganization including, without limitation, any payments or benefits that otherwise would be reportable pursuant to Item 402(t) of Regulation S-K. Accordingly, because there are no amounts that would be subject to approval pursuant to such a resolution, we have not included a non-binding, advisory resolution commonly known as a “say on golden parachute” resolution in this proxy statement/prospectus.

Anticipated Accounting Treatment

For accounting purposes, the Company’s Reorganization into a holding company structure will be treated as a merger of entities under common control. The accounting treatment for such events is similar to the former “pooling of interests method.” Accordingly, the financial position and results of operations of the Company will be included in the consolidated financial statements of Newco on the same basis as currently presented.

Authorized Capital Stock

The Company’s Restated Articles of Incorporation currently authorizes the issuance of 50,000,000 shares of common stock. Newco’s Certificate of Incorporation, which will govern the rights of our stockholders after the Reorganization, currently authorizes the issuance of 50,000,000 shares of common stock. Upon completion of the Reorganization, the number of shares of Newco common stock that will be outstanding will be equal to the number of shares of the Company’s common stock outstanding immediately prior to the Reorganization.

Regulatory Approvals

As noted above, the Reorganization is conditioned on, among other things (i) the effectiveness of the registration statement, of which this joint proxy statement/prospectus forms a part, (ii) the receipt of approval for listing on NASDAQ of shares of Newco’s common stock to be issued in the Reorganization, subject to official notice of issuance, and (iii) receipt by the Company of permits, authorizations, consents, approvals, or terminations or expirations of waiting periods as are required under applicable corporate and insurance laws. In addition, to complete the Reorganization, we must file a certificate of merger with the Texas Secretary of State in accordance with the Texas Business Organizations Code.

We are not aware of any other federal, state, local or foreign regulatory requirements that must be complied with or approvals that must be obtained in connection with the Reorganization.

Listing of Newco Common Stock on the NASDAQ Global Market; De-listing and De-registration of the Company’s Common Stock

The completion of the Reorganization is conditioned on the approval for listing of the shares of Newco’s common stock issuable in the Reorganization (and any other shares to be reserved for issuance in connection with the Reorganization) on the NASDAQ. We expect that the Newco common stock will trade under the ticker symbol “ANAT.” In addition, Newco will become a reporting company under the Exchange Act. Following the Reorganization, the Company’s common stock will no longer be quoted on the NASDAQ and will no longer be registered under the Exchange Act. In addition, the Company will cease to be a reporting company under the Exchange Act.

Issuances of Newco Common Stock under the 1999 Plan

The adoption by the Company’s stockholders of the Reorganization Agreement will also constitute approval of the assumption by Newco of the 1999 Plan and, where appropriate, the future issuance of shares of Newco common stock in lieu of shares of the Company’s common stock under the 1999 Plan in connection with the Reorganization without further stockholder action.

Board of Directors and Executive Officers of Newco Following the Reorganization

We expect that the Board of Directors and executive officers of Newco following the Reorganization will be the same as those of the Company immediately prior to the Reorganization. See “Proposal 1 – Election of Directors.”

Newco Certificate of Incorporation and Bylaws

The adoption by the Company’s stockholders of the Reorganization Agreement will also constitute approval of the terms of the Newco Certificate of Incorporation and the Newco Bylaws in the forms attached to this proxy statement/prospectus as Annex II and Annex III, respectively.

Restrictions on the Sale of Newco Shares

The shares of Newco common stock to be issued in the Reorganization will be registered under the Securities Act. These shares will be freely transferable under the Securities Act, subject to certain existing contractual restrictions and restrictions on certain affiliates of Newco.

Independent Registered Public Accounting Firm of Newco

We expect that Deloitte & Touche LLP, the Company’s independent registered public accounting firm selected by the Company’s audit committee for fiscal year 2020, will serve in such capacity for Newco following the Reorganization. See “Proposal 5 – Ratification Of Auditors For 2020.”

DESCRIPTION OF NEWCO’S CAPITAL STOCK

Newco is incorporated in the State of Delaware. The rights of stockholders of Newco will generally be governed by Delaware law and Newco’s Certificate of Incorporation and Bylaws. The following is a summary of the material provisions of Newco’s Certificate of Incorporation and Bylaws. This summary is not complete and is qualified by reference to Delaware statutory and common law and the full texts of Newco’s Certificate of Incorporation and Bylaws, which are attached as Annex II and Annex III, respectively, to this proxy statement/prospectus.

General

Upon the completion of the Reorganization, the authorized capital stock of Newco will be 50,000,000 shares of common stock, $0.01 par value and 5,000,000 shares of preferred stock, $0.01 par value. All of the shares of common stock issued and outstanding upon completion of the Reorganization will be fully paid and nonassessable. Upon completion of the Reorganization, the number of shares of Newco common stock issued and outstanding will be equal to the number of shares of the Company’s common stock issued and outstanding immediately prior to the Reorganization.

Dividends and Distributions

The holders of outstanding shares of Newco’s common stock will be entitled to receive dividends and other distributions out of assets legally available at times and in amounts as the Board of Directors of Newco may determine from time to time. All shares of common stock will be entitled to participate ratably with respect to dividends or other distributions paid to stockholders.

Liquidation Rights

If Newco is liquidated, dissolved or wound up, voluntarily or involuntarily, then, after payment of any debts and liabilities of Newco, holders of Newco’s common stock would be entitled to share ratably in any assets of Newco available for distribution to stockholders.

Voting Rights

Each share of Newco’s common stock is entitled to one vote per share on all matters to be voted upon by the stockholders. There are no cumulative voting rights. Stockholders may vote by proxy.

Directors will be elected by a majority of the votes of the shares present in person or represented by proxy at a meeting and entitled to vote on the election of such director or directors. The affirmative vote of a majority of the shares of Newco’s common stock present in person or represented by proxy and entitled to vote on the matter shall be required to approve all other matters presented to stockholders at an annual or special meeting except as otherwise required by applicable law, Newco’s Certificate of Incorporation or Bylaws, or the rules and regulations of any stock exchange applicable to Newco.

Other

There are no preemption, redemption, sinking fund, or conversion rights applicable to Newco’s common stock.

Anti-Takeover Effects of Certain Provisions of Newco’s Certificate of Incorporation, Bylaws, and Delaware Law

Provisions of Newco’s Certificate of Incorporation, its Bylaws, and Delaware law could have the effect of delaying or preventing a third party from acquiring the company, even if the acquisition would benefit Newco’s stockholders. These provisions may delay, defer or prevent a tender offer or takeover attempt of the company that a stockholder might consider in the stockholder’s best interest, including those attempts that might result in a premium over the market price for the shares held by its stockholders. These provisions are intended to enhance the likelihood of continuity and stability in the composition of the Board of Directors and in the policies formulated by the Board of Directors and to reduce Newco’s vulnerability to an unsolicited proposal for a takeover that does not contemplate the acquisition of all of Newco’s outstanding shares, or an unsolicited proposal for Newco’s restructuring or sale of all or part of its business.

Authorized but Unissued Shares of Common Stock and Preferred Stock

Newco’s authorized but unissued shares of common stock and preferred stock are available for its Board of Directors to issue without stockholder approval. Newco may use the additional authorized shares for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions, and employee benefit plans. The existence of Newco’s authorized but unissued shares could render more difficult or discourage an attempt to obtain control of the company by means of a proxy contest, tender offer, merger, or other transaction.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

The Bylaws of Newco provide that stockholders seeking to bring business before a meeting of stockholders, or to nominate candidates for election as directors at a meeting of stockholders, must provide Newco with timely written notice of their proposal. The Bylaws also specify requirements as to the form and content of a stockholder’s notice. These provisions may preclude stockholders from bringing matters before a meeting of stockholders or from making nominations for directors at a meeting of stockholders.

Amendment to the Certificate of Incorporation and Bylaws

The Certificate of Incorporation may generally be amended (after the Board of Directors adopts a resolution declaring the advisability of such an amendment) by a majority of its stockholders. The Bylaws may generally be amended by the Board of Directors or by a majority of Newco’s stockholders.

Limitation of Director Liability and Indemnification of Directors and Officers

Newco’s Certificate of Incorporation provides, to the fullest extent permitted by Delaware law, that directors will not be liable to the company or its stockholders for monetary damages for breach of fiduciary duty as a director. Delaware law currently provides that such a provision may not eliminate or limit the liability of a director:

•	for any breach of the director’s duty of loyalty to the company or its stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the DGCL (governing distributions to stockholders); or

•	for any transaction from which the director derived any improper personal benefit.

However, in the event the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of the directors will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

The Bylaws of Newco further provide that Newco will indemnify each of its directors, advisory directors and officers to the fullest extent permitted by Delaware law and may indemnify other persons as authorized by the DGCL. In particular, Newco’s Bylaws provide that Newco will indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits Newco to provide broader indemnification rights than such law permitted prior to such amendment), any person (a “Covered Person”) who was or is made or is threatened to be made a party or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including, but not limited to, serving as a witness without being named a defendant or respondent, by reason of the fact that he or she is or was a director, advisory director, or officer of Newco including, but not limited to, any individual or firm who is or was serving at the request of Newco as a director, advisory director, officer, partner, trustee, or administrator of any majority-owned subsidiary or an employment benefit plan of Newco, against all expense, liability and loss suffered (including, but not limited to, attorney’s fees, judgments, penalties, fines, excise taxes, and amounts paid in settlement) reasonably incurred or suffered by such Covered Person in connection therewith. In the case of a proceeding commenced by a Covered Person, Newco will only be required to indemnify the Covered Person if commencement of the proceeding (or part thereof) by the Covered Person was authorized in the specific case by Newco’s Board of Directors.

Any such indemnification under Newco’s Bylaws (unless ordered by a court) may be made by Newco only as authorized in the specific case upon a determination that indemnification of the Covered Person is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Bylaws. This determination must be made, with respect to the Covered Person: (i) by a majority vote of the directors who are not parties to such proceeding, though less than a quorum, (ii) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iv) by the stockholders of Newco.

Exclusive Forum Provision

Newco’s Certificate of Incorporation provides that the Court of Chancery of the State of Delaware will be the sole and exclusive forum for any stockholder to bring (i) any derivative action or proceeding on behalf of Newco, (ii) any action asserting a claim of breach of a fiduciary duty owed to Newco or Newco’s stockholders by any of Newco’s directors, officers or other employees, (iii) any action asserting a claim against Newco arising pursuant to any provision of the DGCL or Newco’s organizational documents, or (iv) any action asserting a claim against Newco that is governed by the internal affairs doctrine. This exclusive forum provision would not apply to suits brought to enforce a duty or liability created by the Exchange Act, which provides for the exclusive jurisdiction of the federal courts with respect to such claims. This provision could apply to a suit that falls within one or more of the categories enumerated in such provision and asserts claims under the Securities Act or the rules and regulations thereunder. However, with respect to claims under the Securities Act and the rules and regulations thereunder, there is uncertainty as to whether a court would enforce the exclusive forum provision, and our stockholders will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder.

Any person or entity purchasing or otherwise acquiring any interest in shares of Newco capital stock will be deemed to have notice of, and to have consented to, the provisions of Newco’s Certificate of Incorporation described in the preceding paragraph. This exclusive forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with Newco or its directors, officers or other employees, which may discourage such lawsuits against Newco and such persons. Alternatively, if a court were to find these provisions of Newco’s Certificate of Incorporation inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, Newco may incur additional costs associated with resolving such matters in other jurisdictions, which could harm its business, results of operations or financial condition.

Transfer Agent

We expect that the transfer agent for Newco common stock will be Computershare Trust Company, N.A., 8742 Lucent Boulevard, Suite 300, Highlands Ranch, CO 80129.

DESCRIPTION OF THE COMPANY’S CAPITAL STOCK

The Company is a life insurance company incorporated in the State of Texas. The rights of stockholders of the Company are generally governed by Texas law and the Company’s Restated Articles of Incorporation and Amended and Restated Bylaws. The following is a summary of the material provisions of the Company’s Restated Articles of Incorporation and Amended and Restated. This summary is not complete and is qualified by reference to Texas statutory and common law and the full texts of the Company’s Restated Articles of Incorporation and Bylaws. A copy of the Company’s Restated Articles of Incorporation, including amendments thereto, is attached as Exhibit No. 3.1 to its Registration Statement on Form 10-12B filed with the SEC on April 10, 2009. A copy of the Company’s Amended and Restated Bylaws is attached as Exhibit No. 3.2 to its Current Report on Form 8-K filed with the SEC on February 23, 2018.

General

The Company is authorized to issue 50,000,000 shares of common stock, $1.00 par value per share. As of March [●], 2020, the Company had 26,887,200 shares of common stock outstanding, held by [●] holders of record. The outstanding shares of the Company’s common stock are fully paid and nonassessable.

Dividends and Distributions

The Company’s stockholders are entitled to receive dividends and other distributions out of assets legally available at times and in amounts as the Company’s Board of Directors may determine from time to time. All shares are entitled to participate ratably with respect to dividends or other distributions paid to stockholders.

Liquidation Rights

If the Company is dissolved or wound up, voluntarily or involuntarily, then, after payment of any debts and liabilities of the Company, its stockholders would be entitled to receive the par value of their shares, and thereafter to share ratably in all assets of the Company available for distribution to the stockholders.

Voting Rights

Each share of common stock is entitled to one vote per share on all matters to be voted upon by the stockholders. There are no cumulative voting rights. Stockholders may vote by proxy. The affirmative vote of a majority of the shares present in person or represented by proxy at a meeting and entitled to vote on the matter shall be required for the election of directors and to approve all other matters voted upon by stockholders other than those matters set forth in the TBOC.

Other

There are no preemption, redemption, sinking fund, or conversion rights applicable to the Company’s common stock.

Limitation of Director Liability and Indemnification of Directors and Officers

The Company’s Restated Articles of Incorporation provide that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for an act or omission in the director’s capacity as a director, except for liability:

•	for any breach of a director’s duty of loyalty to the Company or its stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law;

•	for any transaction from which a director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director’s office;

•	for any act or omission for which the liability of a director is expressly provided for by statute; or

•	for an act related to an unlawful stock repurchase or payment of a dividend.

The Company’s Bylaws provide that it will indemnify its directors, advisory directors, officers and employees, including, without limitation, any individual or firm who is or was serving at the request of the Company as a director, advisory director, officer, partner, trustee, administrator or employee of any majority-owned subsidiary or an employee benefit plan of the Company, as well as any person entitled to mandatory indemnification under applicable law. Such indemnification is against liabilities, judgments, penalties (including excise and similar taxes), fines, settlements, and reasonable expenses actually incurred by them in connection with any proceeding in which the indemnified person was, is, or is threatened to be made a named defendant or respondent because of their service to the Company or at the Company’s request.

Transfer Agent

The transfer agent for the Company’s common stock is Computershare Trust Company, N.A., 8742 Lucent Boulevard, Suite 300, Highlands Ranch, CO 80129.

COMPARATIVE RIGHTS OF HOLDERS OF

COMPANY CAPITAL STOCK AND NEWCO CAPITAL STOCK

At the effective time of the merger of the Company and MergerCo, the Company’s common stock will be converted on a share-for-share basis into Newco common stock. As a result, Newco’s Certificate of Incorporation and Bylaws and the applicable provisions of the DGCL will govern the rights of the former holders of the Company’s common stock who receive shares of Newco common stock pursuant to the merger. The rights of the Company’s stockholders are currently governed by the TBOC and common law, the Company’s Restated Articles of Incorporation and its Amended and Restated Bylaws. The rights of Newco stockholders after the completion of the Reorganization will be governed by the DGCL and common law, Newco’s Certificate of Incorporation, and Newco’s Bylaws. The following summary compares the material rights that the Company’s stockholders currently have and the rights that they will have as stockholders of Newco following the Reorganization. This summary is qualified in its entirety by reference to the full text of the aforementioned authorities. For detailed descriptions of the capital stock of the Company and Newco, see “Description of the Company’s Capital Stock” and “Description of Newco’s Capital Stock” in this proxy statement/prospectus.

	Rights of Holders of the Company’s Common Stock	Rights of Holders of Newco’s Common Stock
Capitalization:	The Company’s Restated Articles of Incorporation authorize it to issue 50,000,000 shares of common stock, par value $1.00 per share.	Newco’s Certificate of Incorporation authorizes it to issue 50,000,000 shares of common stock, $0.01 par value, and 5,000,000 shares of preferred stock, $0.01 par value.

Voting Rights:

Each share of common stock is entitled to one vote per share on all matters to be voted upon by stockholders. There are no cumulative voting rights. Stockholders may vote by proxy.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy at a meeting and entitled to vote on the matter shall be required for the election of directors and to approve all matters voted upon by stockholders other than those matters set forth in the TBOC. The affirmative vote of the holders of at least two-thirds of the outstanding shares of the corporation entitled to vote are necessary to approve certain fundamental business transactions.

Each share of common stock will be entitled to one vote per share on all matters to be voted upon by stockholders. There will be no cumulative voting rights. Stockholders will be permitted to vote by proxy. Each share of preferred stock will be entitled to vote as set forth in the applicable Certificate of Designation.

Directors will be elected by a majority of the votes of the shares present in person or represented by proxy at a meeting and entitled to vote on the election of such director or directors.

The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote on the matter shall be required to approve all other matters presented to stockholders at an annual or special meeting except as otherwise required by applicable law, the Certificate of

	Rights of Holders of the Company’s Common Stock	Rights of Holders of Newco’s Common Stock
Incorporation or Bylaws, or the rules and regulations of any stock exchange, as applicable.

Voting by Proxy:	Under TBOC, a proxy is valid only for eleven (11) months from its date, unless otherwise provided in the proxy.	Under DGCL, a proxy is valid for three (3) years from its date, unless otherwise provided in the proxy.

Dividend Rights:	The stockholders are entitled to receive dividends and other distributions out of assets legally available at times and in amounts as the Board of Directors may determine from time to time. All shares are entitled to participate ratably with respect to dividends or other distributions paid to stockholders.	The holders of outstanding shares of common stock will be entitled to receive dividends and other distributions out of assets legally available at times and in amounts as the Board of Directors may determine from time to time. All shares of common stock will be entitled to participate ratably with respect to dividends or other distributions paid to stockholders.

Quorum:	The holders of a majority of the outstanding shares of common stock entitled to vote at the meeting, whether present in person or by proxy, shall constitute a quorum for all purposes.	The holders of a majority of the outstanding shares of common stock entitled to vote at the meeting, whether present in person or by proxy, shall constitute a quorum for all purposes, except as otherwise required by applicable law, the Certificate of Incorporation or Bylaws, or the rules and regulations of any stock exchange, as applicable.

Number of Directors:	The Company’s Amended and Restated Bylaws provide that the number of members of the Board of Directors shall not be fewer than seven, nor more than fifteen persons.	Newco’s Bylaws provide that the number of members of the Board of Directors shall be determined from time to time exclusively by the Board of Directors.

Voting Required For Election of Directors:	Directors are elected by the affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the election of directors.	Each director will be elected by the vote of the majority of the votes cast with respect to the director at any meeting for the election of directors at which a quorum is present, provided that if the number of nominees exceeds the number of directors to be elected, the directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at any such meeting and

	Rights of Holders of the Company’s Common Stock	Rights of Holders of Newco’s Common Stock
entitled to vote on the election of directors.

Removal of Directors:	Under the TBOC, stockholders of a corporation may remove a director or the entire Board of Directors, with or without cause, at a meeting called for that purpose, by a vote of the holders of a majority of the shares entitled to vote at an election of the director or directors, unless otherwise provided by the articles of incorporation or Bylaws.	Newco’s Bylaws provide that any director may be removed from office at any time, with or without cause, solely by the affirmative vote of a majority of the stockholders then entitled to vote at an election of such designated directors.

Classification of Board of Directors:	The Company’s Restated Articles of Incorporation do not provide for a classified Board of Directors.	Newco’s Certificate of Incorporation does not provide for a classified Board of Directors. Accordingly, under the DGCL, all directors of Newco will be elected annually.

Filling Vacancies on the Board of Directors:

Under the Company’s Bylaws, in the event of a vacancy on the Board of Directors, such vacancy may be filled by a majority vote of the remaining directors at any regular or specially called meeting of the Board.

Vacancies occurring because of an increase in the number of Directors may be filled by the Board of Directors for a term of office continuing only until the next election of one or more directors by the stockholders. The Board of Directors may not fill more than two vacancies created by an increase in the number of Directors during the period between any two successive annual stockholders’ meetings.

Under Newco’s Bylaws, in the event of any vacancy on the Board of Directors, whether occurring because of an increase in the number of directors or otherwise, such vacancy shall be filled by a vote of the majority of the remaining directors then in office, though less than a quorum, or by the sole remaining Director (and not by the stockholders). In the event that there are no such directors remaining, then an election of Directors may be held in accordance with the DGCL.

Record Date:	Under the Company’s Bylaws, the Board of Directors may fix in advance a record date for the purpose of determining stockholders entitled to notice of and to vote at a meeting of stockholders, or to receive a distribution (other than a	Under Newco’s Bylaws, the Board of Directors may fix a record date to determine the stockholders entitled to notice of a meeting, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors

	Rights of Holders of the Company’s Common Stock	Rights of Holders of Newco’s Common Stock
	distribution involving a purchase or redemption by the Company of any of its own shares) or a share dividend; provided, however, that such record date may not be less than ten nor more than sixty days prior to such meeting.	and shall not be more than 60 nor less than 10 days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination.

Notice of Meetings:	Each stockholder entitled to vote must be given written notice of each annual or special meeting, stating the place, date, time, and, in the case of a special meeting, purpose(s) of the meeting, not less than 10 nor more than 60 days before the date of the meeting; except as otherwise provided by the TBOC or other applicable law. A waiver in writing signed by the person or persons entitled to notice shall be the equivalent of giving such notice. Attendance at a meeting constitutes a waiver of notice of such meeting, except where a person attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.	Each stockholder entitled to notice must be given written notice (unless waived) of each annual or special meeting not less than 10 days nor more than 60 days before the date of the meeting. The notice shall state the place, if any, date and time of such meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining stockholders entitled to vote at the meeting or any adjournment thereof (if such record date is different from the record date for determining the stockholders entitled to notice of the meeting), and, in the case of a special meeting, the purpose or purposes for which such meeting is to be held. A waiver in writing signed by the person or persons entitled to notice shall be the equivalent of giving such notice. Attendance at a meeting constitutes a waiver of notice of such meeting, except where a person attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

	Rights of Holders of the Company’s Common Stock	Rights of Holders of Newco’s Common Stock

Advance Notice By Stockholders for Director Nominations and Other Business:	Neither the Company’s Restated Articles of Incorporation nor its Amended and Restated Bylaws have any provisions requiring advance notice by stockholders, or the provision of specified information in such a notice, to properly bring any director nominations or other business before an annual or special meeting of the stockholders.	Newco’s Bylaws require that stockholders seeking to bring business before a meeting of stockholders, or to nominate candidates for election as directors at a meeting of stockholders, must provide Newco with timely written notice of their proposal. The Bylaws also specify the requirements as to the form and content of a stockholder’s notice.

Amendments to Charter:	The TBOC provides that the Board of Directors must adopt a resolution stating the proposed amendment to the stockholders. The adoption of the amendment requires the affirmative vote of holders of at least two-thirds of the outstanding shares of holders entitled to vote.	The Certificate of Incorporation may be amended (after the Board of Directors adopts a resolution declaring the advisability of such an amendment) by a majority of stockholders.

Amendments to Bylaws:	Pursuant to Company’s Bylaws, the Bylaws may be altered, amended or repealed or additional Bylaws may be enacted at any Annual Meeting of the Stockholders or any regular meeting of the Board of Directors, or at any special or rescheduled meeting of either, if in the notice for such special or rescheduled meeting there is incorporated notice of the proposed action.	Pursuant to Newco’s Certificate of Incorporation and Bylaws, the Bylaws may be generally amended by the Board of Directors or by a majority of stockholders.

Special Stockholders’ Meetings:	Under the Company’s Bylaws, special meetings of the stockholders may be called by the Chairman of the Board, the President, or by the Secretary upon receiving notice from a majority of the Board of Directors or stockholders holding or representing not less than thirty-five percent of the outstanding stock.	Pursuant to Newco’s Bylaws, special meetings of stockholders may be called by the Chairman, the President, a majority of the Directors, or by the Secretary upon receiving notice from holders of at least a majority of Newco’s shares of outstanding voting stock.

Action by Consent of Stockholders:	Neither the Company’s Restated Articles of Incorporation nor its Amended and Restated Bylaws have any provisions permitting	As permitted under the DGCL, stockholders of Newco may take action at an annual or special meeting of stockholders, or by

	Rights of Holders of the Company’s Common Stock	Rights of Holders of Newco’s Common Stock
	stockholders to take action by written consent in lieu of a meeting. Under the TBOC, any action that may be taken at a meeting of the stockholders may be taken without a meeting if written consent thereto is signed by all the holders of shares entitled to vote on that action.	written consent of stockholders holding the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Indemnification of Directors and Officers:	The Company’s Bylaws provide that the Company will indemnify any individual or firm who is or was a director, advisory director, officer, or employee of the Company (including, but not limited to, any individual or firm who is or was serving at the request of the Company as a director, advisory director, officer, partner, trustee, administrator, or employee of any majority-owned subsidiary or an employment benefit plan of the Company) against liabilities, judgments, penalties (including excise and similar taxes), fines, settlement, and reasonable expenses actually incurred by them in connection with any proceeding in which the indemnified person was, is, or is threatened to be made a named defendant or respondent because of their service to the Company or at the Company’s request.	The Bylaws of Newco provide that the company will indemnify directors, advisory directors and officers to the fullest extent permitted by Delaware law and may indemnify other persons as authorized by the DGCL. In particular, Newco’s Bylaws provide that Newco will indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person or firm who was or is made or is threatened to be made a party or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including, but not limited to, serving as a witness without being named a defendant or respondent, by reason of the fact that he or she, is or was a director, advisory director or officer of Newco or, an individual or firm who is or was serving at the request of Newco as a director, advisory director, or officer, partner, trustee or administrator of any majority-owned subsidiary or an employment benefit plan of Newco against all expense, liability and loss (including, but not limited to, attorney’s fees, judgments, penalties, fines, excise taxes, and amounts paid in settlement) reasonably incurred or suffered by such covered person in connection therewith. In the case

	Rights of Holders of the Company’s Common Stock	Rights of Holders of Newco’s Common Stock

of a proceeding commenced by a covered person, Newco will only be required to indemnify the covered person if commencement of the proceeding (or part thereof) by the covered person was authorized in the specific case by the Board of Directors.

Any such indemnification under Newco’s Bylaws (unless ordered by a court) may be made by Newco only as authorized in the specific case upon a determination that indemnification of the covered person is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Bylaws. This determination must be made, with respect to the covered person: (i) by a majority vote of the directors who are not parties to such proceeding, though less than a quorum, (ii) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iv) by the stockholders of Newco.

Limitation of Director Liability:	The Company’s Restated Articles of Incorporation provide that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for an act or omission in the director’s capacity as a director, except for liability: (a) for any breach of a director’s duty of loyalty to the Company or its stockholders; (b) for acts or omissions not in good faith or that involves intentional misconduct or a knowing violation of the law; (c) for any transaction from which a director received an improper benefit, whether or not the benefit	Newco’s Certificate of Incorporation provides, to the fullest extent permitted by Delaware law, that directors will not be liable to Newco or its stockholders for monetary damages for breach of fiduciary duty as a director. Delaware law currently provides that personal monetary liability may not be eliminated or limited for breach of fiduciary duty that arises (a) from any breach of the director’s duty of loyalty to the corporation or its stockholders; (b) from acts or omissions not in good faith or which involve intentional

	Rights of Holders of the Company’s Common Stock	Rights of Holders of Newco’s Common Stock
resulted from an action taken within the scope of the director’s office; (d) for any act or omission for which the liability of a director is expressly provided for by statute; or (e) for an act related to an unlawful stock repurchase or payment of a dividend.

misconduct or a knowing violation of law; (c) under Section 174 of the DGCL (governing distributions to stockholders); or (d) from any transaction from which the director derived an improper personal benefit.

In the event the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of our directors will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

Exclusive Forum Provision:	Neither the Company’s Restated Articles of Incorporation nor its Amended and Restated Bylaws have an exclusive forum provision.	The Court of Chancery of the State of Delaware will be the sole and exclusive forum for any derivative action or proceeding brought on behalf of Newco; any action asserting a breach of fiduciary duty to Newco or its stockholders by any of its directors, officers or employees; any action asserting a claim arising pursuant to the DGCL or Newco’s organizational documents; or any action asserting a claim against Newco that is governed by the internal affairs doctrine, except for, in each of the above actions, any claim as to which the Court of Chancery determines it lacks jurisdiction. This provision will not apply to claims arising under the Exchange Act or other laws for which there is exclusive jurisdiction of a court or forum other than the Court of Chancery. There is uncertainty as to whether a court would enforce the exclusive forum provision with respect to claims arising under the Securities Act, and our stockholders will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder.

	Rights of Holders of the Company’s Common Stock	Rights of Holders of Newco’s Common Stock

Relevant Business Combination Provisions and Statutes:	The TBOC provides that if a person acquires 20% or more of the outstanding voting shares of a Texas corporation, such person may not engage in transactions with the corporation for a period of three years. The statute contains exceptions to this prohibition. The prohibition on business combinations is not applicable if, for example, the Board of Directors approves the acquisition of stock or the transaction prior to the time that the person becomes an interested stockholder, or if the transaction is approved by at least two-thirds of the holders of the outstanding voting stock which is not owned by the interested stockholder at a meeting of the stockholders called for that purpose not less than six months after the interested stockholder’s share acquisition date.	The DGCL provides that if a person acquires 15% or more of the stock of a Delaware corporation, such person may not engage in transactions with the corporation for a period of three years. The statute contains exceptions to this prohibition, including permitting a corporation to elect not to be governed by the statute. In its Certificate of Incorporation, Newco has elected not to be governed by the Delaware business combination statute found in DGCL §203.

Merger, Consolidation, and Sale of All or Substantially All Assets:	Unless otherwise required by the certificate of formation or unless otherwise provided by the TBOC, a merger, consolidation, or sale of all or substantially all of a corporation’s assets generally must be approved by the affirmative vote of the holders of at least two-thirds of the outstanding shares of the corporation entitled to vote on the matter. There are certain exceptions. For example, no vote of stockholders of a corporation surviving a merger is required, unless the corporation provides otherwise in its certificate of incorporation, if: the corporation’s certificate of formation following the merger will not differ from the corporation’s certificate before the merger; each stockholder will hold the same number of shares with identical designations, preferences, limitations, and relative rights

Under the DGCL, a merger, consolidation, or sale of all or substantially all of a corporation’s assets generally must be approved by the Board of Directors and by a majority of the outstanding stock of the corporation entitled to vote thereon. However, there are certain exceptions. For example, no vote of stockholders of a constituent corporation surviving a merger is required, unless the corporation provides otherwise in its Certificate of Incorporation, if:

•  the merger agreement does not amend in any respect the Certificate of Incorporation of the constituent corporation;

•  each share of stock of the constituent corporation outstanding before the merger is an identical outstanding or treasury share of the

	Rights of Holders of the Company’s Common Stock	Rights of Holders of Newco’s Common Stock
after the merger as before; the sum of the voting power of the outstanding shares immediately after the merger does not exceed 20% of the voting power of the outstanding shares before the merger; and the sum of the number of participating shares that are outstanding immediately after the merger does not exceed 20% of the total number of participating shares that are outstanding immediately before the merger.

surviving corporation after the merger; and

•  either no shares of common stock of the surviving corporation are to be issued or delivered pursuant to the merger or the authorized unissued shares or treasury shares of the surviving corporation to be issued do not exceed 20% of the shares of common stock of such constituent corporation outstanding immediately prior to the effective time of the merger.

Dissenters’ and Appraisal Rights:

The TBOC provides stockholders with the right to dissent and obtain appraisal of the fair value of the stockholder’s shares in the event certain mergers, share exchanges, sales, leases, exchanges, conversions or other dispositions of all or substantially all of the property of the corporation. As a general matter, appraisal rights are not available with respect to shares:

•  listed on a national securities exchange, or

•  held of record by more than 2,000 stockholders,

unless holders of shares will receive for the stockholder’s shares, pursuant to the corporate action, anything except:

•  Shares of any other corporation which, at the effective date of the plan of merger or share exchange, will be:

•  listed on a national securities exchange, or

•  held of record by more than 2,000 holders;

The DGCL provides record stockholders of a corporation involved in a merger or consolidation the right to demand and receive payment in cash of the fair value of their stock in certain mergers and consolidations if the stockholder continuously holds such shares through the effective date of the merger or consolidation and has neither voted in favor of the merger or consolidation nor consented thereto in writing. As a general matter, appraisal rights are not available with respect to shares:

•  listed on a national securities exchange, or

•  held of record by more than 2,000 stockholders,

unless holders of shares are required to accept in the merger or consolidation anything other than any combination of:

•  shares of stock of the surviving corporation in the merger or consolidation or depository receipts in respect thereof,

•  shares of stock (or depository receipts in respect thereof) of

	Rights of Holders of the Company’s Common Stock	Rights of Holders of Newco’s Common Stock
• cash instead of fractional shares of stock; and • any combination of the foregoing described shares or cash in lieu of fractional shares.

another corporation that, at the effective date of the merger or consolidation, will be listed on a national securities exchange, or held of record by more than 2,000 holders,

•  cash instead of fractional shares of stock or fractional depository receipts received, and

•  any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs.

Franchise Tax:	There is an annual franchise tax in Texas.	The DGCL requires corporations to pay franchise tax annually.

PROPOSAL 3.

ADVISORY (NON-BINDING) VOTE ON EXECUTIVE OFFICER COMPENSATION

Section 14A of the Exchange Act requires that stockholders have the opportunity at the Annual Meeting to cast an advisory (non-binding) vote on the compensation of our Named Executive Officers, as described in this proxy statement (a “say-on-pay” vote). The say-on-pay vote is not intended to be a vote on our general compensation policies, the compensation of our Board of Directors, or our compensation policies as they relate to risk management, nor is it intended to address any specific item of compensation. Accordingly, please read the “Executive Compensation” section of this proxy statement/prospectus, which includes our Compensation Discussion and Analysis, executive officer compensation tables and related narrative discussions that describe in detail our compensation programs and policies for our executive officers and the decisions made by our Board Compensation Committee for 2019. We are required to hold the advisory (non-binding) vote on executive compensation at least once every three years. Pursuant to a separate advisory (non-binding) vote at the Company’s 2014 Annual Meeting, our stockholders voted to hold an annual say-on-pay vote. Pursuant to Proposal 4 below, the Board of Directors again is recommending that the stockholders approve holding an annual say-on-pay vote.

The vote on this Proposal 3 is advisory and, therefore, not binding on the Board of Directors or the Board Compensation Committee. The Board, including the Board Compensation Committee, values the opinions of our stockholders and, to the extent there is any significant vote against the executive officer compensation as disclosed in this proxy statement, we will consider our stockholders’ concerns and evaluate what actions may be appropriate to address those concerns.

Stockholders will be asked at the Annual Meeting to approve the following resolution pursuant to this Proposal 3:

RESOLVED, that the stockholders of American National Insurance Company approve, on an advisory basis, the compensation of the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables, and the accompanying narrative disclosure contained in the proxy statement for the Company’s 2020 Annual Meeting of Stockholders.

Board Recommendation: The Board of Directors recommends a vote “FOR” the approval of the foregoing advisory resolution on executive compensation.

PROPOSAL 4.

ADVISORY (NON-BINDING) VOTE ON

FREQUENCY OF FUTURE SAY-ON-PAY VOTES

We are also required by Section 14A of the Exchange Act to hold a separate advisory (non-binding) vote to allow stockholders to express their preference regarding the frequency of future say-on-pay votes. Stockholders may indicate whether they would prefer a say-on-pay vote every one, two or three years.

At the 2014 Annual Meeting, our stockholders approved an annual frequency for holding say-on-pay votes, as then recommended by our Board of Directors. An advisory vote on the frequency of say-on-pay votes must be held at least every six years, pursuant to applicable rules of the SEC. Our Board again is recommending an annual say-on-pay vote. The Board continues to believe that an annual advisory vote allows our stockholders to provide input on our executive compensation programs on a more consistent basis and better conform to prevailing corporate governance practices.

The frequency period that receives the most votes (every one, two or three years) will be deemed to be the recommendation of the stockholders. However, because the vote is advisory only and not binding on the Board of Directors or the Company, the Board may decide that it is in the best interests of our stockholders and the Company to hold a say-on-pay vote more or less frequently than the option selected by a plurality of our stockholders.

Board Recommendation: The Board of Directors recommends an advisory vote “FOR” a frequency of every “ONE YEAR” for future say-on-pay votes.

PROPOSAL 5.

RATIFICATION OF AUDITORS FOR 2020

Our Audit Committee has selected Deloitte & Touche LLP, a firm of independent public accountants (“Deloitte”), to serve as our independent registered public accounting firm to examine our consolidated financial statements for 2020. The Audit Committee made such selection after completing a competitive process in which several firms were invited to participate. The engagement of Deloitte to serve as our independent registered public accounting firm for 2020 resulted in the dismissal of KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm, effective upon the filing of the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2019 (“Fiscal 2019”) on February 28, 2020.

While the Audit Committee is responsible for the appointment, compensation, retention, termination and oversight of the independent auditor, we are requesting, as a matter of good corporate governance, that the stockholders ratify the appointment of Deloitte as our principal independent registered public accounting firm. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether to retain Deloitte and may determine to retain that firm or another without re-submitting the matter to our stockholders. Even if the appointment is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such change would be in our best interests and in the best interests of our stockholders.

The audit reports of KPMG on the Company’s consolidated financial statements for the fiscal year ended December 31, 2018 (“Fiscal 2018”) and Fiscal 2019 did not contain any adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except for the change in the Company’s method of accounting for equity investments in 2018 due to the adoption of ASU 2016-01, Financial Instruments – Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities. During Fiscal 2018 and Fiscal 2019, and the subsequent interim periods through February 28, 2020, the effective date of KPMG’s dismissal, there were (i) no disagreements within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions between the Company and KPMG on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to KPMG’s satisfaction, would have caused KPMG to make reference thereto in its reports, and (ii) no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K.

During Fiscal 2018 and Fiscal 2019, and the subsequent interim periods through February 28, 2020, neither the Company nor anyone on its behalf has consulted with Deloitte regarding (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided to the Company that Deloitte concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions; or (iii) any “reportable event” within the meaning of Item 304(a)(1)(v) of Regulation S-K.

KPMG served as the Company’s principal independent registered public accounting firm for the year ended December 31, 2019. During 2019, such firm performed audit services and tax consulting services for the Company. KPMG has advised the Company that neither it nor any of its partners has any material financial interest in, or any connection (other than as independent auditors) with the Company.

Fees Paid to KPMG

The following table presents fees billed by KPMG for audit and other services during 2019 and 2018:

	2019	2018
Audit Fees(1)	$4,690,990	$4,878,750
Audit-Related Fees(2)	$27,500	$27,500
Tax Fees(3)	$848,399	$1,147,975

(1)

Aggregate fees billed for the audit of the Company’s consolidated financial statements and insurance company statutory financial statements, review of our interim financial statements, and review of our systems of internal control over financial reporting.

(2)

Aggregate fees billed for performing assurance or related services that were related to the performance of the audit or review of our financial statements but were beyond the normal audit scope and not reportable as Audit Fees.

(3)

Aggregate fees billed for tax compliance, tax advice and tax planning services related to review of tax returns of the Company and certain subsidiaries, as well as tax research services related to tax return compliance.

Pre-Approval of Audit, Audit-Related, Tax and Non-Audit Services

The Audit Committee pre-approves all audit services and non-audit services (including the fees and terms thereof) to be performed for the Company by its independent registered public accounting firm, as required by applicable law or listing standards and the Charter of the Audit Committee. The committee may delegate authority to one or more of its members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of any such member to grant pre-approvals are presented to the full Committee at its next regular meeting. The Audit Committee has determined the rendering of non-audit services by KPMG was compatible with maintaining KPMG’s independence.

Representatives of Deloitte and KPMG are expected to be present at the Annual Meeting and will be given the opportunity to make a statement and to respond to appropriate questions.

Board Recommendation: The Board of Directors recommends a vote “FOR” ratification of the appointment of Deloitte as our auditors for 2020.

AUDIT COMMITTEE REPORT

The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities by reviewing the Company’s consolidated financial reports, its internal financial and accounting controls, and its auditing, accounting and financial reporting processes generally. However, the Audit Committee is not professionally engaged in the practice of accounting or auditing and does not provide any expert or special assurance as to such financial statements concerning compliance with laws, regulations or generally accepted accounting principles or as to auditor independence. The Audit Committee relies, without independent verification, on the information provided to it and on the representations made by management and the independent registered public accounting firm. Management is responsible for the financial reporting process, including the system of internal controls, for the preparation of consolidated financial statements in accordance with generally accepted accounting principles and for the report on the Company’s internal control over financial reporting. The Company’s independent registered public accounting firm is responsible for auditing those financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States of America.

In discharging its oversight responsibilities regarding the audit process, the Audit Committee reviewed and discussed the audited consolidated financial statements of the Company as of and for the year ended December 31, 2019 with Company management and KPMG, the independent auditors. The Audit Committee received the written disclosures and the letter from KPMG required by applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) regarding KPMG’s communications with the Audit Committee concerning independence, discussed with KPMG any relationships that might impair the firm’s independence from management and the Company, and satisfied itself as to KPMG’s independence. The Audit Committee reviewed and discussed with KPMG all communications required by the applicable requirements of the PCAOB and the SEC.

Based upon these reviews and discussions, and subject to the limitations on the committee’s role and responsibilities referred to above and in the Audit Committee’s Charter, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 for filing with the SEC.

Submitted by the Audit Committee:

Arthur O. Dummer, Chairman

William C. Ansell

James P. Payne

E. J. Pederson

James D. Yarbrough

PROPOSAL 6.

STOCKHOLDER PROPOSAL RELATING TO DIVERSITY

Calvert Research and Management (“Calvert”), located at 1825 Connecticut Avenue NW, Suite 400, Washington, D.C. 20009-5727, has notified the Company of its intention to present the following proposal at the Annual Meeting on behalf of certain of its clients, each of whom owns in excess of $2,000 of the Company’s common stock. The Company is not responsible for the accuracy or content of the proposal, which is presented as received from Calvert in accordance with SEC rules.

Beginning of Statement of Support and Stockholder Proposal by Calvert:

We believe diversity, including gender, ethnicity and race, enhances board effectiveness, improves corporate governance, and creates the potential for greater long-term value creation for financial and non-financial stakeholders.

Calvert research demonstrates gender diversity shows strong efficacy in equity returns for U.S. and international markets. (https://www.calvert.com/media/33095.pdf; https://www.calvert.com/media/32119.pdf) A company’s approach to gender, inclusion, and board-level gender diversity are major drivers for superior financial performance for U.S. and non-U.S. companies. Research indicates that companies that prioritize diverse and inclusive workplaces, demonstrated by greater female presence in leadership positions, have stronger financial performance over time.

Corporate leaders recognize the strong business case for board diversity. The Business Roundtable, an association of chief executives, asserts: “Boards should develop a framework for identifying appropriately diverse candidates that allows the nominating/corporate governance committee to consider women, minorities and others with diverse backgrounds as candidates for each open board seat.” (https://corpgov.law.harvard.edu/2016/09/08/principles-of-corporate-governance/) The National Association of Corporation Directors, with over 20,000 members, cites diversity as one of major attribute of board structure for effective governance. (https://www.nacdonline.org/) Benefits associated with board and management diversity include a larger candidate pool of top talent, better understanding of consumer preferences, stronger mix of leadership skills, and improved risk management. The Wall Street Journal reports that firms are seeking diverse representation in the boardroom in the wake of sexual harassment claims. (https://www.wsj.com/articles/women-on-track-to-gain-record-number-of-board-seats-1529573401)

Proxy voting guidelines of numerous institutional investors reflect that diversity on boards and companywide strengthens corporate governance. Thirty Percent Coalition, representing $5 trillion in assets under management, promotes diversity in senior leadership and corporate boardrooms, and its members, including state and city pension plans, have adopted proxy voting policies with minimum thresholds for board diversity. Further, the Sustainability Accounting Standards Board corporate disclosure standards, designed to provide financially material information to investors, support increased disclosures and transparency of companies’ diversity characteristics.

Despite ample evidence of investor interest and benefits to shareholders and other stakeholders related to enhancing its board and management diversity, American National Insurance Co. significantly lags its industry in peers on diversity metrics.

RESOLVED, that the shareholders request the Board of Directors prepare a report by September 2020, at reasonable expense and omitting proprietary information, on steps American National Insurance Co. is taking to enhance its board diversity, such as:

1.	Embedding a commitment to diversity including gender, race, ethnicity in governance documents;

2.	Committing publicly to include women and people of color in each candidate pool for board and senior leadership seats; and

3.	Disclosing the racial, ethnic and gender composition of the board in annual proxy statements.

End of Statement of Support and Stockholder Proposal by Calvert

After careful consideration, the Board of Directors recommends that the stockholders vote “AGAINST” the stockholder proposal for the reasons discussed below.

We are committed to diversity in the workplace and have long believed that diversity can enhance board effectiveness, improve corporate governance, and create the potential for greater long-term value for financial and non-financial stakeholders. For instance, from 1954 to 1962, Mary Moody Northen led our Company as President, decades before executive leadership by women became more common. In addition, for over thirty years, Frances Anne Moody-Dahlberg has served on our Board of Directors, a position she was first elected to in 1987 and continues to hold today. Diversity is a matter of importance to us, and we believe it is important to many of our stockholders as well. For example, one of our largest stockholders, The Moody Foundation, whose Board of Trustees is majority female, has also recently inquired about our diversity initiatives.

We have steadily increased our efforts in recent years to attract, retain, develop and promote qualified female and minority candidates and employees in our Company. For example, pursuant to our leadership development and succession planning programs described below, in the past four years, the percentage of women in our officer ranks has grown from 25% to 30%, and the percentage of non-white officers has grown from 6% to 10%. During this same time frame, the percentage of women who comprise what we call our “People Leaders” (employees with supervisory authority) has risen from 55% to 57%, and the percentage of non-white People Leaders has grown from 16% to 19%. We expect that these percentages will continue to grow as a result of our efforts. Our overall employee population is 63% female and 25% non-white.

As part of our continuing commitment to diversity, we:

•	recently amended our governing documents to more thoroughly reflect our approach to diversity;

•	continue to provide learning and development opportunities to advance diverse leaders;

•	strive to reach out to the communities we serve to create a pipeline of diverse potential candidates; and

•	strive to foster an inclusive environment for all employees that will help us attract and retain diverse candidates.

Our Governing Documents.

We have recently amended the Charter of our Nominating Committee to more thoroughly reflect our philosophies and ongoing commitment to diversity by adding affirmative statements that:

•

the Board and the Nominating Committee believe it is valuable for Board members to represent a diversity of perspective, experience, skill, education, gender, race, age, ethnicity, religion, disability, and geographic origin whenever possible;

•	the Board believes such diversity can provide broader insight into the views and priorities of our diverse stockholders, customers, employees and agents;

•	the Company is committed to considering candidates to the Board regardless of gender, race, ethnicity, religion and national origin; and

•	any search firm retained to assist the Nominating Committee in seeking candidates for the Board will affirmatively be instructed to seek to present women and minority candidates.

Our Commitment in Action. Our commitment to diversity is reflected in the Company’s diversity initiatives, which include the following:

•

Leadership Development and Succession Planning. We provide multiple leadership training opportunities to employees, including classes that are specifically designed to develop leaders. Such development has helped to equip a broader base of emerging leadership within the Company, including women and minorities, to pursue more impactful leadership opportunities. These efforts are part of a focused approach to develop succession talent from within the Company, and the results, as noted above, have been visible.

•

The Women’s Leadership Forum. Initiated by one of our female senior vice presidents in 2018, we formed The Women’s Leadership Forum which serves as a means by which our female leaders can discuss important issues of common concern and share advice relating to job performance and advancement. Last year, as part of the forum, senior female officers from across all four of our office locations gathered in Galveston for educational and networking opportunities.

•

Recruiting. We pursue various avenues to help ensure diversity in recruiting. First, we are committed to pursuing a slate of diverse candidates for open positions and maintain a policy on equal opportunity. Second, the Company conducts behavioral interviewing of candidates by multiple team members to help eliminate hiring bias. Third, our Talent Acquisition Team attends annual recruiting fairs at multiple colleges and universities, including historically black institutions. Fourth, for several years, the Company has been part of the US Army PaYS (Partnership for Youth Success) program which partners hiring companies with honorably discharged soldiers who are looking for a civilian career. Fifth, in 2019, the Company pledged to support the Society of Human Resource Management’s “Getting Talent Back to Work” initiative, which gives second chance employment opportunities to qualified people with a non-violent criminal background.

•

Texas Competes. The Company was one of the early members of Texas Competes, which describes itself as “a partnership of business leaders committed to a Texas that is economically vibrant and welcoming of all people, including lesbian, gay, bisexual, and transgender (LGBT) people.”

•

Inclusion. The Company is committed to building a culture in which inclusion is an important part of how we do business, so that all employees can contribute, develop and thrive. Through our “ACE” (Agility, Collaboration and Engagement) efforts, we promote diverse discussion and value ideas from all employees on how to work more effectively. Our corporate values drive who we are, which is directly related to the high marks for ethics we receive from our employees. Moreover, in 2019, we were cited by Forbes as one of America’s best mid-sized employers, based on direct feedback provided by our employees to Forbes.

•

Volunteerism and Community Involvement. Over 1,000 of our employees spent time volunteering in their communities last year, helping and supporting local charitable institutions near all four of our office locations. For these efforts, the Company has been recognized by the United Way, the Salvation Army, Shriner’s Hospital, Ronald McDonald House, Boy’s and Girl’s Club and Discovery Center. In addition to giving back, we believe community service provides our employees networking opportunities, attracts employees, and helps to enhance diversity.

In addition, the Annual Report accompanying this proxy statement contains pictures of our Board and management, enabling our stakeholders to gauge the diversity within these groups.

Given our comprehensive approach to diversity, the Board does not believe that the adoption of the stockholder proposal would enhance the Company’s existing commitment to diversity in any meaningful way and would result in unnecessary expense and diversion of corporate resources. We agree with the general spirit of the stockholder proposal and believe we have taken appropriate steps towards specific actions mentioned in the proposal. Accordingly, the Board of Directors recommends a vote against the stockholder proposal.

VALIDITY OF SHARES

Shearman & Sterling LLP will pass upon the validity of the shares of Newco common stock offered by this proxy statement/prospectus.

EXPERTS

The consolidated financial statements of the Company as of December 31, 2019 and 2018, and for each of the years in the three-year period ended December 31, 2019, and management’s assessment of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2019 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2019 financial statements refers to a change in the accounting for equity investments.

STOCKHOLDER PROPOSALS

Any stockholder proposal intended to be presented for consideration at the 2021 Annual Meeting of Stockholders and to be included in our Proxy Statement for such meeting must be in proper form and received by our Secretary at our principal executive offices by the close of business on December 4, 2020. We recommend that a proponent submit any proposal by Certified Mail, Return Receipt Requested and that all proposals be sent to the attention of the Secretary. If the date of the 2021 Annual Meeting is changed by more than thirty days from the date of the 2020 Annual Meeting, the deadline for submitting proposals to be included in the 2021 proxy statement will be a reasonable time before the Company begins to print and mail its proxy materials for the 2021 Annual Meeting.

Stockholder proposals submitted outside of the procedure set forth above, which will not be included in our proxy statement, including nominations for directors, must be mailed to American National Insurance Company, One Moody Plaza, Galveston, Texas 77550, ATTN: Secretary, and must be received by the Secretary no later than February 17, 2021. If the proposal is received after that date, our proxy for the 2021 Annual Meeting of Stockholders may confer discretionary authority to vote on such matter without any discussion of such matter in the proxy statement for the 2021 Annual Meeting.

Nothing in this section shall be deemed to require us to permit presentation of a stockholder proposal or include in our proxy materials relating to our 2021 Annual Meeting any stockholder proposal that does not meet all of the requirements for such presentation or inclusion contained in our Bylaws and/or state and federal securities laws and regulations in effect at that time.

ANNUAL REPORT ON FORM 10-K

A copy of the Company’s Annual Report to the SEC on Form 10-K for the year ended December 31, 2019, and the financial statements and schedules thereto, will accompany this proxy statement/prospectus. Upon written request and payment of copying costs, the exhibits to the Form 10-K will be furnished. These written requests should be directed to the Company’s Secretary, American National Insurance Company, One Moody Plaza, Galveston, Texas 77550, telephone (409) 766-6537.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

The SEC allows us to deliver a single proxy statement and annual report to an address shared by two or more of our stockholders. This delivery method, referred to as “householding,” can result in significant cost savings for us. In order to take advantage of this opportunity, we, and banks and brokerage firms that hold your shares, have delivered only one proxy statement and annual report to multiple stockholders who share an address, unless one or more of the stockholders has provided contrary instructions. We will deliver promptly, upon written or oral request, a separate copy of the proxy statement and annual report to a stockholder at a shared address to which a single copy of the documents was delivered. A stockholder who wishes to receive a separate copy of the proxy statement and annual report, now or in the future, may obtain one, without charge, by calling or writing us at the following address or telephone number: Secretary, American National Insurance Company, One Moody Plaza, Galveston, Texas 77550, telephone (409) 766-6537.

Stockholders of record sharing an address who are receiving multiple copies of proxy materials and annual reports and wish to receive a single copy of such materials in the future should submit their request by contacting us in the same manner. If you are the beneficial owner, but not the record holder, of the Company’s shares and wish to receive only one copy of the proxy statement and annual report in the future, you will need to contact your broker, bank or other nominee to request that only a single copy of each document be mailed to all stockholders at the shared address in the future.

CODE OF BUSINESS CONDUCT AND ETHICS

Our Code of Business Conduct and Ethics applies to all directors, officers and employees of our Company and is available through a link provided on our website at the following address:

https://www.americannational.com/wps/portal/amnat/investor-relations-and-news/corporate-governance

A printed copy will be provided to any person free of charge upon request made to the Company’s Secretary at the address shown on page 1. We may satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding certain amendments to, or waivers from, provisions of our Code of Business Conduct and Ethics by posting such information on our website where it is accessible through the same link noted above.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Stockholders may communicate with the full Board of Directors by writing to the Board or a specific director or directors in care of the Company’s Secretary at the address shown on page 1, by facsimile transmission to (409) 766-6803, or by e-mail to mark.flippin@americannational.com. All such communications will be forwarded to the Board, as specified.

INCORPORATION BY REFERENCE

Notwithstanding anything to the contrary set forth in any of our previous filings under the Exchange Act, as amended, that might incorporate future filings including this proxy statement, in whole or in part, the report of the Compensation Committee and the report of the Audit Committee included in this proxy statement shall not be incorporated by reference to any such filings.

WHERE YOU CAN FIND MORE INFORMATION

Registration Statement

Newco has filed a registration statement on Form S-4, as amended (the “registration statement”) to register with the SEC the shares of Newco common stock offered by this proxy statement/prospectus. This proxy statement/prospectus is a part of that registration statement and constitutes a prospectus of Newco in addition to being a proxy statement of the Company for the Annual Meeting. As permitted by SEC rules, this proxy statement/prospectus does not contain all the information you can find in the registration statement or in exhibits to the registration statement.

Documents Incorporated by Reference

THIS PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED IN OR DELIVERED WITH THIS PROXY STATEMENT/PROSPECTUS. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS AND IN THE DOCUMENTS THAT WE HAVE INCORPORATED BY REFERENCE INTO THIS PROXY STATEMENT/PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM OR IN ADDITION TO THE INFORMATION CONTAINED IN THIS DOCUMENT AND INCORPORATED BY REFERENCE INTO THIS PROXY STATEMENT/PROSPECTUS. WE TAKE NO RESPONSIBILITY AND CAN PROVIDE NO ASSURANCE AS TO THE RELIABILITY OF ANY OTHER INFORMATION THAT OTHERS MAY GIVE YOU.

THE INFORMATION CONTAINED ON OR ACCESSIBLE THROUGH THE COMPANY’S WEBSITE DOES NOT CONSTITUTE A PART OF THIS PROXY STATEMENT/PROSPECTUS.

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this proxy statement/prospectus and later information filed with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below that have previously been filed with the SEC and all documents subsequently filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering under this prospectus (other than information deemed “furnished” and not “filed” in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K (or corresponding information furnished under Item 9.01 of Form 8-K or included as an exhibit)):

•	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed with the SEC on February 28, 2020; and

•	The Company’s Current Reports on Form 8-K filed with the SEC on February 12, 2020 and February 26, 2020, and the Company’s Current Report on Form 8-K/A filed with the SEC on March 5, 2020.

Following the Reorganization described in this proxy statement/prospectus, Newco will become subject to the same informational requirements as the Company was prior to the Reorganization, and will file annual, quarterly and current reports, proxy statements and other information with the SEC in accordance with the Exchange Act. The Company does not expect to be subject to such requirements following the Reorganization.

Documents Available Without Charge

You may obtain copies of these filings through the Company as described below, through the SEC or through the website maintained by the SEC at www.sec.gov. You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing to or telephoning us at the following address:

American National Insurance Company

One Moody Plaza

Galveston, Texas 77550

Telephone: (409) 766-6537

Attn: Secretary

If you would like to request documents from us, please do so by April 16, 2020 to receive them before the Annual Meeting. We will send requested documents by first-class mail within one business day after receiving the request.

You should rely only on the information contained or incorporated by reference in this proxy statement/prospectus and the registration statement of which this proxy statement/prospectus is a part to vote on the Annual Meeting proposals. No one has been authorized to provide you with information that is different from what is contained in this proxy statement/prospectus or in the incorporated documents.

This proxy statement/prospectus is dated March [●], 2020. You should not assume the information contained in this proxy statement/prospectus is accurate as of any date other than this date, and neither the mailing of this proxy statement/prospectus to stockholders nor the issuance of the Newco common stock in the Reorganization shall imply information is accurate as of any other date.

OTHER MATTERS

The Board of Directors knows of no other matters that may properly be, or which are likely to be, brought before the Annual Meeting. However, if any matters are properly brought before the Annual Meeting, the persons named in the enclosed proxy or their substitutes will vote in accordance with their best judgment on such matters.

IT IS IMPORTANT THAT PROXIES BE SUBMITTED PROMPTLY. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE URGED TO COMPLETE, SIGN, DATE, AND RETURN A PROXY CARD.

By Order of the Board of Directors

J. Mark Flippin, Secretary

Galveston, Texas

March [●], 2020

ANNEX I

AGREEMENT AND PLAN OF MERGER

by and among

American National Insurance Company

a Texas insurance company,

American National Group, Inc.,

a Delaware corporation,

and

AN MergerCo, Inc.

a Texas corporation,

Dated as of February 11, 2020

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of February 11, 2020, is among American National Insurance Company, a Texas insurance company (the “Company”), American National Group, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of the Company (“HoldingCo”), and AN MergerCo, Inc., a Texas corporation and a direct, wholly-owned subsidiary of HoldingCo (“MergerCo”).

RECITALS

WHEREAS, as of the date hereof, the authorized capital stock of the Company consists of 50,000,000 shares of common stock, $1.00 par value per share (“Company Common Stock”), of which approximately 26,887,200 shares are issued and outstanding, approximately 2,132,198 shares are reserved for issuance under the Company’s Plans (as defined below), and 3,945,249 shares are held in treasury;

WHEREAS, as of the date hereof, the authorized capital stock of HoldingCo consists of 1,000 shares of common stock, $0.01 par value (“HoldingCo Common Stock”), of which 10 shares are issued and outstanding;

WHEREAS, as of the Effective Time (as defined below), HoldingCo will have the authority to issue 55,000,000 shares, consisting of: (i) 50,000,000 shares of HoldingCo Common Stock, par value $0.01; and (ii) 5,000,000 shares of preferred stock, par value $0.01 per share (the “HoldingCo Preferred Stock”);

WHEREAS, HoldingCo and MergerCo were organized for the purpose of participating in the transactions herein contemplated;

WHEREAS, the Board of Directors of each of the Company, HoldingCo and MergerCo have unanimously determined that it is advisable and in the best interests of their respective security holders to reorganize to create a new holding company structure by merging the Company with MergerCo, with the Company being the surviving entity (sometimes hereinafter referred to as the “Surviving Company”), and converting each outstanding share of Company Common Stock into one (1) share of HoldingCo Common Stock in accordance with the terms of this Agreement;

WHEREAS, the Board of Directors of the Company has determined that it is advisable and in the best interests of its stockholders to reorganize the Company’s operations, such that the public company owned by its stockholders is incorporated in the State of Delaware, the state of incorporation of HoldingCo;

WHEREAS, the Boards of Directors of each of HoldingCo, the Company and MergerCo have adopted or approved this Agreement and the merger of the Company with MergerCo upon the terms and subject to the conditions set forth in this Agreement (the “Merger”);

WHEREAS, the Boards of Directors of each of the Company and MergerCo have declared advisable this Agreement and the Merger upon the terms and subject to the conditions set forth in this Agreement, and the Boards of Directors of each of the Company and MergerCo have unanimously determined to recommend to their respective stockholders the approval of this Agreement and the Merger, subject to the terms and conditions hereof and in accordance with the provisions of the Texas Business Organizations Code (the “TBOC”) and the Texas Insurance Code (together with the TBOC, “Applicable Law”); and

WHEREAS, for U.S. federal income tax purposes, the parties to this Agreement intend that the Merger qualify as (i) a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), with HoldingCo, MergerCo and the Company each a party to the reorganization within the meaning of Section 368(b) of the Code, and/or (ii) an exchange described in Section 351(a) of the Code; and

Agreement and Plan of Merger

WHEREAS, the parties to this Agreement also intend this Agreement to be, and hereby adopt this Agreement as, a “plan of reorganization” within the meaning of Treasury Regulations Section 1.368-2(g).

NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained in this Agreement, and intending to be legally bound hereby, the Company, HoldingCo and MergerCo hereby agree as follows:

ARTICLE 1

THE MERGER

1.1    The Merger. In accordance with Section 10.001 of the TBOC, and subject to and upon the terms and conditions of this Agreement, MergerCo shall, at the Effective Time, merge with and into the Company, the separate corporate existence of MergerCo shall cease, and the Company shall continue as the surviving entity. At the Effective Time, the effect of the Merger shall be as provided in Section 10.008 of the TBOC.

1.2    Effective Time. The Merger shall become effective upon the filing of a Certificate of Merger with the Secretary of State of the State of Texas or a later date specified therein (the “Effective Time”).

1.3    Organizational Documents of the Surviving Company.

(a)    At the Effective Time, the Articles of Incorporation of the Surviving Company shall be the Amended and Restated Articles of Incorporation of the Company as existing immediately prior to the Effective Time, until thereafter amended as provided therein and by applicable law.

(b)    At the Effective Time, the Bylaws of the Surviving Company shall be the Amended and Restated Bylaws (the “Surviving Company Bylaws”) of the Company as existing immediately prior to the Effective Time, until thereafter amended as provided therein and by applicable law.

1.4    Directors and Officers of the Surviving Company. The directors and officers of the Company immediately prior to the Effective Time shall be the initial directors and officers of the Surviving Company and will hold office from the Effective Time until their successors are duly elected or appointed and qualified in the manner provided in the Surviving Company Bylaws or as otherwise provided by law.

1.5    Directors and Officers of HoldingCo. Prior to the Effective Time, the Company, in its capacity as the sole stockholder of HoldingCo, shall take or cause to be taken all such actions as are necessary to cause (i) those persons serving as the directors of the Company immediately prior to the Effective Time to be elected or appointed as the directors of HoldingCo, with the directors serving until the earlier of the next meeting of the HoldingCo stockholders at which an election of directors is held and until their successors are elected or appointed (or their earlier death, disability or retirement), each such person to have the same committee memberships with HoldingCo as he or she held with the Company, to the extent such committees exist at HoldingCo, and (ii) those persons serving as officers of the Company immediately prior to the Effective Time to be elected or appointed as the officers of HoldingCo, each such person to have the same office(s) with HoldingCo as he or she held with the Company.

1.6    Additional Actions. Subject to the terms of this Agreement, the parties hereto shall take all such reasonable and lawful action as may be necessary or appropriate in order to effectuate the Merger and to comply with the requirements of Applicable Law. If, at any time after the Effective Time, the Surviving Company shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm, of record or otherwise, in the Surviving Company its right, title or interest in, to or under any of the rights, properties or assets of either of MergerCo or the Company acquired or

Agreement and Plan of Merger

to be acquired by the Surviving Company as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers of the Surviving Company shall be authorized to execute and deliver, in the name and on behalf of each of MergerCo and the Company, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of MergerCo and the Company or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Company or otherwise to carry out this Agreement.

1.7    Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of HoldingCo, MergerCo, the Company or the holder of any of the following securities:

(a)    Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time, but not including any shares held in treasury, which shall be automatically cancelled and retired without the payment of any consideration therefor, shall be converted into one (1) duly issued, fully paid and non-assessable share of HoldingCo Common Stock. The HoldingCo Common Stock into which the Company Common Stock shall be converted in accordance with this subsection (a) is referred to herein as the “Merger Consideration.”

(b)    The MergerCo common stock held by HoldingCo will automatically be converted into, and thereafter represent, 100% of the common stock of the Surviving Company.

(c)    Each share of HoldingCo Common Stock, if any, owned by the Company immediately prior to the Merger shall automatically be cancelled and retired and shall cease to exist.

(d)    From and after the Effective Time, holders of certificates formerly evidencing Company Common Stock shall cease to have any rights as stockholders of the Company, except as provided by law; provided, however, that such holders shall have the rights set forth in Section 1.8 herein.

(e)    In accordance with Section 10.354 of the TBOC, no appraisal rights shall be available to holders of Company Common Stock in connection with the Merger.

1.8    No Surrender of Certificates; Direct Registration of HoldingCo Common Stock. At the Effective Time, (i) each outstanding share of Company Common Stock (other than any shares of Company Common Stock to be cancelled in accordance with Section 1.7) shall automatically represent the same number of shares of HoldingCo Common Stock without any further act or deed by the stockholders of the Company. Record of ownership of HoldingCo Common Stock shall be kept in uncertificated, book entry form by HoldingCo’s transfer agent. Until thereafter surrendered for transfer or exchange in the ordinary course, each outstanding certificate that, immediately prior to the Effective Time, evidenced Company Common Stock shall, from and after the Effective Time, be deemed and treated for all corporate purposes to evidence the ownership of the same number of shares of HoldingCo Common Stock.

1.9    Stock Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of shares of Company Common Stock theretofore outstanding on the records of the Company. From and after the Effective Time, the holders of certificates representing shares of Company Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Company Common Stock, except as otherwise provided in this Agreement or by law. On or after the Effective Time, any certificates presented to HoldingCo or its transfer agent for any reason shall solely represent the right to receive the Merger Consideration issuable in respect of the shares of Company Common Stock formerly represented by such certificates without any interest thereon.

1.10    Successor Issuer. It is the intent of the parties hereto that HoldingCo be deemed a “successor issuer” of the Company in accordance with Rule 12g-3 under the Securities Exchange Act of 1934, as amended (the

Agreement and Plan of Merger

“Exchange Act”), and Rule 414 under the Securities Act of 1933, as amended (the “Securities Act”). At or after the Effective Time, HoldingCo shall file (i) an appropriate report on Form 8-K describing the Merger and (ii) appropriate pre-effective and/or post-effective amendments, as applicable, to any registration statements of the Company on Form S-8.

ARTICLE 2

ACTIONS TO BE TAKEN IN CONNECTION WITH THE MERGER

2.1    Assumption of Company Awards. At the Effective Time, all outstanding restricted stock, restricted stock units and stock appreciation rights with respect to the Company Common Stock (“Equity Awards”), then outstanding under the Company’s 1999 Stock and Incentive Plan (the “Incentive Plan”), and book value unit awards issued by the Company pursuant to its long-term incentive compensation program (“BVU Awards,” together with the Equity Awards, the “Company Awards”), whether or not then vested or exercisable, will be assumed by HoldingCo. Each Company Award so assumed by HoldingCo under this Agreement (a “HoldingCo Award”) will continue to have, and be subject to, as applicable, the same terms and conditions as set forth in the Incentive Plan and any agreements thereunder, in the case of the Equity Awards, and the applicable terms and conditions governing BVU Awards, existing immediately prior to the Effective Time (including, without limitation, the vesting schedule (without acceleration thereof by virtue of the Merger and the transactions contemplated hereby) and per share exercise price), except that each Company Award will be convertible or exercisable (or will become convertible exercisable in accordance with its terms) for, or shall be denominated with reference to, that number of shares of HoldingCo Common Stock equal to the number of shares of Company Common Stock that were subject to such Company Award immediately prior to the Effective Time.

2.2    Assignment and Assumption of Certain Agreements. Effective as of the Effective Time, the Company hereby assigns to HoldingCo, and HoldingCo hereby assumes and agrees to perform, all obligations of the Company pursuant to the Incentive Plan, each award agreement entered into pursuant to the Incentive Plan, the applicable terms and conditions governing the BVU Awards, and each outstanding Company Award granted thereunder.

2.3    Reservation of Shares. At or prior to the Effective Time, HoldingCo will reserve sufficient shares of HoldingCo Common Stock to provide for the issuance of HoldingCo Common Stock upon the vesting of applicable Company Awards outstanding under the Incentive Plan.

2.4    Registration Statement; Proxy/Prospectus. As promptly as practicable after the execution of this Agreement, the Company shall prepare and file with the Securities and Exchange Commission (the “SEC”) a proxy statement in preliminary form relating to the Stockholders’ Meeting (as hereinafter defined) (together with any amendments thereof or supplements thereto, the “Proxy Statement”), and HoldingCo shall prepare and file with the SEC a registration statement on Form S-4 (together with all amendments thereto, the “Registration Statement” and the prospectus contained in the Registration Statement together with the Proxy Statement, the “Proxy/Prospectus”), in which the Proxy Statement shall be included, in connection with the registration under the Securities Act of the shares of HoldingCo Common Stock to be issued to the stockholders of the Company as the Merger Consideration. Each of HoldingCo and the Company shall use its reasonable best efforts to cause the Registration Statement to become effective and the Proxy Statement to be cleared by the SEC as promptly as practicable, and, prior to the effective date of the Registration Statement, HoldingCo shall take all actions reasonably required under any applicable federal securities laws or state blue sky laws in connection with the issuance of shares of HoldingCo Common Stock pursuant to the Merger. As promptly as reasonably practicable after the Registration Statement shall have become effective and the Proxy Statement shall have been cleared by the SEC, the Company shall mail or cause to be mailed or otherwise make available in accordance with the Securities Act and the Securities Exchange Act, the Proxy/Prospectus to its stockholders; provided, however, that the parties shall consult and cooperate with each other in determining the appropriate time for mailing or

Agreement and Plan of Merger

otherwise making available to the Company’s stockholders the Proxy/Prospectus in light of the date set for the Stockholders’ Meeting.

2.5    Meeting of Company Stockholders. The Company shall take all action necessary in accordance with Applicable Law and its Articles of Incorporation and Bylaws to call, hold and convene a meeting of its stockholders to consider the adoption of this Agreement (the “Stockholders’ Meeting”) to be held no less than ten (10) nor more than sixty (60) days following the distribution of the definitive Proxy/Prospectus to its stockholders. The Company will use its reasonable best efforts to solicit from its stockholders proxies in favor of the approval of this Agreement and the Merger. The Company may adjourn or postpone the Stockholders’ Meeting to the extent necessary to ensure that any necessary supplement or amendment to the Proxy/Prospectus is provided to its stockholders in advance of any vote on this Agreement and the Merger or, if as of the time for which the Stockholders’ Meeting is originally scheduled (as set forth in the Proxy/Prospectus) there are insufficient shares of Company Common Stock voting in favor of the approval of this Agreement and the Merger or represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of such Stockholders’ Meeting.

2.6    Section 16 Matters. Prior to the Effective Time, the Board of Directors of the Company or an appropriate committee of non-employee directors thereof (as such term is defined for purposes of Rule 16b-3 promulgated under the Exchange Act) shall adopt a resolution consistent with the interpretive guidance of the SEC so that the receipt by any officer or director of the Company who is a covered person for purposes of Section 16(a) of the Exchange Act of shares of HoldingCo Common Stock in exchange for shares of Company Common Stock or Company Awards pursuant to this Agreement and the Merger is intended to be an exempt transaction pursuant to Section 16b-3 of the Exchange Act. Prior to the Effective Time, the Board of Directors of HoldingCo or an appropriate committee of non-employee directors (as such term is defined for purposes of Rule 16b-3 promulgated under the Exchange Act) shall adopt a resolution consistent with the interpretive guidance of the SEC so that the receipt by any officer or director of the Company or HoldingCo who is a covered person for purposes of Section 16(a) of the Exchange Act of shares of HoldingCo Common Stock or HoldingCo Award in exchange for shares of Company Common Stock or Company Awards pursuant to this Agreement and the Merger is intended to be an exempt transaction for purposes of Section 16b-3 of the Exchange Act.

ARTICLE 3

CONDITIONS OF MERGER

3.1    Conditions Precedent. The obligations of the parties to this Agreement to consummate the Merger and the transactions contemplated by this Agreement shall be subject to fulfillment by the parties hereto at or prior to the Effective Time of each of the following conditions:

(a)    The Registration Statement shall have been deemed or declared effective by the SEC under the Securities Act; no stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC; and no proceeding for that purpose shall have been initiated or, to the knowledge of HoldingCo or the Company, threatened by the SEC and not concluded or withdrawn. No similar proceeding with respect to the Proxy Statement shall have been initiated or, to the knowledge of HoldingCo or the Company, threatened by the SEC and not concluded or withdrawn.

(b)    This Agreement and the Merger shall have been approved by the requisite vote of the stockholders of the Company in accordance with Applicable Law and the Amended and Restated Articles of Incorporation of the Company, as may be amended from time to time.

(c)    The HoldingCo Common Stock to be issued pursuant to the Merger shall have been approved for listing on the NASDAQ Stock Market (the “NASDAQ”) by The NASDAQ Stock Market, LLC.

Agreement and Plan of Merger

(d)    The Company shall have made such filings, and obtained such permits, authorizations, consents, approvals or terminations or expirations of waiting periods as are required by the corporate and insurance laws and regulations of all applicable jurisdictions.

(e)    No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order that is in effect shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality that prohibits or makes illegal the consummation of the Merger or the transactions contemplated hereby.

(f)    The Company and HoldingCo shall have received a written opinion of Shearman & Sterling LLP (or other nationally recognized tax counsel reasonably acceptable to Company and HoldingCo), dated as of the closing date of the Merger, in form and substance reasonably satisfactory to the Company and HoldingCo to the effect that the Merger should constitute a “reorganization” within the meaning of Section 368(a) of the Code and/or an exchange described in Section 351(a) of the Code. In rendering its opinion, counsel shall be entitled to receive and rely upon representations contained in certificates of officers of Company or HoldingCo, reasonably satisfactory in form and substance to such counsel.

ARTICLE 4

COVENANTS

4.1    Listing of HoldingCo Common Stock. HoldingCo will use its reasonable best efforts to obtain, at or before the Effective Time, confirmation of listing on the NASDAQ of the HoldingCo Common Stock issuable pursuant to the Merger.

4.2    The Plans. The Company and HoldingCo will take or cause to be taken all actions necessary or desirable in order to implement the assumption by HoldingCo of all obligations of the Company pursuant to the Incentive Plan, each award agreement entered into pursuant to the Incentive Plan, and each outstanding Company Award granted thereunder, all to the extent deemed appropriate by the Company and HoldingCo and permitted under applicable law.

4.3    Insurance. HoldingCo shall procure insurance or cause the execution, amendment or endorsement of the insurance policies of the Company such that, upon consummation of the Merger, HoldingCo shall have insurance coverage that is substantially identical to the insurance coverage held by the Company immediately prior to the Merger.

ARTICLE 5

TERMINATION AND AMENDMENT

5.1    Termination. This Agreement may be terminated and the Merger contemplated hereby may be abandoned at any time prior to the Effective Time by action of the Board of Directors of the Company if such Board of Directors should determine that for any reason the completion of the transactions provided for herein would be inadvisable or not in the best interest of the Company or its stockholders. In the event of such termination and abandonment, this Agreement shall become void and none of the Company, HoldingCo or MergerCo or their respective security holders, directors or officers shall have any liability with respect to such termination and abandonment.

5.2    Amendment. At any time prior to the Effective Time, this Agreement may, to the extent permitted by Applicable Law, be supplemented, amended or modified by the mutual consent of the parties to this Agreement.

Agreement and Plan of Merger

ARTICLE 6

MISCELLANEOUS PROVISIONS

6.1    Governing Law. This Agreement shall be governed by and construed and enforced under the laws of the State of Texas.

6.2    Counterparts. This Agreement may be executed in one or more counterparts, each of which when executed shall be deemed to be an original but all of which shall constitute one and the same agreement.

6.3    Entire Agreement. This Agreement constitutes the entire agreement and supersedes all other agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

6.4    Severability. The provisions of this Agreement are severable, and in the event any provision hereof is determined to be invalid or unenforceable, such invalidity or unenforceability shall not in any way affect the validity or enforceability of the remaining provisions hereof.

6.5    No Third-Party Beneficiaries. Nothing contained in this Agreement is intended by the parties hereto to expand the rights and remedies of any person or entity not party hereto against any party hereto as compared to the rights and remedies which such person or entity would have had against any party hereto had the parties hereto not consummated the transactions contemplated hereby.

6.6    Tax Matters. Each of the Company and HoldingCo will comply with the recordkeeping and information reporting requirements of the Code that are imposed as a result of the transactions contemplated hereby, and will provide information reporting statements to holders of Company Common Stock at the time and in the manner prescribed by the Code and applicable Treasury Regulations.

[Signature Page Follows.]

Agreement and Plan of Merger

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

AMERICAN NATIONAL INSURANCE COMPANY,
a Texas insurance company

By:	/s/ James E. Pozzi

Name:	James E. Pozzi

Title:	President and CEO

AMERICAN NATIONAL GROUP, INC.
a Delaware Corporation

By:	/s/ James E. Pozzi

Name:	James E. Pozzi

Title:	President and CEO

AN MERGERCO, INC.,
a Texas corporation

By:	/s/ James E. Pozzi

Name:	James E. Pozzi

Title:	President and CEO

Agreement and Plan of Merger

ANNEX II

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

AMERICAN NATIONAL GROUP, INC.

ARTICLE I

NAME

The name of this Corporation is American National Group, Inc. The Corporation is a domestic for-profit corporation.

ARTICLE II

REGISTERED OFFICE AND AGENT

The Corporation’s registered office in the State of Delaware is located at 1209 Orange Street, Corporation Trust Center, Wilmington, Delaware 19801. The registered agent in charge thereof is The Corporation Trust Company.

ARTICLE III

PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

ARTICLE IV

CAPITALIZATION

A.    Authorized Capital Stock. The total number of shares of stock that the Corporation shall have authority to issue is 55,000,000, consisting of 50,000,000 shares of common stock, $0.01 par value (the “Common Stock”) and 5,000,000 shares of Preferred Stock, $0.01 par value (the “Preferred Stock”).

B.    Common Stock. Subject to the powers, preferences and rights of any Preferred Stock, including any series thereof, having any preference or priority over, or rights superior to, the Common Stock and except as otherwise provided by law and this Article IV, the holders of Common Stock shall have and possess all powers and voting and other rights pertaining to the stock of the Corporation.

1. Voting Generally. Except as otherwise provided in this Certificate of Incorporation or required by the laws of the State of Delaware, each holder of Common Stock shall be entitled to vote at all meetings of the stockholders and shall have one vote for each share of Common Stock held by such stockholder. Stockholders may vote by proxy; provided also, that, except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation (including, but not limited to, any certificate of designations relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation (including, but not limited to, any certificate of designations relating to any series of Preferred Stock) or pursuant to the DGCL.

Annex II

2. No Cumulative Voting. The holders of the Common Stock shall not have cumulative voting rights (as defined in Section 214 of the DGCL).

3. Dividends. Subject to any other provisions of this Certificate of Incorporation or the laws of the State of Delaware and to any preferential dividend rights of any then outstanding Preferred Stock, holders of Common Stock shall be entitled to receive such dividends and other distributions in cash, stock, or property of the Corporation if, as, and when declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor.

4. Liquidation, Dissolution, and Winding-Up. In the event of any liquidation, dissolution, or winding-up of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debt and liabilities of the Corporation, the holders of Common Stock shall be entitled, subject to any preferential rights of any then outstanding Preferred Stock, to receive the assets and funds of the Corporation remaining for distribution in proportion to the number of shares held by them. A merger or consolidation of the Corporation with or into any other corporation or other entity or a sale or conveyance of all or any part of the assets of the Corporation, in any such case which shall not in fact result in the liquidation of the Corporation and the distribution of assets to its stockholders, shall not be deemed to be a voluntary or involuntary liquidation or dissolution or winding up of the Corporation within the meaning of this Article IV(b)(4).

5. No Preemptive Rights. The holders of the Common Stock shall have no preemptive rights to subscribe for any shares of any class of stock of the Corporation whether now or hereafter authorized.

6. No Conversion Rights. The Common Stock shall not be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same class of the Corporation’s capital stock.

C.    Preferred Stock. The Board of Directors is authorized to provide for the issuance of shares of Preferred Stock in one or more series, and by filing a certificate pursuant to the applicable law of the State of Delaware (such certificate being hereinafter referred to as a “Preferred Stock Designation”), to establish from time to time the number of shares to be included in each such series, and to fix the powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including, without limitation, the authority to fix or alter the dividend rights, dividend rates, conversion rights, exchange rights, voting rights, rights and terms of redemption (including sinking and purchase fund provisions), the redemption price or prices, the dissolution preferences and the rights in respect to any distribution of assets of any wholly unissued series of Preferred Stock and the number of shares constituting any such series, and the designation thereof, or any of them and to increase or decrease the number of shares of any series so created, subsequent to the issue of that series but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series. There shall be no limitation or restriction on any variation between any of the different series of Preferred Stock as to the designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof; and the several series of Preferred Stock may vary in any and all respects as fixed and determined by the resolution or resolutions of the Board of Directors or by a committee of the Board of Directors, providing for the issuance of the various series of Preferred Stock.

D.    No Class Vote on Changes in Authorized Number of Shares of Preferred Stock. Subject to the special rights of any series of Preferred Stock pursuant to the terms of this Certificate of Incorporation, any certificate of designations or any resolution or resolutions providing for the issuance of such series of stock adopted by the Board of Directors, the number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereto then outstanding) by the affirmative vote of the holders of a majority of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, irrespective of the provisions of Section 242(b)(2) of the DGCL.

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E.    Owner. The Corporation shall be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation shall have notice thereof, except as expressly provided by applicable law.

ARTICLE V

LIMITATION OF DIRECTOR LIABILITY

To the fullest extent that the DGCL or any other law of the State of Delaware as it exists on the date hereof or as it may hereafter be amended permits the limitation or elimination of the liability of directors, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. No amendment or repeal of this Article V shall adversely affect any right or protection of a director of the Corporation existing prior to the time of such amendment or repeal.

ARTICLE VI

ELECTION OF DIRECTORS BY WRITTEN BALLOT

Election of directors need not be by written ballot.

ARTICLE VII

AMENDMENTS TO THE CERTIFICATE OF INCORPORATION AND BYLAWS

A.    The Corporation reserves the right to amend, alter, or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the laws of the State of Delaware, and all rights conferred herein are granted subject to this reservation.

B. The Board of Directors is expressly authorized to adopt, amend and repeal the Bylaws.

ARTICLE VIII

SECTION 203 OF THE GENERAL CORPORATION LAW

The Corporation elects not to be governed by Section 203 of the DGCL, “Business Combinations With Interested Stockholders,” as permitted under and pursuant to subsection (b)(3) of Section 203 of the DGCL.

ARTICLE IX

EXCLUSIVE JURISDICTION OF CERTAIN ACTIONS

The Court of Chancery of the State of Delaware shall, to the fullest extent permitted by applicable law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation arising pursuant to any provision of the DGCL or the Corporation’s Certificate of Incorporation or Bylaws or (iv) any action asserting a claim against the Corporation governed by the internal affairs doctrine, in each such case subject to said Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article IX.

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ARTICLE X

SEVERABILITY

If any provision or provisions of this Certificate of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Certificate of Incorporation (including, without limitation, each portion of any paragraph of this Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (ii) to the fullest extent possible, the provisions of this Certificate of Incorporation (including, without limitation, each such portion of any paragraph of this Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service to or for the benefit of the Corporation to the fullest extent permitted by law.

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ANNEX III

AMENDED AND RESTATED BYLAWS

OF

AMERICAN NATIONAL GROUP, INC.

ARTICLE I

Offices

Section 1.01 Registered Office. The registered office of American National Group, Inc. (the “Corporation”) in the State of Delaware shall be 1209 Orange Street, Corporation Trust Center, Wilmington, Delaware 19801. The name of the registered agent is The Corporation Trust Company.

Section 1.02 Other Offices. The Corporation may also have offices at such other places, both within and without the State of Delaware, as the board of directors of the Corporation (“Board of Directors” and each member thereof a “Director”) may from time to time determine or the business of the Corporation may require.

ARTICLE II

Meetings of Stockholders

Section 2.01 Place of Meetings. All meetings of the stockholders shall be held at such place or places, either within or without the State of Delaware, as may be fixed by the Board of Directors from time to time and specified in the respective notices thereof. The Board of Directors may, in its sole discretion, determine that a meeting of the stockholders shall not be held at any place, but may instead be held solely by means of remote communication in the manner authorized by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (the “DGCL”).

Section 2.02 Annual Meetings. The annual meeting of the stockholders for the purpose of electing Directors and for the transaction of such other business as may properly be brought before the meeting shall be held on such date and at such time as shall be fixed from time to time by resolution of the Board of Directors. The Board of Directors may postpone, reschedule, or cancel any annual meeting of stockholders previously scheduled by the Board of Directors.

Section 2.03 Special Meetings.

(A)    Except as otherwise expressly required by applicable law or provided in the certificate of incorporation of the Corporation (as it may be amended and restated from time to time, the “Certificate of Incorporation”), special meetings of the stockholders may be called by the Chairman of the Board, the President, a majority of the Directors, or by the Secretary, following receipt of one or more written demands to call a special meeting of the stockholders from stockholders of record who own, in the aggregate, at least a majority of the outstanding shares of stock then entitled to vote on the matter or matters to be brought before the proposed special meeting. Except as otherwise provided in this Section 2.03, the Board of Directors may postpone or reschedule any previously scheduled special meeting.

(B)    A request to the Secretary shall be delivered to him or her at the Corporation’s principal executive offices and signed by each stockholder, or a duly authorized agent of such stockholder, requesting the special meeting and shall set forth:

(i)    a brief description of each matter of business desired to be brought before the special meeting;

(ii)    the reasons for conducting such business at the special meeting;

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(iii)    the text of any proposal or business to be considered at the special meeting (including the text of any resolutions proposed to be considered and in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment); and

(iv)    the information required in these Bylaws, as applicable.

(C)    Business transacted at a special meeting requested by stockholders shall be limited to the matters described in the special meeting request; provided, however, that nothing herein shall prohibit the Board of Directors from submitting matters to the stockholders at any special meeting requested by stockholders.

(D)    A special meeting requested by stockholders shall be held at such date and time as may be fixed by the Board of Directors; provided, however, that the date of any such special meeting shall be not more than 90 days after the request to call the special meeting is received by the Secretary. Notwithstanding the foregoing, a special meeting requested by stockholders shall not be held if:

(i)    the Board of Directors has called or calls for an annual or special meeting of the stockholders to be held within 90 days after the Secretary receives the request for the special meeting and the Board of Directors determines in good faith that the business of such meeting includes (among any other matters properly brought before the meeting) the business specified in the request;

(ii)    the stated business to be brought before the special meeting is not a proper subject for stockholder action under applicable law;

(iii)    an identical or substantially similar item (a “Similar Item”) was presented at any meeting of stockholders held within 120 days prior to the receipt by the Secretary of the request for the special meeting (and, for purposes of this Section 2.03(D)(iii), the election of directors shall be deemed a Similar Item with respect to all items of business involving the election or removal of directors); or

(iv)    the special meeting request was made in a manner that involved a violation of Regulation 14A under the Exchange Act.

(E)    A stockholder may revoke a request for a special meeting at any time by written revocation delivered to the Secretary, and if, following such revocation, there are unrevoked requests from stockholders holding in the aggregate less than the requisite number of shares entitling the stockholders to request the calling of a special meeting, the Board of Directors, in its discretion, may cancel the special meeting.

Section 2.04 Notice of Meetings. Whenever stockholders are required or permitted to take action at a meeting, a written notice of the meeting of stockholders shall be given stating the place, if any, date and time of such meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and the record date for determining stockholders entitled to vote at the meeting or any adjournment thereof (if such record date is different from the record date for determining the stockholders entitled to notice of the meeting). Except as otherwise required by applicable law or provided in the Certificate of Incorporation or these Bylaws, the notice of any meeting shall be given to each stockholder entitled to notice of the meeting as of the record date for determining stockholders entitled to notice of the meeting, not less than ten (10) nor more than sixty (60) days before the date of such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation. If, prior to the time of transmittal of notice, the Secretary shall have received from any stockholder a written request that notices intended for such stockholder are to be transmitted to some address other than the address that appears on the records of the Corporation, notices intended for such stockholder shall be transmitted to the address designated in such request. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders may be given by electronic transmission in the manner provided in Section 232 of the Delaware General Corporation Law.

In the case of an annual meeting, the notice of the meeting need not specifically state the business to be transacted thereat unless such a statement is expressly required by the DGCL. In the case of a special meeting, the notice of the meeting shall specifically state the purpose or purposes for which the meeting is called.

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Whenever notice is required to be given under any statute or the Certificate of Incorporation or these Bylaws to any stockholder to whom (1) notice of two consecutive annual meetings, and all notice of meetings to such person during the period between such two consecutive annual meetings or (2) all, and at least two, payments (if sent by first class mail) of dividends or interest on securities during a twelve month period, have been mailed addressed to such person at his or her address as shown on the records of the Corporation and have been returned because undeliverable, the giving of notice to such person shall not be required. Any action or meeting which shall be taken or held without notice to such person shall have the same force and effect as if such notice had been duly given. If any such person shall deliver to the Corporation a written notice setting forth his or her then current address, the requirement that notice be given to such person shall be reinstated. In the event that the action taken by the Corporation is such as to require the filing of a certificate under the DGCL, the certificate need not state that notice was not given to persons to whom notice was not required to be given pursuant to this Section 2.04.

Section 2.05 Waiver of Notice. Any waiver of notice of any annual or special meeting of stockholders given by the stockholder entitled to notice, whether before or after such meeting, shall be deemed equivalent to notice. Neither the business to be transacted at, nor the purpose of, any meeting of stockholders need be specified in any waiver of notice thereof. Attendance of a stockholder at a meeting shall constitute a waiver of notice of such meeting, except when such stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

Section 2.06 Adjournments. Any stockholders’ meeting, annual or special, whether or not a quorum (as defined in Section 2.07 hereinafter) is present, may be adjourned from time to time to reconvene at the same or some other place, and notice need not be given of the adjourned meeting if the date, time, and place thereof are announced at the meeting at which the adjournment is taken. If the adjournment is for more than 30 days, or if after the adjournment a new record date for determining stockholders entitled to vote is fixed for the adjourned meeting, a notice of the adjourned meeting in accordance with the requirements of Section 2.04 hereof shall be given to each stockholder entitled to vote thereat. At the adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

Section 2.07 Quorum. Except as otherwise required by applicable law or the rules of any stock exchange on which the Corporation’s securities are listed or provided in the Certificate of Incorporation or these Bylaws, at any meeting of stockholders, the holders of a majority of the outstanding shares of stock entitled to vote at the meeting, whether present in person or represented by proxy, shall constitute a quorum for all purposes. If a separate vote by one or more classes or series is required, the holders of shares entitled to cast a majority of the total votes entitled to be cast by the holders of the shares of the class or classes or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on the matter. If a quorum shall fail at any meeting of stockholders, the chairman of the meeting may adjourn the meeting to another place, date or time. The stockholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Section 2.08 Voting. Except as otherwise required by applicable law or provided in the Certificate of Incorporation or these Bylaws, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share, regardless of class, held by such stockholder that has voting power upon the matter in question. All matters, other than the election of directors, presented to the stockholders at a meeting at which a quorum is present shall be decided by the affirmative vote of the holders of a majority of the shares of stock present in person or represented by proxy at the meeting and entitled to vote on the matter, except where a different vote is otherwise required by applicable law, the Certificate of Incorporation, these Bylaws, or the rules or regulations of any stock exchange applicable to the Corporation, and in which case such required vote shall be the required vote on such matter.

Section 2.09 Proxies. At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing or by a transmission permitted by law filed in

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accordance with the procedure established for the meeting. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this paragraph may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

Section 2.10 Organization. At every meeting of the stockholders, the Chairman of the Board, or in his or her absence, the President or any other officer of the Corporation designated by the Chairman of the Board, may act as chairman of the meeting. The Secretary of the Corporation, or in the Secretary’s absence, an Assistant Secretary, may act as secretary of all meetings of the stockholders. In the absence of the Secretary or Assistant Secretary, the chairman of the meeting may appoint another person to act as secretary of the meeting. The conduct of any meeting of the stockholders and the determination of procedure shall be within the absolute discretion of the chairman of the meeting. Accordingly, in any meeting of stockholders or part thereof, the chairman of the meeting shall have the sole power to determine appropriate rules or to dispense with theretofore prevailing rules, the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him or her in order. The chairman shall have the power to adjourn the meeting to another place, if any, date and time. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting.

Section 2.11 List of Stockholders. At least ten (10) days before every meeting of stockholders, the Secretary or officer that has charge of the stock ledger shall cause to be prepared and made a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. For a period of at least ten (10) days prior to the meeting, such list shall be open to examination by any stockholder for any purpose germane to the meeting during ordinary business hours, at the Corporation’s principal office. The list shall also be produced and kept at the time and place of the meeting during the whole time of the meeting, and it may be inspected by any stockholder who is present. The stock ledger shall presumptively determine the identity of the stockholders entitled to examine such stock list and to vote at the meeting and the number of shares held by them.

Section 2.12 Conduct of Meetings. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of the meeting shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting of stockholders, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The chairman of the meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the participants of the meeting that a nomination or matter or business was not properly brought before the meeting and if such chairman should so determine, such chairman shall so declare to the participants of the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

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Section 2.13 Notice of Stockholder Business and Nominations.

(A)    Annual Meetings of Stockholders. (1) Nominations of persons for election to the Board of Directors and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders only:

(a) pursuant to the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors or any committee thereof; or

(b) by or at the direction of the Board of Directors; or

(c) by any stockholder of the Corporation who was a stockholder of record of the Corporation at the time the notice provided for in this Section 2.13 is delivered to the Secretary, who is entitled to vote at the meeting and upon such election or proposed business and who complies with the notice procedures set forth in this Section 2.13.

For the avoidance of doubt, the foregoing clause (c) shall be the exclusive means for a stockholder to make nominations or propose business (other than business included in the Corporation’s proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (such act, and the rules and regulations promulgated thereunder, the “Exchange Act”)) at an annual meeting of stockholders.

(2)    For any nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to Section 2.13(A)(1)(c), the stockholder must have given timely notice thereof in writing to the Secretary and any such proposed business (other than the nominations of persons for election to the Board of Directors) must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day, nor earlier than the close of business on the one hundred twentieth (120th) day, prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation). Notwithstanding anything in the preceding sentence to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there has been no public announcement naming all of the nominees for director or indicating the increase in the size of the Board of Directors made by the Corporation at least 10 days before the last day a stockholder may deliver a notice of nomination in accordance with the preceding sentence, a stockholder’s notice required by this bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(3) Such stockholder’s notice required by Section 2.13(A)(2) shall set forth:

(a) as to each person whom the stockholder proposes to nominate for election as a Director, (i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14(a) under the Exchange Act, (ii)such person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected~~;~~, (iii) all information required by the National Association of Insurance Commissioners Biographical Affidavit and attachments, as amended or replaced, (iv) a completed questionnaire regarding the potential nominee, which may be obtained from the Secretary of the Corporation, relating solely to the stock exchange listing requirements for director independence that are applicable to the Corporation, (v) a description of any voting commitments and/or any other arrangements or

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obligations by which the person or persons is or will be bound as a director, (vi) a statement whether such person or persons, if elected, intends or intend to tender, promptly following such person’s or persons’ election or re-election, an irrevocable resignation effective upon such person’s or persons’ failure to receive the required vote for re-election at the next meeting at which such person or persons would face re-election and upon acceptance of such resignation by the Board of Directors, in accordance with these Bylaws;

(b) as to any other business that the stockholder proposes to bring before the meeting: (i) a brief description of the business desired to be brought before the meeting, (ii) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws, the language of the proposed amendment), (iii) the reasons for conducting such business at the meeting, and (iv) any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and

(c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made:

(i) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner;

(ii) (A) the class, series, and number of shares of the Corporation that are owned, directly or indirectly, beneficially and of record by each such party, (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by each such party, and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which either party has a right to vote, directly or indirectly, any shares of any security of the Corporation, (D) any short interest in any security of the Corporation held by each such party (for purposes of this Section 2.13, a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (E) any rights to dividends on the shares of the Corporation owned beneficially directly or indirectly by each such party that are separated or separable from the underlying shares of the Corporation, (F) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which either party is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (G) any performance-related fees (other than an asset-based fee) that each such party is directly or indirectly entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of each such party’s immediate family sharing the same household (which information set forth in this paragraph shall be supplemented by such stockholder or such beneficial owner, as the case may be, not later than 10 days after the record date for determining the stockholders entitled to notice of the meeting and/or to vote at the meeting to disclose such ownership as of such record date);

(iii) a description of any agreement, arrangement, or understanding with respect to the nomination or proposal between or among such stockholder and/or such beneficial owner, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing, including, in the case of a nomination, the nominee;

(iv) a description of any agreement, arrangement, or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or

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similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder and such beneficial owners, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the Corporation, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or such beneficial owner, with respect to securities of the Corporation;

(v) with respect to a nomination, any material interest of such stockholder and/or such beneficial owner, if any, in such nomination;

(vi) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination;

(vii) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock, and class or series of such capital stock, required to approve or adopt the proposal or elect the nominee and/or (b) otherwise to solicit proxies or votes from stockholders in support of such proposal or nomination; and

(viii) any other information relating to such stockholder and beneficial owner, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of Directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act.

(4)    Notwithstanding the foregoing provisions of this Section 2.13, unless otherwise required by law or determined by the Board of Directors in its sole discretion, if the nominating stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination, such nomination shall not be presented for election, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 2.13, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(B)    Special Meetings of Stockholders. If the election of Directors is included as business to be brought before a special meeting in the Corporation’s notice of meeting, then nominations of persons for election to the Board of Directors at a special meeting of stockholders may be made by any stockholder who is a stockholder of record at the time of giving of notice provided for in this Section 2.13(B) and at the time of the special meeting, who shall be entitled to vote at the meeting and who complies with the procedures set forth in this Section 2.13(B). For nominations to be properly brought by a stockholder before a special meeting of stockholders pursuant to this Section 2.13(B), the stockholder must have given timely notice thereof in writing to the Secretary. To be timely, a stockholder’s notice shall be delivered to or mailed and received at the principal executive offices of the Corporation (i) not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting, nor (ii) later than the later of one hundred twenty (120) days prior to the date of the special meeting or the tenth (10th) day following the day on which public announcement of the date of the special meeting was first made. A stockholder’s notice to the Secretary shall comply with the notice requirements of Section 2.13(A)(3).

(C)    General. (1) Except as otherwise expressly provided in any applicable rule or regulation promulgated under the Exchange Act, only such persons who are nominated in accordance with the procedures set forth in this Section 2.13 shall be eligible to be elected at an annual or special meeting of stockholders of the Corporation to serve as Directors and only such business shall be conducted at a meeting of stockholders as shall have been

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brought before the meeting in accordance with the procedures set forth in this Section 2.13. Except as otherwise provided by applicable law, the chairman of the meeting shall have the power and duty (a) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 2.13 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies or votes in support of such stockholder’s nominee or proposal), and (b) if any proposed nomination or business was not made or proposed in compliance with this Section 2.13, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted.

(2)    A stockholder providing notice of any nomination proposed to be made at an annual meeting or special meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.13 shall be true and correct as of the record date for determining the stockholders entitled to receive notice of the annual meeting or special meeting, and such update and supplement shall be delivered to or be mailed and received by the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for determining the stockholders entitled to receive notice of such annual meeting or special meeting.

(3)    For purposes of this Section 2.13, “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press, or other national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(4)    Notwithstanding the foregoing provisions of this Section 2.13, a stockholder shall also comply with all applicable requirements of the Exchange Act with respect to the matters set forth in this Section 2.13; provided however, that any references in these Bylaws to the Exchange Act are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 2.13 (including paragraphs (A)(1)(c) and (B) hereof), and compliance with paragraphs (A)(1)(c) and (B) of this Section 2.13 shall be the exclusive means for a stockholder to make nominations or submit business other than nominations. Nothing in this Section 2.13 shall be deemed to affect any rights (a) of stockholders to request inclusion of proposals or nominations in the Corporation’s proxy statement pursuant to applicable rules and regulations promulgated under the Exchange Act or (b) of the holders of any class or series of capital stock to elect Directors pursuant to any applicable provisions of the Certificate of Incorporation.

Section 2.14 Inspectors of Election. The Corporation may, and to the extent required by law, shall, appoint one or more inspectors to act at the meeting and make a written report thereof. The inspectors of election shall determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting, and the existence of a quorum. The inspectors will also count and tabulate all votes, report the result of voting, and perform such other duties as may be required by the chairman of the meeting. The Corporation may designate one or more alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting may, and to the extent required by law, shall, appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. Every vote taken by ballots shall be counted by a duly appointed inspector or inspectors.

ARTICLE III

Board of Directors

Section 3.01 General Powers. The business and affairs of the Corporation and all corporate powers will be exercised by or under authority of the Board of Directors, subject to limitations imposed by the DGCL, the

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Certificate of Incorporation or these Bylaws as to action that requires authorization or approval of the stockholders of the Corporation.

Section 3.02 Number and Term. (A) Except as otherwise provided in the Certificate of Incorporation, the number of Directors shall be determined from time to time exclusively by the Board of Directors. Directors need not be stockholders. Except as otherwise provided in the Certificate of Incorporation or these Bylaws, the Directors shall be elected at the annual meeting of the stockholders for a term expiring at the next annual meeting of the stockholders. Each Director elected shall hold office until such Director’s successor is duly elected and qualified, or until such Director’s earlier death, resignation or removal.

(B) Each Director shall be elected by the vote of the majority of the votes cast with respect to the Director at any meeting for the election of Directors at which a quorum is present, provided that if the number of nominees exceeds the number of Directors to be elected, the Directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of Directors. For purposes of this Section, a majority of the votes cast means that the number of shares voted “for” a Director must exceed the number of votes cast “against” that Director. If a nominee for Director who is not an incumbent director does not receive a majority of the votes cast, the nominee shall not be elected. The Nominating Committee has established procedures under which a director standing for reelection in an uncontested election must tender a resignation conditioned on the incumbent director’s failure to receive a majority of the votes cast. If an incumbent director who is standing for re-election does not receive a majority of the votes cast, the Nominating Committee will make a recommendation to the Board of Directors on whether to accept or reject the resignation, or whether other action should be taken. In making their determinations, the Nominating Committee and the Board of Directors may consider any factors deemed relevant. The Board of Directors will act on the Nominating Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results. The Director who tenders his or her resignation will not participate in the Nominating Committee’s recommendation or the Board of Directors’ decision.

Section 3.03 Resignation. Any Director may resign from the Board of Directors or any committee thereof at any time by giving notice in writing or by electronic transmission to the Board of Directors, the Chairman, or the Secretary and, in the case of a committee, to the committee chair of such committee, if any. A resignation is effective when the resignation is delivered unless the resignation specifies a later effective date or an effective date determined upon the happening of an event or events.

Section 3.04 Removal. Except as otherwise provided in the Certificate of Incorporation or these Bylaws, any Director may be removed, with or without cause, by the affirmative vote of the holders of a majority of the shares of stock then entitled to vote at an election of Directors. If any Directors are so removed, new Directors may be elected at the same meeting.

Section 3.05 Vacancies. Unless otherwise provided in the Certificate of Incorporation, vacancies on the Board of Directors resulting from death, resignation, removal or otherwise and newly created directorships resulting from any increase in the number of Directors shall, except as otherwise required by law, be filled solely by a majority of the Directors then in office, though less than a quorum or by the sole remaining Director (and not by the stockholders), and each Director so elected shall hold office for a term that shall coincide with the term to which such Director shall have been elected. If there are no Directors in office, then an election of Directors may be held in accordance with the DGCL. Unless otherwise provided in the Certificate of Incorporation, when one or more Directors shall resign from the Board of Directors, effective at a future date, a majority of the Directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each Director so chosen shall hold office as provided in the filling of the other vacancies. No decrease in the number of authorized Directors shall shorten the term of any incumbent Director.

Section 3.06 Place of Meetings. Directors of the Corporation may hold their meetings, both regular and special, at such places either within or without the State of Delaware as the Board of Directors may determine.

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Section 3.07 Regular Meetings. The first meeting of each newly-elected Board of Directors shall be held without further notice as soon as practicable after each annual meeting of stockholders, unless the Board of Directors shall have transacted all such business by written consent pursuant to Section 3.12 hereof. Other regular meetings of the Board of Directors may be held at such places within or without the State of Delaware and at such times as the Board of Directors may from time to time determine.

Section 3.08 Special Meetings. Special meetings of the Board of Directors may be held at any time or place within or without the State of Delaware whenever called by the Chairman of the Board of Directors, the President, or by a majority of the Directors.

Section 3.09 Notice of Meetings. Regular meetings of the Board of Directors may be held without notice. Notice of each special meeting of the Board of Directors shall be given by the Secretary or the person calling the meeting at least twenty-four (24) hours before the special meeting. Notice may be given in writing and delivered personally or mailed to the Directors at their addresses appearing on the books of the Corporation, by telecopier, by telephone, or by other means of electronic transmission. A waiver of notice, whether in writing or by electronic transmission, signed by the Director entitled to notice, whether before or after the time of the meeting referred to in such waiver, shall be deemed equivalent to notice. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in any waiver of notice thereof. Attendance of a Director at a meeting of the Board of Directors shall constitute a waiver of notice of such meeting, except when such Director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of business because the meeting is not lawfully called or convened.

Section 3.10 Quorum. At all meetings of the Board of Directors, the presence of a majority of the duly elected Directors shall constitute a quorum for the transaction of business at such meeting. The vote of a majority of the Directors present at any such meeting at which a quorum is present shall be necessary for the passage of any resolution or act of the Board of Directors, except as otherwise expressly required by applicable law, the Certificate of Incorporation, or these Bylaws. If a quorum shall not be present at any meeting of Directors, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 3.11 Committees of the Board of Directors.

(A)    Executive Committee. The Board of Directors may appoint an Executive Committee and designate the members thereof. All members of the Executive Committee shall serve at the pleasure of the Board of Directors and shall have and exercise the powers of the Board of Directors in the management of the business affairs of the Corporation, except at such time as the Board of Directors is in session, and subject to the limitations of Section 141(c)(2) of the DGCL. However, the Board of Directors shall have the power to direct, limit or control said Executive Committee by resolution at any special or regular meeting of the Board of Directors or by general rules adopted for its guidance. The Executive Committee shall not have any authority to take any action prohibited by the DGCL.

The Executive Committee shall keep regular minutes of its proceedings and report the same to the Board. The membership of the Executive Committee may, from time to time, be increased or decreased and the powers and duties of the Executive Committee may, from time to time, be changed by the Board of Directors as it may deem appropriate. The Executive Committee may be discontinued at any time by the vote of a majority of the Board of Directors.

(B)    Other Committees. The Board of Directors may from time to time designate other committees of the Board of Directors, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board of Directors and shall, for those committees and any others provided for herein, elect a Director or Directors to serve as the member or members. The Board of Directors may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such

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committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another Director to act at the meeting in the place of any such absent or disqualified member. Any committee of the Board of Directors, to the extent permitted by applicable law and to the extent provided in the resolution of the Board of Directors designating such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation, if any, to be affixed to all papers that may require it.

Section 3.12 Directors’ Consent in Lieu of Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action by the Board of Directors or of any committee thereof may be taken without a meeting if all members thereof consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 3.13 Action by Means of Telephone or Similar Communications Equipment. Any one or more members of the Board of Directors, or of any committee thereof, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

Section 3.14 Compensation. All Directors who are not full-time salaried officers shall be paid compensation for their service as Directors of the Corporation in such forms and amounts as the Board of Directors may from time to time determine. Nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor. Members of any committee of the Board of Directors may receive such compensation as the Board of Directors may from time to time provide.

Section 3.15 Interested Directors. No contract or transaction between the Corporation and one or more of its Directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are Directors or officers or have a financial interest, shall be void or voidable solely for this reason, or solely because the Director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because any such Director’s or officer’s vote is counted for such purpose if: (i) the material facts as to the Director’s or officer’s relationship or interest in and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum; or (ii) the material facts as to the Director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof or the stockholders. Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

Section 3.16 Chairman of the Board of Directors. The Chairman of the Board of Directors shall have the power to call special meetings of stockholders, to call special meetings of the Board of Directors, and, if present, to preside at all meetings of stockholders and all meetings of the Board of Directors. The Chairman shall perform such other duties incident to the office of Chairman and shall perform all such other duties and have such other powers as may from time to time be assigned to him or her by the Board of Directors or these Bylaws.

Section 3.17 Advisory Directors. The Board of Directors may appoint one or more Advisory Directors who shall serve at the pleasure of the Board. Each such Advisory Director shall be appointed annually at any regular

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meeting of the Board of Directors by a majority of the Directors present at such meeting who are not “Family Members,” as defined in the Nasdaq Listing Rules, of the Advisory Director or prospective Advisory Director, regardless of whether such Directors constitute a quorum. Advisory Directors may attend all meetings of the Board of Directors and shall be entitled to the same compensation and benefits as members of the Board of Directors. Advisory Directors shall have an advisory role only, and shall not be entitled to set policies for the Corporation or to vote at meetings of the Board of Directors, nor shall an Advisory Director be counted as or considered a Director for purposes of determining a quorum or for any other purpose. Service as an Advisory Director shall be counted together with service as a Director for purposes of determining eligibility for any benefits based upon years of service. An Advisory Director of the Corporation shall be entitled to indemnification by the Corporation as provided in the Certificate of Incorporation or Article VII herein.

Section 3.18 Directors’ Expenses. The necessary expenses incurred by the Directors and Advisory Directors in attending the meetings of the Board of Directors or any committee thereof, and also their necessary expenses when absent from the place of their residence in the discharge of the official duty of the Corporation’s business shall be paid by the Corporation.

ARTICLE IV

Officers

Section 4.01 Officers. The officers of the Corporation may consist of a President, a Chief Financial Officer, one or more Vice Presidents, a Secretary and one or more Assistant Secretaries, a Treasurer and one or more Assistant Treasurers, and a General Counsel, plus such other officers as the Board may determine from time to time. Not all officer positions need to be filled at any given time. One person may hold more than one office. The Board of Directors may delegate to any officer such duties as the Board may deem appropriate.

Section 4.02 Election; Term; Removal. The officers of the Corporation shall be elected at least annually by the Board of Directors; provided, however, that the President shall have the authority to hire or promote officers, and to prescribe their duties and authorities, in between Board meetings, in which case the Board shall consider such hirings or promotions for ratification at its next regular meeting. Officers of the Corporation shall hold office until their respective successors are chosen and qualified or until their earlier death, retirement, resignation or removal from office. Any officer may be removed, either with or without cause, by a majority of the Directors, at any regular or special meeting of the Board, or by any committee or officer to whom that power of removal may be delegated by the Board of Directors. Any officer may resign at any time by giving written notice to the Board of Directors, President or Secretary of the Corporation. Any resignation will take effect at the date of the receipt of that notice or at any later time specified in it, and, unless otherwise specified in the notice, the acceptance of that resignation will not be necessary to make it effective.

Section 4.03 The President. The President shall act as chief executive officer and shall be responsible for the overall strategic planning, management and direction of the Corporation. The President shall also be responsible for the implementation of the details of managing the business and affairs of the Corporation. He or she shall also do such other things, perform such other duties and have such other powers usually incident to the office of the President and chief executive officer of a corporation and as the Board of Directors or Executive Committee may from time to time prescribe. The President, in the absence of the Chairman of the Board, may perform the duties and exercise the powers of the Chairman of the Board.

Section 4.04 Chief Financial Officer. The Chief Financial Officer shall be the principal financial officer of the Corporation, having overall supervision of the financial operations of the Corporation. He or she shall perform all other duties and have such other powers usually incident to the office of the Chief Financial Officer of a corporation and as the Board of Directors or the President may from time to time prescribe. The Chief Financial Officer shall report directly to the President.

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Section 4.05 Vice Presidents. The Board of Directors may elect one or more Senior Executive Vice Presidents, one or more Executive Vice Presidents, one or more Senior Vice Presidents, one or more Vice Presidents, and one or more Assistant Vice Presidents. Each of such Vice Presidents shall perform such duties and have such powers as the Board of Directors, President or a more senior Vice President may from time to time prescribe.

Section 4.06 Secretary and Assistant Secretaries. The Secretary shall attend the meetings of the stockholders, Board of Directors, and all committees of the Board of Directors, keeping a full account of their proceedings, and furnishing such information, accounts, and papers as may be required and calling to their attention any matter coming under his or her province on which their action is needed. He or she shall have custody of the corporate seal with authority to affix the same, attested by his or her signature, to all instruments requiring execution under seal. He or she shall perform such other duties and have such other powers usually incident to the office of the Secretary of a corporation and as the Board of Directors or the President may prescribe. The Assistant Secretary, or if there be more than one, the Assistant Secretaries, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, President, or Secretary.

Section 4.07 Treasurer and Assistant Treasurer. The Treasurer shall have the custody of the Corporation’s funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated pursuant to resolutions adopted by the Board of Directors. The Treasurer shall disburse the funds of the Corporation, taking proper vouchers for such disbursements, and shall render to the President, Chief Financial Officer or Board of Directors, at regular meetings or when required, an account of all his or her transactions as Treasurer. The Treasurer shall perform all other duties and have such other powers usually incident to the office of the Treasurer of a corporation and as the Board of Directors, President or Chief Financial Officer may from time to time prescribe. The Assistant Treasurer, or if there be more than one, the Assistant Treasurers, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, President, Chief Financial Officer or Treasurer.

Section 4.08 General Counsel. The General Counsel, which may be an outside counsel or a firm of attorneys, shall, subject to the instructions of the Board of Directors, have charge and control of the legal business and affairs of the Corporation; shall give legal advice pertaining to the Corporation’s business submitted to Counsel by any officer of the Corporation, by the Chairman of the Board of Directors, or by the Chairman of any committee of the Board of Directors; shall prepare or cause to be prepared legal documents and papers for the Corporation; shall, at the request of the Chairman of the Board, or the President, attend any meeting of the Board of Directors or any committee of the Board of Directors; and shall perform such other services as are necessary or appropriate in the discharge of the Counsel’s responsibilities with respect to the business and affairs of the Corporation.

ARTICLE V

Stock and Stock Certificates

Section 5.01 Stock Shares With and Without Certificates. (A) Shares of the capital stock of the Corporation may be certificated or uncertificated, as provided in the DGCL.

(B)    Certificated Shares. To the extent that shares are represented by certificates, such certificates shall be in such form or forms as shall be approved by the Board of Directors. Such certificates shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued. Each certificate shall state on the face thereof the holder’s name, the number and class of shares, and the par value of such shares or a statement that such shares are without par value. The certificate shall be signed by or in the name of the Corporation by the Chairman of the Board, the President or the Secretary certifying the number of shares owned

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by such holder in the Corporation. Any or all of the signatures on a certificate may be a facsimile. In the event any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be an officer, transfer agent or register of the Corporation before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar on the date of issue. The certificate may also be sealed with the seal of the Corporation, if any, or a facsimile thereof.

Section 5.02 Lost Certificates. The Corporation may issue a new certificate in place of any certificate theretofore issued by it and alleged to have been mutilated, lost, stolen, or destroyed, upon the surrender of the mutilated certificate or, in the case of loss, theft, or destruction of the certificate, upon satisfactory proof of such loss, theft, or destruction, and the Board of Directors or the transfer agents and registrars may, in their discretion, require the record holder of the shares or his or her legal representative to give the Corporation a bond sufficient to indemnify the Corporation and applicable transfer agents and registrars against any claim made against it on account of the alleged loss, theft, or destruction of any such certificate or the issuance of such new certificate.

Section 5.03 Transfer of Shares. Registration of transfers of shares shall be made only on the books of the Corporation upon request of the registered holder of such shares, or of his or her attorney thereunto authorized by power of attorney duly executed and filed with the Secretary, and, if the shares are represented by certificates, upon the surrender of the certificate or certificates evidencing such shares properly endorsed or accompanied by a stock power duly executed, together with such proof of the authenticity of signatures as the Corporation may reasonably require. Upon surrender to the Corporation, or the transfer agent of the Corporation, of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, it shall be the duty of the Corporation or the transfer agent of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books.

Section 5.04 Registered Stockholders. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

Section 5.05 Fixing Date for Determination of Stockholders of Record. (A) In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall, unless otherwise required by applicable law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

(B)    In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which shall not be more than sixty (60) days prior to such other action. If no such record

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date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

ARTICLE VI

General Provisions

Section 6.01 Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors and unless otherwise fixed, shall be the calendar year ending December 31.

Section 6.02 Dividends. Subject to limitations contained in the DGCL, other applicable law and regulations and the Certificate of Incorporation, the Board of Directors may declare and pay dividends upon the shares of the Corporation’s capital stock, which dividends may be paid either in cash, in property or in shares of the capital stock of the Corporation.

Section 6.03 Corporate Seal. The Corporation may adopt a corporate seal, which shall have inscribed thereon the name of the Corporation and the words “Corporate Seal.” Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced.

Section 6.04 Time Periods. In applying any provision of these Bylaws which requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

Section 6.05 Reliance upon Books and Records. Each Director, each member of any committee designated by the Board of Directors, and each officer of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors so designated, or by any other person as to matters which such Director or committee member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

ARTICLE VII

Indemnification

Section 7.01 Right to Indemnification. Subject to Section 7.03 of these Bylaws, the Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law, as it now exists or may be hereinafter amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), any individual or firm (a “Covered Person”) who was or is made or is threatened to be made a party or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) (a “Proceeding”), including, but not limited to, serving as a witness without being named a defendant or respondent, by reason of the fact that he or she is or was a Director, Advisory Director, or officer of the Corporation, including, but not limited to, any individual or firm who is or was serving at the request of the Corporation as a director, advisory director, officer, partner, trustee, or administrator of any majority-owned subsidiary or an employment benefit plan of the Corporation, against all expense, liability and loss suffered (including, but not limited to, attorneys’ fees judgments, penalties, fines, excise taxes, and amounts paid in settlement) reasonably incurred or suffered by such Covered Person in connection therewith; provided, however, that, except as provided in this Article VII with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

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Section 7.02 Advancement of Expenses. The Corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by a Covered Person in defending any proceeding in advance of its final disposition, provided, however, that (i), to the extent required by applicable law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under this Article VII or otherwise and (ii) such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of a written affirmation by such Covered Person of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the Corporation under this Article VII.

Section 7.03 Success on the Merits or Otherwise. To the extent that a Covered Person has been successful on the merits or otherwise in defense of any Proceeding referred to in Section 7.01, or in defense of any claim, issue or matter therein, such Covered Person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such Covered Person in connection therewith.

Section 7.04 Requirement to Authorize Indemnification in each Specific Case. Any indemnification under Section 7.01 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Covered Person is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 7.01. Such determination shall be made, with respect to a Covered Person: (i) by a majority vote of the Directors who are not parties to such Proceeding, though less than a quorum, (ii) by a committee of such Directors designated by majority vote of such Directors, even though less than a quorum, (iii) if there are no such Directors, or if such Directors so direct, by independent legal counsel in a written opinion, or (iv) by the stockholders of the Corporation.

Section 7.05 Nonexclusive Rights. The rights conferred on any Covered Person by this Article VII shall not be deemed exclusive of any other rights to which such Covered Person may be entitled under any law, bylaw, agreement, vote of stockholders or disinterested Directors or otherwise.

Section 7.06 Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director, Advisory Director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, advisory director, officer, partner, trustee, administrator or employee of any majority-owned subsidiary or an employment benefit plan of the Corporation, against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article VII.

Section 7.07 Indemnification of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article with respect to the indemnification and advancement of expenses of Director and officers of the Corporation.

Section 7.08 General. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a Director, Advisory Director, officer or employee of the Corporation and shall inure to the benefit of the heirs, executors and administrator of such a person.

Any right to indemnification or to advancement of expenses of any Covered Person arising hereunder shall not be eliminated or impaired by an amendment to or repeal of these Bylaws after the occurrence of the act or omission that is the subject of a Proceeding for which indemnification or advancement of expenses is sought.

The Corporation’s obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, advisory director, officer, partner, trustee, administrator or employee of

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any majority-owned subsidiary or an employment benefit plan of the Corporation shall be reduced by any amount such Covered Person may collect as indemnification or advancement of expenses from such other majority-owned subsidiary or an employment benefit plan of the Corporation.

ARTICLE VIII

Amendments

Section 8.01 Amendments. These Bylaws may be amended or repealed by the Board of Directors as set forth in the Certificate of Incorporation or by the stockholders entitled to vote at any annual meeting of the stockholders or any regular meeting of the Board of Directors, or at any special or rescheduled meeting of either, if in the notice for such special or rescheduled meeting there is incorporated notice of the proposed action.

[End of Bylaws]

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